                                   EXHIBIT 2

                 Agreement and Plan of Reorganization, along with the Plan of Merger annexed thereto as Exhibit A dated as of January 27, 1994 between Union Planters Corporation and BFC Acquisition Company, Inc. and BancFirst Corporation and BANKFIRST, a Federal Savings Bank

                      AGREEMENT AND PLAN OF REORGANIZATION


                          DATED as of January 27, 1994


                                    Between



                         UNION PLANTERS CORPORATION and
                         BFC ACQUISITION COMPANY, INC.


                                      and


                           BANCFIRST CORPORATION and
                       BANKFIRST, A FEDERAL SAVINGS BANK

                                                          TABLE OF CONTENTS

                                                                                                                        Page
                                                                                                                        ----
                                        AGREEMENT AND PLAN OF REORGANIZATION

                                                      RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                     AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                     ARTICLE 1
                                                    DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        -----------

                                                     ARTICLE 2
                                            TERMS OF THE REORGANIZATION  . . . . . . . . . . . . . . . . . . . . . . . .   9

2.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        ----------
2.2     Certificate of Incorporation, Bylaws, Directors, Officers and Name of the Surviving Corporation  . . . . . . . .   9
        -----------------------------------------------------------------------------------------------
        (a)      Certificate of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ----------------------------
        (b)      Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ------
        (c)      Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ----------------------
        (d)      Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ----
2.3     Due Diligence Review . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        --------------------
2.4     Availability and Confidentiality of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        -----------------------------------------------
2.5     UPC's Right to Revise the Structure of the Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        ------------------------------------------------------
2.6     Holding Period of UPC Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
        ----------------------------------
2.7     BFC Stock Options and Treasury Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
        ------------------------------------

                                                     ARTICLE 3
                                             DESCRIPTION OF TRANSACTION  . . . . . . . . . . . . . . . . . . . . . . . .  13

3.1     Terms of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        -------------------
        (a)      Satisfaction of Conditions to Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 -------------------------------------
        (b)      Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 ----------------------------
        (c)      Conversion of Shares of INTERIM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 -------------------------------
        (d)      Conversion and Cancellation of Shares of BFC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 --------------------------------------------
        (e)      Conversion and Exchange of BFC Shares; Exchange Ratio . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 -----------------------------------------------------
        (f)      Mechanics of Payment of Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 -------------------------------------
        (g)      Stock Transfer Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 --------------------
        (h)      Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ---------------------
        (i)      Transfer of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ------------------
        (j)      Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 -------------------------
        (k)       Appraisal Rights of BFC Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 -------------------------------------
3.2     Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
        -------------------------

                                                     ARTICLE 4
                                 REPRESENTATIONS AND WARRANTIES OF UPC AND INTERIM   . . . . . . . . . . . . . . . . . .  19

4.1     Organization and Corporate Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
        ------------------------------------
4.2     Authorization, Execution and Delivery; Reorganization Agreement Not in Breach  . . . . . . . . . . . . . . . . .  20
        -----------------------------------------------------------------------------
4.3     No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
        ------------
4.4     Government Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
        --------------------
4.5     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
        --------------
4.6     UPC Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
        ------------------------
4.7     Exchange Act and Listing Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
        --------------------------------
4.8     The UPC Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
        --------------------
4.9     Licenses, Franchise, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
        ------------------------
4.10    Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
        --------------------------
4.11      Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
          -----------
4.12      Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          ----------
4.13      Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          ----------------------------------
4.14      Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          --------------------
4.15      Material Contract Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
          --------------------------
4.16      Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
          ---------------------------
4.17      Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          ----------
                                                     ARTICLE 5
                                   REPRESENTATIONS AND WARRANTIES OF BFC AND BFSB  . . . . . . . . . . . . . . . . . . .  27

5.1     Organization and Qualification of BFC and Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
        ------------------------------------------------------
5.2     Authorization, Execution and Delivery; Reorganization Agreement Not in Breach  . . . . . . . . . . . . . . . . .  28
        -----------------------------------------------------------------------------
5.3     No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
        ------------
5.4     Government and Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
        ------------------------------
5.5     Compliance With Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
        -------------------
5.6     Charter Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
        -----------------
5.7     BFC Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
        ------------------------
5.8     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
        --------------------------
5.9     Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
        --------
5.10      Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
          ----------
5.11      BFC Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
          ----------------
5.12      Condition of Fixed Assets and Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
          ---------------------------------------
5.13      Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
          -----------
5.14      Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
          ----------
5.15      Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
          -------------------
5.16      Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
          ---------
5.17      Labor and Employment Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
          ----------------------------
5.18      Records and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
          ---------------------
5.19      Capitalization of BFC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
          ---------------------
5.20      Sole Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
          --------------
5.21      Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
          ----------
5.22      Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          ----------------------------------
5.23      Allowance for Possible Loan or ORE Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          -----------------------------------------
5.24      Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
          --------------------

5.25    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
        ----------------------
5.26    Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
        ------------------
5.27    Material Contract Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
        --------------------------
5.28    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
        -------
5.29    Exchange Act and Listing Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
        --------------------------------
5.30    Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
        ---------------------------
                                                     ARTICLE 6
                                                  COVENANTS OF UPC . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

6.1     Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
        --------------------
6.2     Reservation, Listing and Registration of UPC Common Stock under the Securities Laws  . . . . . . . . . . . . . .  53
        -----------------------------------------------------------------------------------
6.3     Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
        -----------------
6.4     Conduct of Business; Notice of Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
        ---------------------------------------------
                                                     ARTICLE 7
                                             COVENANTS OF BFC AND BFSB   . . . . . . . . . . . . . . . . . . . . . . . .  54

7.1     Proxy Statement; BFC Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
        -----------------------------------------
7.2     Conduct of Business -- Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
        --------------------------------------------
7.3     Conduct of Business -- Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
        -----------------------------------------
7.4     Conduct of Business -- Certain Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
        --------------------------------------
                                                     ARTICLE 8
                                               CONDITIONS TO CLOSING   . . . . . . . . . . . . . . . . . . . . . . . . .  64
8.1     Conditions to the Obligations of BFC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
        ------------------------------------
        (a)      Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 -----------
        (b)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 ------------------------------
        (c)      Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 ---------
        (d)      Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                 -------------
        (e)      Opinion of UPC's and INTERIM's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                 --------------------------------------
        (f)      Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
                 ----------------
        (g)      Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
                 -----------
8.2     Conditions to the Obligations of UPC and INTERIM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
        ------------------------------------------------
        (a)      Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
                 -----------
        (b)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
                 ------------------------------
        (c)      Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
                 ---------
        (d)      Destruction of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                 -----------------------
        (e)      Inspections Permitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                 ---------------------
        (f)      No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                 --------------------------
        (g)      Opinion of BFC's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                 ------------------------
        (h)      Other Business Combinations, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                 --------------------------------
        (i)      Maintenance of Certain Covenants, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                 -------------------------------------
        (j)      Non-Compete Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                 ----------------------
        (k)      Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                 -----------
        (l)      Pooling of Interests Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                 -----------------------------------------
        (m)      Receipt of Affiliate Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                 ----------------------------
        (n)      Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                 ---------------------
        (o)      Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 ----------------

8.3     Conditions to Obligations of All Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
        ----------------------------------------
        (a)      No Pending or Threatened Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 -------------------------------
        (b)      Governmental Approvals and Acquiescence Obtained  . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 ------------------------------------------------
        (c)      Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 ----------------------
        (d)      Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 --------------------

                                                     ARTICLE 9
                                                    TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

9.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
        -----------
9.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
        ---------------------

                                                     ARTICLE 10
                                                 GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  76

10.1      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
          -------
10.2      Assignability and Parties in Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
          -------------------------------------
10.3      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
          -------------
10.4      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
          ------------
10.5      Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
          ------------
10.6      Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
          ---------
10.7      Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
          ----------------
10.8      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
          ------------
10.9      Modifications, Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
          -------------------------------------
10.10     Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
          --------------
10.11     Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
          -------------------
10.12     Finders and Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
          -------------------
10.13     Equitable Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
          ------------------
10.14     Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
          ---------------
10.15     Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
          ------------------------------------------
10.16     No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
          ---------
10.17     Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
          -------------------

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Reorganization Agreement") dated as of the 27th day of January, 1994, by and between UNION PLANTERS CORPORATION ("UPC"), a corporation chartered and existing under the laws of the State of Tennessee which is registered both as a bank holding company and a savings and loan holding company and whose principal offices are located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018; BFC ACQUISITION COMPANY, INC. ("INTERIM"), a corporation chartered and existing under the laws of the State of Delaware, whose principal place of business is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, and which is a wholly-owned subsidiary of UPC; BANCFIRST CORPORATION ("BFC" or "Surviving Corporation" as the context may require), a corporation chartered and existing under the laws of the State of Delaware which is a registered savings and loan holding company and whose principal offices are located at 255 Grant Street, S.E., Decatur, Morgan County, Alabama 35601; and BANKFIRST, a federal savings bank ("BFSB"), a federal savings bank, chartered and existing under the laws of the United States of America, having its main office at 255 Grant Street, S.E., Decatur, Morgan County, Alabama 35601, and which is a wholly-owned subsidiary of BFC.

         UPC, INTERIM, BFC, and BFSB are sometimes referred to herein as the "Parties."


                                    RECITALS

         A. BFC is the beneficial owner and holder of record of 1,000 shares of the common stock, $.01 par value per share, of BFSB which constitute all of the shares of common stock of BFSB issued and outstanding (the "BFSB Common Stock"), and desires to have itself and BFSB acquired by UPC on the terms and subject to the conditions set forth in this Reorganization Agreement and the accompanying Plan of Merger (attached hereto as Exhibit A) (the "Plan of Merger").

         B. UPC is the beneficial owner and holder of record of 1,000 shares of the common stock, $.01 par value per share, of INTERIM which constitute all of the shares of common stock of INTERIM issued and outstanding (the "INTERIM Common Stock"), and desires to acquire BFC and BFSB on the terms and subject to the conditions set forth in this Reorganization Agreement and the accompanying Plan of Merger.


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 1

         C. The Boards of Directors of BFC and BFSB deem it desirable and in the best interests of the shareholders of BFC (the "BFC Shareholders") that INTERIM be merged with and into BFC (which would survive the merger as the Surviving Corporation, as defined herein) on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plan of Merger (the "Merger").

         D. The Boards of Directors of UPC and INTERIM deem it desirable and in the best interests of UPC and INTERIM and the shareholders of UPC that
(i) INTERIM be merged with and into BFC on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plan of Merger.

         E. The respective Boards of Directors of UPC, INTERIM, BFC and BFSB have each adopted (or will each adopt) resolutions setting forth and adopting this Reorganization Agreement and the Plan of Merger, and have directed that this Reorganization Agreement and the Plan of Merger and all resolutions adopted by said Boards of Directors and by the BFC Shareholders related to this Reorganization Agreement, be submitted with appropriate applications to, and filed with the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Alabama State Banking Department (the "ASBD"), the Office of Thrift Supervision (the "OTS") and such other regulatory agencies or authorities as may be necessary in order to obtain all governmental authorizations required to consummate the proposed Merger and the transactions contemplated in this Reorganization Agreement in accordance with this Reorganization Agreement, the Plan of Merger and applicable law.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                   AGREEMENT

                                   ARTICLE 1

                                  DEFINITIONS

                 1.1      Definitions.  As used in this Reorganization
                          -----------
                   Agreement, the following terms have the definitions indicated:



                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 2

                 "AFFILIATE" of a party means any person, partnership, corporation, association or other legal entity directly or indirectly controlling, controlled by or under common Control, as that term is defined herein, with that party.

                 "ALABAMA CODE" shall mean the Alabama Code of 1975 Annotated, as amended.

                 "ALABAMA SUPERINTENDENT" shall mean the Superintendent of Banks of the State of Alabama.

                 "AMEX" shall mean the American Stock Exchange, or its successor, upon which shares of the BFC Common Stock are listed for trading.

                 "APPLICABLE ENVIRONMENTAL LAWS" shall have the meaning assigned to such term in Section 5.15(a) of this Reorganization Agreement.

                 "ASBD" shall mean the Alabama State Banking Department.

                 "AUDITED FINANCIAL STATEMENTS OF BFC" shall have the meaning assigned to such term in Section 5.7 of this Reorganization Agreement.

                 "BALANCE SHEET DATE" shall have the meaning assigned to such term in Section 5.8 of this Reorganization Agreement.

                 "BFC" means BANCFIRST Corporation, a corporation chartered and existing under the laws of the State of Delaware which is a registered savings and loan holding company and whose principal offices are located at 255 Grant Street, S.E., Decatur, Morgan County, Alabama 35601.

                 "BFC COMMON STOCK" has the meaning assigned to such term in
Section 3.1(d) of this Reorganization Agreement.

                 "BFC COMPANIES" shall mean BFC and all of its Subsidiaries, including BFSB and all BFSB Subsidiaries.

                 "BFC EMPLOYEE PLANS" shall mean any pension plans, profit sharing plans, deferred compensation plans, stock option plans, cafeteria plans, and any other such or related benefit plans or arrangements offered or funded by BFC or any BFC Subsidiary, including, but not limited to, BFSB, to or for the benefit of the officers, directors or employees of BFC or any BFC Subsidiary.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 3

                 "BFC RECORD HOLDERS" means the holders of record of all of the issued and outstanding shares of BFC Common Stock immediately prior to the Effective Time of the Merger.

                 "BFC SHAREHOLDERS" shall have the meaning assigned to such term in Recital D of this Reorganization Agreement.

                 "BFC STOCK OPTIONS" shall have the meaning assigned to such term in Section 2.7 of this Reorganization Agreement.

                 "BFSB" means BANKFIRST, a federal savings bank, a federal savings bank, chartered and existing under the laws of the United States of America, having its main office at 255 Grant Street, S.E., Decatur, Morgan County, Alabama 35601, and which is a wholly-owned subsidiary of BFC.

                 "BFSB COMMON STOCK" shall have the meaning assigned to such term in Recital A of this Reorganization Agreement.

                 "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

                 "BROKERED DEPOSITS" shall mean all Deposits of BFSB for which BFSB has paid a commission or an interest rate substantially above that paid by BFSB to the general depositors of BFSB.

                 "BUSINESS DAY" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a federal or state holiday generally recognized by banks in either Alabama or Tennessee.

                 "CERCLA" shall have the meaning set forth in Section 5.15(a) of this Reorganization Agreement.

                 "CLOSING" shall have the meaning assigned to such term in
Section 3.1(a) of this Reorganization Agreement.

                 "CLOSING DATE" shall have the meaning assigned to such term in
Section 3.2 of this Reorganization Agreement.

                 "COMPTROLLER" shall mean the Office of the Comptroller of the Currency, or any successor thereto.

                 "CONSIDERATION" shall mean the value to be received by the BFC Record Holders in exchange for their BFC Common Stock, such value to be determined as provided in Article 3, Section 3.1(e), of this Reorganization Agreement.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 4

                 "CONTROL" shall have the meaning assigned to such term in
Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended.

                 "DELAWARE CODE" shall mean the Delaware Code (1974 Revision), as amended.

                 "DEPOSITS" shall mean all deposits (including, but not limited to, certificates of deposit, savings accounts, NOW accounts and checking accounts) of BFSB.

                 "EFFECTIVE DATE OF THE MERGER" shall mean that date on which the Effective Time of the Merger shall have occurred.

                 "EFFECTIVE TIME OF THE MERGER" shall have the meaning assigned in Section 3.3 of the Plan of Merger and Section 3.1(b) of this Reorganization Agreement.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "EXCHANGE AGENT" shall mean Union Planters National Bank, Memphis, Tennessee, acting through its Corporate Trust Department.

                 "EXCHANGE RATIO" shall have the meaning assigned to such term in Section 3.1(e) of this Reorganization Agreement.

                 "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

                 "FEDERAL RESERVE" shall mean the Board of Governors of the Federal Reserve System and shall include the Federal Reserve Bank of St. Louis acting under delegated authority.

                 "FIXED ASSETS" shall mean the furniture, fixtures and equipment of the referenced Party.

                 "GAAP" shall mean generally accepted accounting principles, consistently applied.

                 "GOVERNMENTAL APPROVALS" shall have the meaning assigned to such term in Section 4.4 of this Reorganization Agreement.

                 "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended and recodified.

                 "HAZARDOUS SUBSTANCES" shall have the meaning set forth in
Section 5.15(a) of this Reorganization Agreement.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 5

                 "INTERIM" shall mean BFC Acquisition Company, Inc., a corporation chartered and existing under the laws of the State of Delaware, whose principal place of business is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, and which is a wholly-owned subsidiary of UPC formed solely to effect the Merger.

                 "INTERIM COMMON STOCK" shall have the meaning assigned to such term in Section 3.1(c) of this Reorganization Agreement.

                 "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended.

                 "MERGER" shall, as described in Section 2.1 of this Reorganization Agreement, mean the merger of INTERIM with and into BFC, which shall survive the Merger as the Surviving Corporation.

                 "NYSE" shall mean the New York Stock Exchange, or its successor, upon which shares of the UPC Common Stock are listed for trading.

                 "1933 ACT" shall mean the Securities Act of 1933, as amended.

                 "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "OFFICER" shall have the meaning set forth in Section 5.8(k) of this Reorganization Agreement.

                 "OTS" shall mean the Office of Thrift Supervision, or any successor thereto.

                 "PARTIES" shall mean BFC, BFSB, UPC and INTERIM collectively; BFC and BFSB on the one hand, or UPC and INTERIM on the other hand, may sometimes be referred to as a "PARTY."

                 "PENSION PLAN" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

                 "PERSON" shall mean any natural person, fiduciary, corporation, partnership, joint venture, association, business trust or any other entity of any kind.

                 "PLAN OF MERGER" shall mean the Plan of Merger substantially in the form of Exhibit A hereto to be executed by authorized representatives of BFC, UPC and INTERIM and filed with the Delaware Secretary of State along with the Certificate of





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 6

Merger in accordance with Title 8-Chapter 485-Section 251 of the Delaware Code and providing for the Merger of INTERIM with and into BFC as contemplated by
Section 2.1 of this Reorganization Agreement.

                 "PROPERTY" shall have the meaning assigned to such term in
Section 5.15(a) of this Reorganization Agreement.

                 "PROXY STATEMENT" shall mean the proxy statement to be used by BFC to solicit proxies with a view to securing the approval of the BFC Shareholders of this Reorganization Agreement and the Plan of Merger.

                 "REALTY" means the real property of BFC or BFSB owned or leased by BFC or BFSB or any Subsidiary of BFC or BFSB.

                 "RECORDS" means all available records, minutes of meetings of the Board of Directors, committees and shareholders of BFC or BFSB, original instruments and other documentation, pertaining to BFC, BFC's assets (including plans and specifications relating to the Realty), BFC's liabilities, the BFC Common Stock, the BFSB Common Stock, the Deposits and the loans, and all other business and financial records which are necessary or customary for use in the conduct of BFC's or BFSB's business by UPC and BFC on and after the Effective Time of the Merger as it was conducted prior to the Closing Date.

                 "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Reserve, the ASBD, the OTS, the SEC, or any other state or federal governmental or quasi-governmental entity which has, or may hereafter have, jurisdiction over any of the transactions described in this Reorganization Agreement.

                 "RELEASE" shall have the meaning assigned to such term in
Section 5.15(b)(i) of this Reorganization Agreement.

                 "REORGANIZATION" shall mean the Merger (as described in Section 2.1(a) of this Reorganization Agreement) and the transactions contemplated in this Reorganization Agreement and the Plan of Merger annexed hereto as Exhibit A.

                 "REORGANIZATION AGREEMENT" means this Agreement and Plan of Reorganization together with the Plan of Merger (Exhibit A) and all Exhibits and Schedules annexed to, and incorporated by specific reference as a part of, this Reorganization Agreement.

                 "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 7

                 "SEC DOCUMENTS" shall mean all reports, proxy statements and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries pursuant to the Securities Laws, whether filed, or required to be filed, with the SEC, the OTS, the Comptroller, the FDIC, the Federal Reserve or with any other Regulatory Authority pursuant to the Securities Laws.

                 "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, as well as any similar state securities laws and any similar rules and regulations promulgated by the applicable federal bank Regulatory Authorities.

                 "SHAREHOLDERS MEETING" shall mean the meeting of the BFC Shareholders to be held pursuant to Section 7.1 of this Reorganization Agreement, including any adjournment or adjournments thereof.

                 "SUBSIDIARIES" shall mean all of those corporations, banks, associations or other entities of which the entity in question owns or controls 5% or more of the outstanding voting equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity acquired
- --------  -------
through foreclosure or in satisfaction of a debt previously contracted in good faith, any such entity that owns or operates an automatic teller machine interchange network, any such entity that is a joint venture of the parent or of a Subsidiary of the parent, or any such entity the equity securities of which are owned or controlled in a fiduciary capacity or through a small business investment corporation.

                 "SURVIVING CORPORATION" shall mean BFC as the corporation resulting from the consummation of the Merger as set forth in Section 2.1(a) of this Reorganization Agreement and which shall continue to be the sole shareholder of BFSB subsequent to the Merger.

                 "TENNESSEE CODE" shall mean the Tennessee Code Annotated, as amended.

                 "UPC" shall mean Union Planters Corporation, a
Tennessee-chartered bank holding company which is also registered as a savings and loan holding company having its principal place of business in Memphis, Shelby County, Tennessee.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 8

                 "UPC COMMON STOCK" shall have the meaning set forth in Section
4.5 of this Reorganization Agreement.

                 "UPC FINANCIAL STATEMENTS" shall mean (i) the audited consolidated balance sheets and related consolidated statements of earnings, of changes in shareholders' equity, and of cash flows (including related notes) of UPC and its Subsidiaries as of December 31, 1991 and 1992 and each subsequent December 31 prior to the Effective Time of the Merger, and (ii) the related unaudited consolidated balance sheets and related consolidated statements of earnings, of changes in shareholders' equity, and of cash flows (including related notes) of UPC and its Subsidiaries for each of the quarters ended or ending after January 1, 1993, as filed by UPC in SEC Documents.

                 "UPC PREFERRED STOCK" shall have the meaning assigned to such term in Section 4.5 of this Reorganization Agreement.


                                   ARTICLE 2

                          TERMS OF THE REORGANIZATION

                 2.1      The Merger.  Subject to the satisfaction (or waiver)
                          ----------
of all of the conditions to the obligations of each of the Parties to this Reorganization Agreement, at the Effective Time of the Merger, INTERIM shall be merged with and into BFC (the "Merger"), which latter corporation (the "Surviving Corporation") shall survive the Merger and continue to be the sole shareholder of BFSB.

                 2.2      Certificate of Incorporation, Bylaws, Directors,
                          -----------------------------------------------
Officers and Name of the Surviving Corporation.
- ----------------------------------------------
                          (a)     Certificate of Incorporation.  At the
                                  ----------------------------
Effective Time of the Merger, the Certificate of Incorporation of BFC, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Certificate of Incorporation of BFC as the Surviving Corporation, unless and until the same shall be amended thereafter as provided by law and the terms of such Certificate of Incorporation.

                          (b)     Bylaws.  At the Effective Time of the Merger,
                                  -------
the Bylaws of BFC, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Bylaws of BFC as the Surviving Corporation, unless and until amended or repealed as provided by law, its Certificate of Incorporation and such Bylaws.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 9

                          (c)     Directors and Officers.  The directors and
                                  ----------------------
officers of BFC in office immediately prior to the Effective Time of the Merger shall continue to be the directors and officers of the Surviving Corporation, to hold office as provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or until they shall have been removed in the manner provided therein.

                          (d)     Name.  The name of BFC as the Surviving
                                  ----
Corporation following the Merger shall remain unchanged and continue to be:

                             BANCFIRST CORPORATION

or such corporate name as BFC shall elect to adopt.

                 2.3      Due Diligence Review.  Prior to the execution by the
                          --------------------
Parties of this Reorganization Agreement, each Party has had an opportunity to conduct a due diligence review of the books, records and operations of the other Party, including, but not limited to, a review of the Party's loan portfolios, ORE and classified assets, investment portfolios and properties, to verify the reasonableness of the Party's earnings projections, growth projections and sustained earnings prospects after consummation of the Merger at reasonable growth rates.

                 2.4      Availability and Confidentiality of Information.
                          -----------------------------------------------
Each Party shall continue to provide to the other Party, its Officers, employees, agents, and representatives access, on reasonable notice and during customary business hours, to all of the books, records, properties and facilities of the Party and shall use its best efforts to cause its Officers, employees, agents and representatives to cooperate with any of the reviewing Party's reasonable requests for information which would be customary in order to revise or update the information obtained through the reviewing Party's due diligence undertaken in accordance with Section 2.3 of this Reorganization Agreement. Each party shall keep all non-public information obtained by the other Party with respect to the transactions contemplated in this Reorganization Agreement confidential and shall not disclose or use such information in any manner without the prior written consent of the other Party.

                 2.5      UPC's Right to Revise the Structure of the
                          ------------------------------------------
Transaction.  UPC shall have the unilateral right to revise the structure of
- -----------
the corporate Reorganization contemplated by this Reorganization Agreement in order to achieve tax benefits or for any other reason which UPC may deem advisable; provided, however, that UPC shall not have the right, without the approval of the





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 10

Board of Directors of BFC, to make any revision to the structure of the Reorganization which (i) changes the amount of Consideration which the BFC Record Holders are entitled to receive (determined in the manner provided in Section 3.1(e) of this Reorganization Agreement); (ii) changes the intended tax-free effects of the Merger to UPC, INTERIM, BFC or BFSB; (iii) would permit UPC to pay the Consideration other than by delivery of shares of UPC Common Stock registered with the SEC (in the manner described in Section 6.2 of this Reorganization Agreement); or (iv) would adversely affect the employee benefits, fringe benefits or the organizational structure contemplated by this Reorganization Agreement. UPC may exercise this right of revision by giving written Notice to BFC and BFSB in the manner provided in Section 10.1 of this Reorganization Agreement which Notice shall be in the form of an amendment to this Reorganization Agreement or in the form of an Amended and Restated Agreement and Plan of Reorganization.

                 2.6  Holding Period of UPC Common Stock.  BFC and BFSB hereby
                      ----------------------------------
acknowledge and agree that, in order to qualify the Merger under the Internal Revenue Code as a tax-free reorganization and for accounting purposes as a pooling of interests under the rules and regulations promulgated by the SEC, Accounting Principles Board Opinion No. 16 and GAAP, any BFC Record Holder who would be deemed an Affiliate of BFC at the time of Closing under the Securities Laws and who accepts shares of UPC Common Stock as Consideration for the cancellation, exchange and conversion of his shares of BFC Common Stock in connection with the Merger, shall not pledge, assign, sell, transfer, devise, otherwise alienate or take any action which would eliminate or diminish the risk of owning or holding the shares of UPC Common Stock to be received by such BFC Record Holder upon consummation of the Merger, nor enter into any formal or informal agreement to pledge, assign, sell or transfer, devise, or otherwise alienate his right, title and interests in any of the shares of BFC Common Stock held prior to the Merger or UPC Common Stock to be delivered by UPC to such BFC Record Holder in connection with the Merger for a period of thirty
(30) days prior to Closing and until such time as UPC shall have publicly released a statement of UPC's earnings reflecting the combined financial results of operations of UPC and BFC for a period of not less than thirty (30) days subsequent to the Effective Time of the Merger. BFC further acknowledges and agrees that any UPC Common Stock Certificates issued in connection with the Merger to BFC Record Holders who would be deemed Affiliates of BFC or UPC at the time of Closing under the Securities Laws shall be subject to and bear a restrictive legend substantially in the form as follows:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 11

         OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") THEREUNDER. NO SALES, TRANSFERS OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (OTHER THAN A REGISTRATION STATEMENT ON SEC FORM S-4) OR UPON THE PRIOR DELIVERY TO UNION PLANTERS CORPORATION ("UPC") OF AN OPINION FROM LEGAL COUNSEL, SATISFACTORY TO UPC, IN FORM AND SUBSTANCE SATISFACTORY TO UPC AND ITS LEGAL COUNSEL, STATING THAT SUCH SALE OR OTHER DISPOSITION IS BEING MADE PURSUANT TO AND IN ACCORDANCE WITH THE REQUIREMENTS OF SEC RULES 144 AND 145 OR IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND THAT SUCH SALE OR OTHER DISPOSITION WILL NOT AFFECT THE "POOLING OF INTERESTS" ACCOUNTING TREATMENT OF THE MERGER WHICH RESULTED IN THESE SHARES BEING ISSUED. NO SALE, TRANSFER, OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNTIL AFTER THE PUBLICATION OF FINANCIAL RESULTS COVERING AT LEAST 30 DAYS OF POST MERGER COMBINED OPERATIONS OF UPC AND BANCFIRST CORPORATION. NO AGREEMENT MAY BE ENTERED INTO BY THE HOLDER OF THIS CERTIFICATE WHICH WOULD ALLOW OR REQUIRE THE SALE, TRANSFER, OR OTHER DISPOSITION OF THESE SHARES DURING THE TIME PERIOD MENTIONED ABOVE OR WHICH WOULD OTHERWISE REDUCE THE RISK BORNE BY THE SHAREHOLDER NAMED ON THE REVERSE SIDE OF THIS CERTIFICATE SUBSEQUENT TO THE CONSUMMATION OF THE MERGER.

                 2.7      BFC Stock Options and Treasury Stock.  Except as
                          ------------------------------------
described in Schedule 2.7 hereto, as of the date of this Reorganization Agreement, there are 121,487 validly issued and outstanding options to purchase shares of BFC Common Stock, 95,237 of which were issued by BFC to certain officers of BFC in connection with BFC's 1986 Stock Option and Incentive Plan and 26,250 of which were issued by BFC to outside directors of BFC in connection with the BFC Non-Incentive Stock Option Plan for Outside Directors; and no other options, rights, warrants, scrip or similar rights to purchase shares of BFC Common Stock (collectively, the "BFC Stock Options") are (or have been) issued and outstanding by BFC. It is contemplated by the Parties hereto that all validly issued and outstanding BFC Stock Options outstanding immediately prior to the Closing would be automatically converted at the Effective Time of the Merger into options to purchase shares of UPC Common Stock based on the Exchange Ratio. Therefore, in the event and to the extent that there are any BFC Stock Options validly issued and outstanding at the time of Closing, such BFC Stock Options shall at the Effective Time of the Merger automatically and without further action on the part of anyone be converted into options to purchase shares of UPC Common Stock on the same terms and conditions attributable to the BFC Stock Options to purchase





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 12 shares of BFC Common Stock in effect as of the date of this Reorganization Agreement adjusted in all respects by and in accordance with the Exchange Ratio (i.e. if an existing BFC Stock Option for the purchase of 1,000 shares of BFC Common Stock were exercisable at $6.35 per share of BFC Common Stock and the Exchange Ratio were 1.078, then at the Effective Time of the Merger such unexercised BFC Stock Option would automatically convert into an option to purchase 1,078 shares of UPC Common Stock at an exercise price of $6.35 per share). As of the date of this Reorganization Agreement, BFC has not repurchased or accelerated the purchase rights of any BFC Stock Options, nor will it repurchase or accelerate the purchase rights of any BFC Stock Options, and BFC has not repurchased any shares of its capital stock. Therefore, as of the date of this Reorganization Agreement, there are no shares of BFC Common Stock held by BFC as Treasury Stock, nor will there be any such shares at the Effective Time of the Merger.


                                   ARTICLE 3

                           DESCRIPTION OF TRANSACTION

                 3.1      Terms of the Merger.
                          -------------------
                          (a)     Satisfaction of Conditions to Closing.  After
                                  -------------------------------------
the transactions contemplated herein have been approved by the shareholders of BFC and INTERIM, and each other condition to the obligations of the Parties hereto, other than those conditions which are to be satisfied by delivery of documents by any Party to any other Party, has been satisfied or, if lawfully permitted, waived by the Party or Parties entitled to the benefits thereof, a closing (the "Closing") will be held on the date (the "Closing Date") and at the time of day and place referred to in Section 3.2 of this Reorganization Agreement. At the Closing the Parties shall use their respective best efforts to deliver the certificates, letters and opinions which constitute conditions to effecting the Merger and each Party will provide the other Parties with such proof or indication of satisfaction of the conditions to the obligations of such other Parties to consummate the Merger as such other Parties may reasonably require. If all conditions to the obligations of each of the Parties shall have been satisfied or lawfully waived by the Party entitled to the benefits thereof, the Parties shall, at the Closing, duly execute a Certificate of Merger for filing with the Secretary of State of the State of Delaware and promptly thereafter BFC and INTERIM shall take all steps necessary or desirable to consummate the Merger in accordance with all applicable laws, rules and regulations and the Plan of Merger which is attached hereto as Exhibit A and incorporated by reference as part of this





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 13

Reorganization Agreement. The Parties shall thereupon take such other and further actions as UPC shall direct or as may be required by law or this Reorganization Agreement to consummate the transactions contemplated herein.

                          (b)     Effective Time of the Merger.  Upon the
                                  ----------------------------
satisfaction of all conditions to Closing (except those conditions waived by the Parties), the Merger shall become effective on the date and at the time of filing of a Certificate of Merger with the Secretary of State of the State of Delaware or at such later date and/or time as may be agreed upon by the Parties and set forth in the Certificate of Merger so filed (the "Effective Time of the Merger").

                          (c)     Conversion of Shares of INTERIM.  At the
                                  -------------------------------
Effective Time of the Merger, each share of $.01 par value common stock of INTERIM (the "INTERIM Common Stock") issued and outstanding immediately prior to the Effective Time of The Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted into and become one share of the issued and outstanding common stock of the Surviving Corporation.

                          (d)     Conversion and Cancellation of Shares of BFC.
                                  --------------------------------------------
At the Effective Time of the Merger, each share of $.01 par value common stock of BFC (the "BFC Common Stock") validly issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted, exchanged and cancelled as provided in Section 3.1(e) hereof.

                          (e)     Conversion and Exchange of BFC Shares;
                                  -------------------------------------
Exchange Ratio.  At the Effective Time of the Merger, the outstanding shares of
- --------------
BFC Common Stock held by the BFC Record Holders immediately prior to the Effective Time of the Merger shall, without any further action on the part of anyone, cease to represent any interest (equity, shareholder or otherwise) in BFC and shall automatically be converted exclusively into, and constitute only the right of the BFC Record Holders to receive in exchange for their shares of BFC Common Stock, whole shares of UPC Common Stock and a cash payment in settlement of any remaining fractional share of UPC Common Stock in accordance with the terms and conditions of this Section 3.1(e). The shares of UPC Common Stock and the cash settlement of any remaining fractional share of UPC Common Stock deliverable by UPC to the BFC Record Holders pursuant to the terms of this Reorganization Agreement are sometimes collectively referred to herein as the "Consideration."





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 14

The number of shares of UPC Common Stock to be exchanged for each share of BFC Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be based on an exchange ratio (the "Exchange Ratio") as determined and set forth in this Section 3.1(e). The Exchange Ratio shall be determined as follows:

                                  (A)  In the event the Current Market Price
         Per Share of UPC Common Stock should be greater than or equal to $24.00 per share of UPC Common Stock, the Exchange Ratio shall be based on a fixed Exchange Ratio of 1.078 shares of UPC Common Stock for each share of BFC Common validly issued and outstanding immediately prior to the Effective Time of the Merger; and

                                  (B)  In the event the Current Market Price
         Per Share of UPC Common Stock should be less than $24.00 per share of UPC Common Stock, the Exchange Ratio shall be fixed at 1.078 shares of UPC Common Stock for each share or BFC Common Stock; provided, however,
                                                              --------  -------
         BFC shall have the right to either accept the fixed Exchange Ratio of
         1.078 or terminate the transaction in accordance with the terms and provisions of this Reorganization Agreement, provided, further, in the
                                                      --------  -------
         event BFC should elect to terminate this Reorganization Agreement in accordance with this Section 3.1(e)(B), UPC may, in its sole discretion, reinstate this Reorganization Agreement and the transactions contemplated herein by increasing the number of shares of UPC Common Stock to be delivered by UPC to the BFC Record Holders hereunder (i.e. the Exchange Ratio) based on a fixed price of $25.87 per share of BFC Common Stock divided by the Current Market Price Per
                                       ------- --
         Share of UPC Common Stock.

The Exchange Ratio as determined in this Section 3.1(e) shall be based on an aggregate of no more than 1,905,680 shares of BFC Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger and, for purposes of this paragraph, counting all unexercised BFC Stock Options issued and outstanding immediately prior to the Effective Time of the Merger as shares of BFC Common Stock so converted and exchanged; provided, however, that no
                                                --------  -------
fractional shares of UPC Common Stock shall be issued and if, after aggregating all of the shares of UPC Common Stock to which a BFC Record Holder is entitled based upon the Exchange Ratio, there shall be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to the Mechanics of Payment of the Purchase Price set forth in Section 3.1(f) hereof, which shall be calculated based upon the Current Market Price Per Share of one (1) full share of UPC Common Stock.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 15

                                  (i)  DEFINITION OF "CURRENT MARKET PRICE
         PER SHARE." The "Current Market Price Per Share" shall be the average closing price per share of the "last" real time trades (i.e., closing price) of the UPC Common Stock on the NYSE (as published in The Wall
                                                                     --------
         Street Journal) for each of the ten (10) NYSE general market trading
         --------------
         days next preceding the Closing Date on which the NYSE was open for business (the "Pricing Period"). In the event the UPC Common Stock does not trade on one or more of the trading days during the Pricing Period (a "No Trade Date"), any such No Trade Date shall be disregarded in computing the average closing price per share of UPC Common Stock and the average shall be based upon the "last" real time trades and number of days on which the UPC Common Stock actually traded during the Pricing Period.

                                  (ii) EFFECTS OF APPRAISAL RIGHTS ON THE
         EXCHANGE RATIO. The Exchange Ratio shall be unaffected by Appraisal Rights as granted under Delaware law because the BFC Common Stock is listed for trading on the AMEX, which is a "national securities exchange" as defined in rules promulgated by the SEC pursuant to the 1934 Act, and therefore, pursuant to Delaware Code Section 8-503-262, no BFC Record Holder may assert Appraisal Rights in connection with the Merger or the transactions contemplated in this Reorganization Agreement.

                                  (iii) EFFECT OF STOCK SPLITS, REVERSE STOCK
         SPLITS, STOCK DIVIDENDS AND SIMILAR CHANGES IN THE CAPITAL OF BFC. Should BFC effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Reorganization Agreement but prior to the Effective Time of the Merger, the Exchange Ratio shall be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes subject to BFC Board of Directors approval.

                          (f)     Mechanics of Payment of Consideration.  As
                                  -------------------------------------
soon as reasonably practicable, but in any event no more than five (5) Business Days after the Effective Time of the Merger, the Corporate Trust Department of Union Planters National Bank, Memphis, Tennessee (the "Exchange Agent") shall deliver to each of the BFC Record Holders such materials and information deemed necessary by the Exchange Agent to advise the BFC Record Holders of the procedures required for proper surrender of their certificates evidencing and representing shares of the BFC Common Stock in order for the BFC Record Holders to receive the Consideration. Such materials shall include, without limitation, a Letter of Transmittal, an Instruction Sheet, and a return





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 16 mailing envelope addressed to the Exchange Agent (collectively the "Shareholder Materials"). All Shareholder Materials shall be sent by United States mail to the BFC Record Holders at the addresses set forth on a certified shareholder list to be delivered by BFC to UPC at the Closing (the "Shareholder List") and shall also be made available at the Corporate Trust Department offices of the Exchange Agent. As soon as reasonably practicable thereafter, the BFC Record Holders of all of the outstanding shares of BFC Common Stock, shall deliver, or cause to be delivered, by United States Postal Service, hand delivery or any other means of delivery selected by such BFC Record Holders, to the Exchange Agent, pursuant to the Shareholder Materials, the certificates formerly evidencing and representing all of the shares of BFC Common Stock which were validly issued and outstanding immediately prior to the Effective Time of the Merger, and the Exchange Agent shall take prompt action to process such certificates formerly evidencing and representing shares of BFC Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which may be necessary to remedy any defects). Upon receipt of the proper submission of the certificate(s) formerly representing and evidencing ownership of the shares of BFC Common Stock, the Exchange Agent shall, on or prior to the 30th day after the Effective Time of the Merger, mail to the former BFC Record Holders in exchange for the certificate(s) surrendered by them, the Consideration to be paid for each such BFC Record Holder's shares of BFC Common Stock evidenced by the certificate or certificates which were cancelled and converted exclusively into the right to receive the Consideration upon the Merger becoming effective. After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the shares of BFC Common Stock of a BFC Record Holder, subject to the provisions of this Section, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Consideration into which such BFC Record Holder's shares of BFC Common Stock were converted and aggregated at the Effective Time of the Merger. Unless and until the outstanding certificate or certificates, which immediately prior to the Effective Time of the Merger evidenced and represented the BFC Record Holder's BFC Common Stock shall have been properly surrendered as provided above, the Consideration payable to the BFC Record Holder(s) of the cancelled shares as of any time after the Effective Date shall not be paid to the BFC Record Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. Each BFC Record Holder will be responsible for all federal, state and local taxes which may be incurred by him on account of his receipt of the Consideration to be paid in the Merger. The BFC Record Holder(s) of any certificate(s) which shall have been lost or destroyed may





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 17 nevertheless, subject to the provisions of this Section, receive the Consideration to which each such BFC Record Holder is entitled, provided that each such BFC Record Holder shall deliver to UPC and to the Exchange Agent: (i) a sworn statement certifying such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to UPC and the Exchange Agent which has been duly executed by a corporate surety satisfactory to UPC and the Exchange Agent, indemnifying the Surviving Corporation, UPC, the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be for the account of the BFC Record Holder.

                          (g)     Stock Transfer Books.  At the Effective Time
                                  --------------------
of the Merger, the stock transfer books of BFC shall be closed and no transfer of shares of BFC Common Stock shall be made thereafter.

                          (h)     Effects of the Merger.  At the Effective Time
                                  ---------------------
of the Merger, the separate existence of INTERIM shall cease, and INTERIM shall be merged with and into BFC which, as the Surviving Corporation, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of both BFC and INTERIM.

                          (i)     Transfer of Assets.  At the Effective Time of
                                  ------------------
the Merger, all rights, assets, licenses, permits, franchises and interests of BFC and INTERIM in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, and to choses in action shall be deemed to be vested in BFC as the Surviving Corporation by virtue of the Merger becoming effective and without any deed or other instrument or act of transfer whatsoever.

                          (j)     Assumption of Liabilities.  At the Effective
                                  -------------------------
Time of the Merger, the Surviving Corporation shall become and be liable for all debts, liabilities, obligations and contracts of BFC as well as those of INTERIM, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of BFC or INTERIM.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 18

                          (k)      Appraisal Rights of BFC Shareholders.
                                   ------------------------------------
Pursuant to the provisions of Section 8-503-262 of the Delaware Code, BFC Shareholders shall not be entitled to assert Appraisal Rights in connection with the Merger or to seek those appraisal remedies afforded by the Delaware Code because the BFC Common Stock is listed for trading on the AMEX, which is a "national securities exchange" as defined in rules promulgated by the SEC pursuant to the 1934 Act, and therefore, pursuant to Delaware Code Section 8-503-262, no BFC Record Holder may assert Appraisal Rights in connection with the Merger or the transactions contemplated in this Reorganization Agreement.

                          (l)     Reservation, Registration and Listing of
                                  ----------------------------------------
shares of UPC Common Stock.  UPC shall reserve for issuance, register under the
- --------------------------
Securities Laws and apply for listing for trading on the NYSE a sufficient number of shares of UPC Common Stock for the purpose of issuing shares of UPC Common Stock to the BFC Record Holders in accordance with the terms and conditions of this Section 3.1.

                 3.2      Time and Place of Closing.  The Closing shall take
                          -------------------------
place at 10:00 a.m. on the Business Day next preceding the date on which the Effective Time of the Merger is expected to occur, or at such other time as the Parties, acting through their chief executive officers, presidents or chief financial officers, may mutually agree (the "Closing Date"). The place of Closing shall be at Union Planters Administrative Center, Union Planters Corporation Executive Offices (Fourth Floor), 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018. The Closing may be held at such other time and place as may be mutually agreed upon by the Parties.


                                   ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF UPC AND INTERIM

                 As of the date hereof and as of the Effective Time of the Merger, UPC and INTERIM represent and warrant to BFC as follows:

                 4.1      Organization and Corporate Authority.  UPC is a
                          ------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. INTERIM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. UPC and INTERIM (i) have the requisite corporate power and authority to own, operate and lease their material properties and carry on their businesses as they are currently being conducted; (ii) are in good standing and are duly qualified to do business in each jurisdiction where





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 19 the character of their properties owned or held under lease or the nature of their business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a material adverse affect on the condition (financial or otherwise), affairs, business, assets or prospects of UPC and all UPC Subsidiaries, taken as a whole; and (iii) have in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for them to own or lease their properties and assets and to carry on their businesses as they are currently being conducted. The corporate Charter and Bylaws of UPC and the Certificate of Incorporation and Bylaws of INTERIM, as amended to date, are in full force and effect as of the date of this Reorganization Agreement.

                 4.2      Authorization, Execution and Delivery; Reorganization
                          -----------------------------------------------------
Agreement Not in Breach.
- -----------------------
                          (a)     UPC and INTERIM have all requisite corporate
power and authority to execute and deliver this Reorganization Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. This Reorganization Agreement, and all other agreements contemplated to be executed in connection herewith by UPC and INTERIM, have been (or upon execution will have been) duly executed and delivered by UPC and INTERIM, have been (or upon execution will have been) effectively authorized by all necessary action, corporate or otherwise, and, other than the approval of UPC as sole shareholder of INTERIM and UPC's Board of Directors, no other corporate proceedings on the part of UPC or INTERIM are (or will be) necessary to authorize such execution and delivery, and constitute (or upon execution will constitute) legal, valid and enforceable obligations of UPC and INTERIM, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and to the application of equitable principles and judicial discretion.

                          (b)     The execution and delivery of this
Reorganization Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice or both, would constitute a default under), or conflict with, or permit the acceleration of any obligation under, any mortgage, lease, covenant, agreement, indenture or other instrument to which UPC or INTERIM is a party or by which they or their property or any of their assets are bound; the corporate Charter and Bylaws of UPC or the Certificate of Incorporation and Bylaws of INTERIM; or any judgment, decree, order or award of any court, governmental body or arbitrator by





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 20 which UPC or INTERIM is bound; or any permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to UPC or INTERIM or their properties; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the property or assets of UPC or INTERIM, except that the Government Approvals shall be required in order for UPC and INTERIM to consummate the Merger.

                 4.3      No Legal Bar.  Neither UPC nor INTERIM is a party to,
                          ------------
subject to or bound by any agreement, judgment, order, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction which would prevent the execution of this Reorganization Agreement by UPC or INTERIM, its delivery to BFC and BFSB or the consummation of the transactions contemplated hereby, and no action or proceeding is pending against UPC or INTERIM in which the validity of this Reorganization Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby is at issue.

                 4.4      Government Approvals.  No consent, approval, order or
                          --------------------
authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by UPC or INTERIM in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated hereby by UPC or INTERIM, except for: (a) the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") of the Merger under the Bank Holding Company Act of 1956, as amended; (b) the prior approval of the Alabama State Banking Department ("ASBD") under Title 5-14A-3 et seq of the Alabama
                                                      -- ---
Code and the regulations promulgated by the ASBD thereunder; and (c) the prior approval of the Office of Thrift Supervision under the HOLA (collectively, the "Government Approvals"). Neither UPC nor INTERIM are aware of any facts, circumstances or reasons why such Government Approvals should not be forth coming or which would prevent or hinder such approvals from being obtained.

                 4.5      Capitalization.  (a) The authorized capital stock of
                          --------------
UPC consists of 10,000,000 shares of preferred stock having no par value (the "UPC Preferred Stock"), and 50,000,000 shares of common stock having a par value of $5.00 per share (the "UPC Common Stock"). As of December 31, 1993, UPC had issued and outstanding: 44,000 shares of $8.00 Nonredeemable Cumulative Convertible Preferred Stock, Series B; 690,000 shares of 10-3/8% Increasing Rate, Redeemable, Cumulative Preferred Stock, Series C; 253,655 shares of 9.5% Redeemable, Cumulative Preferred Stock, Series D; and 3,107,922 shares of 8% Cumulative, Convertible





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 21

Preferred Stock, Series E. In addition, 250,000 shares of UPC Preferred Stock have been reserved for issuance as Series A Preferred Stock pursuant to the UPC Share Purchase Rights Agreement dated January 19, 1989, between UPC and Union Planters National Bank as Rights Agent (the "UPC Share Purchase Rights Agreement"). As of December 31, 1993, 19,656,924 shares of UPC Common Stock were validly issued and outstanding.

         As of the date hereof, UPC is the holder, directly or indirectly, of all of the outstanding capital stock of its Subsidiaries, except for director qualifying shares of UPNB.

                          (b)  The authorized capital stock of INTERIM consists
of 1,000 shares of common stock having a par value of $.01 per share (the "INTERIM Common Stock") and no preferred stock. As of the date hereof, INTERIM had issued all 1,000 shares of the authorized INTERIM Common Stock to UPC. Therefore, UPC is the record holder and beneficial owner of all of the INTERIM Common Stock outstanding. INTERIM was formed by UPC solely to effect the Merger and has not incurred any debts or liabilities.

                 4.6      UPC Financial Statements.  UPC has delivered and, to
                          ------------------------
the extent reference is made to financial statements not yet available or capable of development, will deliver to BFC true and complete copies of: (i) UPC's audited Consolidated Financial Statements for the calendar years ended December 31, 1991 and 1992 (as originally issued, but without giving effect to subsequently effected business combinations accounted for as poolings of interests); (ii) UPC's unaudited consolidated financial statements for each of the calendar quarters ending in calendar year 1993 and thereafter, ending prior to the Closing Date; and (iii) upon issuance thereof, UPC's audited Consolidated Financial Statements for the calendar year ending December 31, 1993. Such financial statements and the notes thereto present fairly, or will present fairly when issued, the consolidated financial position of UPC at the respective dates thereof and the consolidated results of operations and consolidated cash flow of UPC for the periods indicated, and in each case in conformity with GAAP consistently applied and maintained.

                 4.7      Exchange Act and Listing Filings.
                          --------------------------------

         (a) The outstanding shares of UPC Common Stock are registered with the SEC pursuant to the 1934 Act and UPC has filed with the SEC all forms and reports required by law to be filed by UPC with the SEC, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 22 contained therein, in light of the circumstances under which they were made, not misleading.

         (b) The outstanding shares of UPC Common Stock are listed for trading on the NYSE (under the symbol "UPC") pursuant to the listing rules of the NYSE and UPC has filed with the NYSE all material forms and reports required by law to be filed by UPC with the NYSE, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                 4.8      The UPC Common Stock.  All shares of UPC Common Stock
                          --------------------
to be issued by UPC and delivered to the BFC Record Holders in exchange for all of the BFC Common Stock will be duly authorized, validly issued, fully paid and non-assessable, and none of such shares of UPC Common Stock will have been issued in violation of any preemptive rights of any UPC shareholders. The shares of UPC Common Stock to be delivered in payment of the Consideration shall have in all material respects such distinguishing characteristics as those of the shares of UPC Common Stock outstanding immediately prior to the Effective Time of the Merger.

                 4.9      Licenses, Franchise, Etc.  UPC and all UPC
                          ------------------------
Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses. The benefits of all of such licenses, franchises, permits and authorizations are in full force and effect and may continue to be enjoyed by UPC and all UPC Subsidiaries subsequent to the Closing of the transactions contemplated herein without any consent or approval. Neither UPC nor any UPC Subsidiary has received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or has been threatened by any governmental authority.

                 4.10     Absence of Certain Changes.  Except as disclosed in
                          --------------------------
Schedule 4.10 or as provided for or contemplated in this Reorganization Agreement, since December 31, 1992 (the "Balance Sheet Date") there has not been any material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of UPC or INTERIM.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 23

                 4.11  Tax Matters.  Except as described in Schedule 4.11
                       -----------
                   hereto:

                          (a)  all federal, state, local, and foreign tax
returns required to be filed by or on behalf of UPC and each UPC Subsidiary have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before the date of this Reorganization Agreement, and all returns filed are, and the information contained therein is, complete and accurate. All tax obligations reflected in such returns have been paid. As of the date of this Reorganization Agreement, there is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to UPC or any UPC Subsidiary except as fully reserved for in the UPC Financial Statements. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

                          (b)  Neither UPC nor any UPC Subsidiary has executed
an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

                          (c)  Adequate provision for any federal, state,
local, or foreign taxes due or to become due for UPC and all UPC Subsidiaries for all periods through and including December 31, 1992, has been made and is reflected on the December 31, 1992 financial statements included in the UPC Financial Statements, and have been and will continue to be made with respect to periods ending after December 31, 1992.

                          (d)  Deferred taxes of BFC and each UPC Subsidiary
have been and will be provided for in accordance with GAAP.

                          (e)  To the best knowledge of UPC and INTERIM,
neither the Internal Revenue Service nor any foreign, state, local or other taxing authority is now asserting or threatening to assert against UPC or any UPC Subsidiary any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All material income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon UPC by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by UPC or any UPC Subsidiary, either have been paid in full, or have been properly accrued and reflected in UPC's





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 24

Financial Statements referred to in Section 4.6 of this Reorganization
Agreement.

                 4.12      Litigation.  Except as set forth in Schedule 4.12
                           ----------
hereto, there is no action, suit or proceeding pending against UPC or any UPC Subsidiary, or to the best knowledge of UPC or INTERIM threatened against or affecting UPC, any UPC Subsidiary or any of their assets, before any court or arbitrator or any governmental body, agency or official that (i) would, if decided against UPC or the UPC Subsidiary, have a material adverse impact on the business, properties, assets, liabilities, condition (financial or other) or prospects of UPC or INTERIM and that are not reflected in the UPC Financial Statements or (ii) has been brought by or on behalf of any employee employed or formerly employed by UPC or any UPC Subsidiary.

                 4.13      Absence of Undisclosed Liabilities.  Except as
                           ----------------------------------
described Schedule 4.13 hereto, neither UPC nor any UPC Subsidiary has any obligation liability (contingent or otherwise) that is material to the financial condition or operations of UPC or any UPC Subsidiary, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of UPC or any UPC Subsidiary (i) except as disclosed in the UPC Financial Statements delivered to UPC prior to the date of this Reorganization Agreement or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Reorganization Agreement. Since December 31, 1992, neither UPC nor any UPC Subsidiary has incurred or paid any obligation or liability which would be material to the financial condition or operations of UPC or such UPC Subsidiary, except for obligations paid in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to UPC or any UPC Subsidiary.

                 4.14      Compliance with Laws.  UPC and each UPC Subsidiary:
                           --------------------
                           (a)  Is in compliance with all laws, rules,
regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of UPC or any UPC Subsidiary, or which would or could reasonably be expected to subject UPC or any UPC Subsidiary or any of its directors or officers to civil money penalties; and





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 25

                          (b)  Has received no notification or communication
from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that UPC or any UPC Subsidiary is not in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which, as a result of such noncompliance, would result in a material adverse impact on UPC or any UPC Subsidiary, (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of UPC or any UPC Subsidiary, or (iii) requiring UPC or any UPC Subsidiary to enter into a cease and desist order, consent, agreement, or memorandum of understanding.

                 4.15  Material Contract Defaults.  Neither UPC nor any UPC
                       --------------------------
Subsidiary is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a material adverse effect on UPC or any UPC Subsidiary, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                 4.16  Statements True and Correct.  None of the information
                       ---------------------------
prepared by, or on behalf of, UPC or any UPC Subsidiary regarding UPC, INTERIM or any other UPC Subsidiary included or to be included in the Proxy Statement to be mailed to BFC's shareholders in connection with the BFC's Shareholders Meeting, and any other documents to be filed with the SEC, or any other Regulatory Authority in connection with the transaction contemplated herein, will, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of BFC, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the BFC's Shareholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the BFC's Shareholders Meeting. All documents which UPC or any UPC Subsidiary is responsible for filing with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 26 applicable law, including applicable provisions of the Securities Laws and the rules and regulations issued thereunder.

                 4.17  Disclosure.  The information concerning, and the
                       ----------
representations or warranties made by UPC and/or INTERIM as set forth in this Reorganization Agreement, or in any document, statement, certificate or other writing furnished or to be furnished by UPC and/or INTERIM to BFC and BFSB pursuant hereto, do not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to BFC and BFSB by UPC and/or INTERIM pursuant hereto were or will be complete and accurate copies of such documents.


                                   ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF BFC AND BFSB

         As of the date hereof and as of the Effective Time of the Merger, BFC and BFSB represent and warrant to UPC and INTERIM as follows:

                 5.1  Organization and Qualification of BFC and Subsidiaries.
                      ------------------------------------------------------
BFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (a) has all requisite corporate power and authority to own, operate and lease its material properties and to carry on its business as it is currently being conducted; (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a material adverse affect on the condition (financial or otherwise), affairs, business, assets or prospects of BFC and all BFC Subsidiaries, taken as a whole; and (c) is a registered savings and loan holding company with the OTS. Each BFC Subsidiary is duly chartered, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation and (a) has all requisite corporate power and authority to own, operate and lease its material properties and to carry on its business as it is currently being conducted and (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 27 to so qualify would individually or in the aggregate have a material adverse affect on the condition (financial or otherwise), affairs, business, assets or prospects of BFC and all BFC Subsidiaries, taken as a whole. BFC and each of its Subsidiaries have in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for them to own or lease their respective properties and assets and to carry on their business as it is currently being conducted. BFSB is a federal stock chartered savings bank, duly organized, validly existing and in good standing under the laws of the United States of America and engages only in activities (and holds properties only of the types) permitted by the HOLA and the rules and regulations promulgated by the OTS thereunder or the FDIC for insured depository institutions. BFSB's deposit accounts are insured by the Savings Association Insurance Fund (the "SAIF") as administered by the FDIC to the fullest extent permitted under applicable law.

                 5.2      Authorization, Execution and Delivery; Reorganization
                          -----------------------------------------------------
Agreement Not in Breach.
- -----------------------
                          (a)     BFC and BFSB have all requisite power and
authority to execute and deliver this Reorganization Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the proposed transaction have been duly authorized by majorities of the entire Boards of Directors of both BFC and BFSB and, except for the approval of the BFC Shareholders, no other corporate proceedings on the part of BFC are necessary to authorize the execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby. This Reorganization Agreement and all other agreements and instruments herein contemplated to be executed by BFC and BFSB have been (or upon execution will have been) duly executed and delivered by BFC and BFSB and (subject to any requisite shareholder approval hereof) constitute (or upon execution will constitute) legal, valid and enforceable obligations of BFC and BFSB, subject, as to enforceability, to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

                          (b)     The execution and delivery of this
Reorganization Agreement and the Plan of Merger, the consummation of the transaction contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof will not result in a violation or breach of any of the terms or provisions of, or





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 28 constitute a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), or conflict with, or permit the acceleration of, any obligation under any mortgage, lease, covenant, agreement, indenture or other instrument to which BFC or any BFC Subsidiary is a party or by which BFC or any BFC Subsidiary is bound; the Certificate of Incorporation and Bylaws of BFC or the Federal Stock Charter and Bylaws of BFSB; or any judgment, decree, order, regulatory letter of understanding or award of any court, governmental body, authority or arbitrator by which BFC or any BFC Subsidiary is bound; or (subject to the receipt of the Government Approvals) any permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to BFC or any BFC Subsidiary or the properties of any of them; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the properties or assets of BFC or any BFC Subsidiary where any such violation, conflict, breach, default, lien, termination, acceleration or creation described in this Section 5.2 would have, individually or in the aggregate, a material adverse effect on the condition (financial or other), affairs, business, assets, or prospects of BFC and all BFC Subsidiaries, taken as a whole.

                 5.3      No Legal Bar.   Neither BFC nor BFSB is a party to,
                          ------------
or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental authority or body, or any law which would prevent the execution of this Reorganization Agreement or the Plan of Merger by BFC or BFSB, the delivery thereof to UPC and INTERIM, or the consummation of the transaction contemplated hereby and thereby, and no action or proceeding is pending against BFC or BFSB in which the validity of this Reorganization Agreement, the transaction contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with the transaction contemplated hereby is at issue.

                 5.4      Government and Other Approvals.  Except for the
                          ------------------------------
Government Approvals described in Section 4.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by BFC or BFSB in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated by this Reorganization Agreement nor is any consent or approval of this Reorganization Agreement required from any landlord, licensor or other non-governmental party which has granted rights to BFC or BFSB in order to avoid forfeiture or impairment of such rights. Neither BFC nor BFSB are aware of any facts,





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 29 circumstances or reasons why such Government Approvals should not be forth coming or which would prevent or hinder such approvals from being obtained.

                 5.5      Compliance With Law.  BFC and all BFC Subsidiaries
                          -------------------
hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses, and BFC and BFSB as the owners of the Realty have complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over BFC's or BFSB's properties or over any other part of BFC's or BFSB's assets, liabilities or operations, the breach or violation of which would have, individually or in the aggregate, a material adverse effect on the condition (financial or other), affairs, business, assets, or prospects of BFC or any BFC Subsidiary, taken as a whole. The benefits of all of such licenses, franchises, permits and authorizations are in full force and effect and may continue to be enjoyed by BFC and BFSB subsequent to the Closing of the transactions contemplated herein without any consent or approval. Neither BFC nor any BFC Subsidiary has received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or has been threatened by any governmental authority.

                 5.6      Charter Documents.  Included in Schedule 5.6 hereto
                          -----------------
are true and correct copies of the Certificate of Incorporation and Bylaws of BFC and the Federal Stock Charter and Bylaws of BFSB, respectively. The Certificate of Incorporation and Bylaws of BFC and the Federal Stock Charter and Bylaws of BFSB, as amended to date, are in full force and effect.

                 5.7      BFC Financial Statements.  Accompanying Schedule 5.7
                          ------------------------
hereto are true copies of the audited consolidated balance sheets of BFC as of September 30, 1993, the audited consolidated balance sheets of BFC as of September 30, 1992, and selected financial data for BFC as of September 30, 1991, 1990 and 1989, and the related consolidated statements of income and changes in stockholders' equity and cash flows of BFC and BFSB for the years ended September 30, 1993, 1992 and 1991 (the "Audited Financial Statements of BFC") and the comparative interim (or annual) financial statements for any subsequent quarter (or year) ending after September 30, 1993 and prior to the Closing Date. Such financial statements (i) were (or will be) prepared from the books and records of BFC and BFSB; (ii) were (or will be) prepared in accordance with generally accepted accounting principles consistently applied;
(iii) accurately present (or will present) BFC's and BFSB's consolidated financial condition and the consolidated results of their operations, changes in





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 30 stockholders' equity and cash flows at the relevant dates thereof and for the periods covered thereby; (iv) in the opinion of BFC's management do contain or reflect (or will contain and reflect) all necessary adjustments and accruals for an accurate presentation of BFC's and BFSB's consolidated financial condition and the consolidated results of BFC's and BFSB's operations and cash flows as stated including any amendments thereto for the periods covered by such financial statements; (v) in the opinion of BFC's management do contain and reflect (or will contain and reflect) adequate provisions for loan losses, for ORE reserves and for all reasonably anticipatable liabilities for all taxes, federal, state, local or foreign, with respect to the periods then ended; and (vi) in the opinion of BFC's management do contain and reflect (or will contain and reflect) adequate provisions for all reasonably anticipated liabilities for Post Retirement Benefits Other Than Pensions ("OPEB") pursuant to FASB 106 and 112.

                 5.8      Absence of Certain Changes.  Except as disclosed in
                          --------------------------
Schedule 5.8 or as provided for or contemplated in this Reorganization Agreement, since September 30, 1993 (the "Balance Sheet Date") there has not been:

                          (a)     any transaction having a value in excess of
One Hundred Thousand Dollars ($100,000) by BFC or BFSB not in the ordinary course of business and in conformity with past practice;

                          (b)     any material adverse change in the business,
property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of BFC or BFSB;

                          (c)     any damage, destruction or loss, whether or
not covered by insurance, which has had or may have a material adverse effect on any of the properties, business or prospects of BFC or BFSB or their future use and operation by BFC or BFSB;

                          (d)     any acquisition or disposition by BFC or BFSB
of any property or asset of BFC or BFSB, whether real or personal, having a fair market value, singularly or in the aggregate, in an amount greater than Fifty Thousand Dollars ($50,000), except in the ordinary course of business and in conformity with past practice or with respect to the disposition of repossessed or foreclosed assets at fair value;

                          (e)     any mortgage, pledge or subjection to lien,
charge or encumbrance of any kind on any of the respective properties or assets of BFC or BFSB, except to secure extensions





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 31 of credit in the ordinary course of business and in conformity with past practice;

                          (f)     any amendment, modification or termination of
any contract or agreement, relating to BFC or BFSB, to which BFC or BFSB is a party which would have a material adverse effect upon the financial condition or operations of BFC or BFSB.

                          (g)     any increase in, or commitment to increase,
the compensation payable or to become payable to any officer, director, employee or agent of BFC or BFSB, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases made in the ordinary course of business not exceeding the greater of ten percent (10%) per annum or $6,000 for any of them individually;

                          (h)     any incurring of, assumption of, or taking
of, by BFC or BFSB, any property subject to, any liability, except for liabilities incurred or assumed or property taken subsequent to the Balance Sheet Date in the ordinary course of business and in conformity with past practice;

                          (i)     any material alteration in the manner of
keeping the books, accounts or Records of BFC or BFSB, or in the accounting policies or practices therein reflected, except as may be required by GAAP or the OTS;

                          (j)     any release or discharge of any obligation or
liability of any person or entity related to or arising out of any loan made by BFC or BFSB of any nature whatsoever, except in the ordinary course of business and in conformity with past practice; or

                          (k)     to the best of BFC's and BFSB's knowledge,
information and belief any loan (except credit card loans, passbook loans or home loans) by BFC or BFSB to any Officer, director or known 2% shareholder of BFC or BFSB or any Affiliate of BFC or BFSB; or to any member of the immediate family of such Officer, director or 2% shareholder of BFC or BFSB or any Affiliate of BFC; or to any Person in which such Officer, director or 2% shareholder directly or indirectly owns beneficially or of record ten percent (10%) or more of any class of equity securities in the case of a corporation, or of any equity interest, in the case of a partnership or other non-corporate entity; or to any trust or estate in which such Officer, director or 2% shareholder has a ten percent (10%) or more beneficial interest; or as to which such Officer, director or 2% shareholder serves as a trustee or in a similar capacity. As used in this Section 5.8, "Officer" shall refer to a person





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 32 who holds the title of chairman, president, executive vice president, senior vice president, controller, secretary, cashier or treasurer or who performs the normal duties of such officer whether or not he or she is compensated for such service or has an official title.

                 5.9      Deposits.  None of the BFSB Deposits is a Brokered
                          --------
Deposit or subject to any encumbrance, legal restraint or other legal process. Except as set forth in Schedule 5.9, no portion of the Deposits represents a Deposit by any Affiliate of BFC or BFSB.

                 5.10  Properties.  Except as described in Schedule 5.10 hereto
                       ----------
or in the opinion of management of BFC and BFSB adequately reserved against in the Audited Financial Statements of BFC, BFC and each BFC Subsidiary has good and marketable title free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the Audited Financial Statements of BFC as being owned by BFC or any BFC Subsidiary as of the dates thereof. All buildings, and all fixtures, equipment, and other property and assets that are material to the business of BFC and its Subsidiaries on a consolidated basis, held under leases or subleases by BFC or any BFC Subsidiary, are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be pending).

                 5.11  BFC Subsidiaries.  Schedule 5.11 hereto lists all of the
                       ----------------
active and inactive BFC Subsidiaries (including any BFSB Subsidiary) as of the date of this Reorganization Agreement and describes generally the business activities conducted, or permitted to be conducted, by each BFC Subsidiary. No equity securities of any of the BFC Subsidiaries are or may become required to be issued (other than to BFC or BFSB) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any BFC Subsidiary, and there are no contracts, commitments, understandings, or arrangements by which any BFC Subsidiary is bound to issue (other than to BFC) any additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. All of the shares of capital stock of each BFC Subsidiary held by BFC or by any BFC Subsidiary are fully paid





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 33 and nonassessable and are owned by BFC or such BFC Subsidiary free and clear of any claim, lien, or encumbrance of any nature whatsoever, whether perfected or not.

                 5.12  Condition of Fixed Assets and Equipment.  Except as
                       ---------------------------------------
disclosed in Schedule 5.12 hereto, each item of BFC's or BFSB's fixed assets and equipment having a net book value in excess of Twenty Thousand Dollars ($20,000) included in the Fixed Assets is in good operating condition and repair, normal wear and tear excepted.

                 5.13  Tax Matters.  Except as described in Schedule 5.13
                       -----------
hereto:

                          (a)  all federal, state, local, and foreign tax
returns required to be filed by or on behalf of BFC and each BFC Subsidiary have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before the date of this Reorganization Agreement, and all returns filed are, and the information contained therein is, complete and accurate in all material respects. All tax obligations reflected in such returns have been paid. As of the date of this Reorganization Agreement, there is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to BFC or any BFC Subsidiary except as fully reserved for in the Audited Financial Statements of BFC. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

                          (b)  Neither BFC nor any BFC Subsidiary has executed
an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

                          (c)  To the best of the knowledge, information and
belief of the management of BFC and BFSB, adequate provision for any federal, state, local, or foreign taxes due or to become due for BFC and all BFC Subsidiaries for all periods through and including September 30, 1993, has been made and is reflected on the September 30, 1993 financial statements included in the Audited Financial Statements of BFC, and have been and will continue to be made with respect to periods ending after September 30, 1993.

                          (d)  Deferred taxes of BFC and each BFC Subsidiary
have been and will be provided for in accordance with GAAP.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 34

                          (e)  To the best knowledge of BFC and BFSB, neither
the Internal Revenue Service nor any foreign, state, local or other taxing authority is now asserting or threatening to assert against BFC or any BFC Subsidiary any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All material income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon BFC by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by BFC or any BFC Subsidiary, either have been paid in full, or have been properly accrued and reflected in the Audited Financial Statements of BFC referred to in
Section 5.7 of this Reorganization Agreement.

                 5.14  Litigation.  Except as set forth in Schedule 5.14
                       ----------
hereto or otherwise reflected in the Audited Financial Statements of BFC, there is no action, suit or proceeding pending against BFC or any BFC Subsidiary, or to the best knowledge of BFC or BFSB threatened against or affecting BFC, any BFC Subsidiary or any of their assets, before any court or arbitrator or any governmental body, agency or official that (i) would, if decided against BFC or the BFC Subsidiary, have a material adverse impact on the business, properties, assets, liabilities, condition (financial or other) or prospects of BFC or BFSB taken as a whole and that are not reflected in the Audited Financial Statements of BFC or (ii) has been brought by or on behalf of any employee employed or formerly employed by BFC or any BFC Subsidiary.

                 5.15  Hazardous Materials.  All statements made by BFC and any
                       -------------------
BFC Subsidiaries in this Section 5.15 are made to the best of the knowledge, information and belief of BFC and such BFC Subsidiaries. For purposes of this
Section 5.15, the term "knowledge, information and belief" means that of the directors and officers of BFC and all BFC Subsidiaries and includes their actual knowledge as well as that which could have been obtained by a reasonably prudent person in exercise of reasonable inquiry; provided, however, such
                                                  --------  -------
inquiry shall not be construed to require a Phase I environmental survey, unless under the specific facts and circumstances a reasonably prudent person would do so.

                          (a)  BFC and all BFC Subsidiaries have obtained
all permits, licenses and other authorizations which are required to be obtained by BFC or its Subsidiaries with respect to the Property (as defined herein) under all Applicable Environmental Laws (as defined herein) except to the extent that failure to have such permits, licenses, or authorizations would not have a material adverse effect on the consolidated financial condition,





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 35 operations, business or prospects of BFC or any BFC Subsidiary. All Property controlled, directly or indirectly, by BFC or any BFC Subsidiary is in compliance with the terms and conditions of all of such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Applicable Environmental Laws or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except as described in detail in Schedule 5.15 hereto and except to the extent that failure to have such permits, licenses, or authorizations would not have a material adverse effect on the consolidated financial condition, operations, business or prospects of BFC or any BFC Subsidiary. For purposes hereof, the following terms shall have the following meanings:

                 "APPLICABLE ENVIRONMENTAL LAWS" shall mean all federal, state, local and municipal environmental laws, rules or regulations to the extent applicable to the Property, including, but not limited to, (a) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq. ("CERCLA"); (b) the Resource Conservation and Recovery
             -- ---
Act, 42 U.S.C.  Section 6901 et seq. "RCRA"; (c) the Federal Water Pollution
                             -- ---
Control Act, 33 U.S.C. Section 1251 et seq.; (d) the Clean Air Act, 42 U.S.C.
                                    -- ---
Section 7401 et seq.; (e) the Hazardous Materials Transportation Act, 49 U.S.C.
             -- ---
Section 1471 et seq.; (f) the Toxic Substances Control Act, 15 U.S.C. Section
             -- ---
2601 et seq.; (g) the Emergency Planning and Community Right-to-Know Act, 42
     -- ---
U.S.C.  Section 11001 et seq.; (h) the National Environmental Policy Act, 42
                      -- ---
U.S.C. Section 4321 et seq.; (i) the Rivers and Harbours Act of 1899, 33 U.S.C.
                    -- ---
Section 401 et seq.; (j) the Occupational Safety and Health Act, 29 U.S.C.
            -- ---
Section 651 et seq.; (k) the Safe Drinking Water Act, 42 U.S.C. Section 300(f)
            -- ---
et seq.; (l) the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; (m)
- -- ---                                                             -- ---
the Hazardous Waste Management Act of 1977, Sections 68-46-101 et seq. of the
                                                               -- ---
Tennessee Code; (n) the Hazardous Waste Management Act of 1983, Sections 68-46-201 et seq. of the Tennessee Code; (o) the Hazardous Waste Reduction Act
          -- ---
of 1990, Sections 68-46-301 et seq. of the Tennessee Code; (p) the Petroleum
                            -- ---
Underground Storage Tank Act, Sections 68-58-101 et seq. of the Tennessee Code;
                                                 -- ---
(q) any amendments to the foregoing Acts as adopted from time to time on or before the Closing; (r) all Alabama laws comparable to the laws set forth above; and (s) any rule, regulation, order, injunction, judgment, declaration or decree implementing or interpreting any of the foregoing Acts or laws, as amended.

                 "HAZARDOUS SUBSTANCES" shall mean any substance, material, waste, or pollutant that is now (or prior to the Closing) listed, defined, characterized or regulated as





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 36 hazardous, toxic or dangerous under or pursuant to any statute, law, ordinance, rule or regulation of any federal, state, regional, county or local governmental authority having jurisdiction over the Property of BFC or any BFC Subsidiary or its use or operation, including, without limitation, (a) any substance, material, element, compound, mixture, solution, waste, chemical or pollutant listed, defined, characterized or regulated as hazardous, toxic or dangerous under any Applicable Environmental Laws, (b) petroleum, petroleum derivatives or by-products, and other hydrocarbons, (c) polychlorinated biphenyls (PCBs), asbestos and urea formaldehyde, and (d) radioactive substances, materials or waste.

                 "PROPERTY" shall be deemed to include, but shall not be limited to, all real property owned, controlled, leased or held by BFC or a BFC Subsidiary, in whole or in part, solely or in a joint venture or other business arrangement, either for operational or investment purposes, and whether assigned, purchased, or obtained through foreclosure (or similar action) or in satisfaction of debts previously contracted.

                          (b)     In addition, except as set forth in Schedule
5.15(b) hereto:

                                  (i)      No notice, notification, demand,
         request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending by any governmental or other entity with respect to any alleged failure by BFC or any BFC Subsidiary to have any permit, license or authorization required in connection with the conduct of the business of BFC or any BFC Subsidiary or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. Section 9601(22) ("Release"), of any Hazardous Substances generated by BFC or any Affiliate of BFC at the Property;

                                  (ii)      None of the Property has received
         or held any Hazardous Substances in such amount and in such manner as to constitute a violation of the Applicable Environmental Laws, and no Hazardous Substances have been Released or disposed of on, in or under any of the Property during or prior to BFC's or any BFC Subsidiary's occupancy thereof, or during or prior to the occupancy thereof by any assignee or sublessee of BFC or any BFC Subsidiary, except in compliance with all Applicable Environmental Laws;

                                  (iii)  There are no Hazardous Substances
         being stored at any Property or located in, on or upon, any





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 37

         Property (including the subsurface thereof) or installed or affixed to structures or equipment on the Property; and there are no underground storage tanks for Hazardous Substances, active or abandoned, at any Property; and

                                  (iv)      No Hazardous Substances have been
         Released in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any Property.

                          (c)      Neither BFC nor any Affiliate of BFC has
transported or arranged for the transportation of any Hazardous Substances to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the CERCLA Information System ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the owner of the Property for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                          (d)     Except as set forth in Schedule 5.15(d), no
Hazardous Substances have been generated, recycled, treated, stored, disposed of or Released by, BFC or any Affiliate of BFC in violation of Applicable Environmental Laws.

                          (e)     No oral or written notification of a Release
of Hazardous Substances has been filed by or on behalf of BFC or any Affiliate of BFC relating to the Property and no Property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                          (f)     There are no liens arising under or pursuant
to any Applicable Environmental Laws on any Property, and no government actions have been taken or, to the best knowledge of BFC, threatened, or are in process which could subject any of such properties to such liens and none of the Property would be required to place any notice or restriction relating to the presence of Hazardous Substances at any Property in any deed to such Property.

                          (g)     Except as described in Schedule 5.15(g)
hereto, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of BFC or any Affiliate of BFC in relation to any Property, which have not been made available to UPC.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 38

                          (h)     Neither BFC nor BFSB is aware of any facts
which might suggest that BFC or any BFC Subsidiary has engaged in any management practice with respect to any of its past or existing borrowers which could reasonably be expected to subject BFC or any BFC Subsidiary or the Property to any liability, either directly or indirectly, under the principles of law as set forth in United States v. Fleet Factors Corp., 901 F.2d 1550
                       -----------------------------------
(11th Cir. 1990), as modified by 40 C.F.R. Part 300.

                 5.16      Insurance.  BFC and BFSB have paid all material
                           ---------
amounts due and payable under any insurance policies and guaranties applicable to BFC and BFSB and BFC's or BFSB's assets and operations; all such insurance policies and guaranties are in full force and effect; BFC and BFSB and all of BFC's and BFSB's material assets, businesses, Realty and other material properties are insured against fire, casualty, theft, liability, loss, interruption, title and such other events against which it is customary to insure, all such insurance policies being in amounts that are adequate and consistent with past practice and experience; and the fidelity bonds in effect as to which BFC or BFSB is a named insured are believed by BFC to be sufficient.

                 5.17      Labor and Employment Matters.  Except as reflected
                           ----------------------------
in Schedule 5.17 hereto, there is no (i) collective bargaining agreement or other labor agreement to which BFC or any BFC Subsidiary is a party or by which any of them is bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, purchase, retainer, consulting, retirement, welfare or incentive plan or contract to which BFC or any BFC Subsidiary is a party or by which it is bound; or (iii) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any of the employees of BFC or any BFC Subsidiary. No party to any such agreement, plan or contract is in default with respect to any material term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. Neither BFC nor any BFC Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws that remains unresolved respecting employment and employment practices, terms and conditions of employment and wages and hours. BFC and each BFC Subsidiary have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to its employment practices, employee disabilities, wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authorities, except for failures to comply with such laws which would not have a material adverse





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 39 effect on the business or operations of BFC and the BFC Subsidiaries taken as a whole, and BFC and each BFC Subsidiary have withheld and paid to the appropriate governmental authorities or are holding for payment not yet due to such authorities, all amounts required to be withheld from the employees of BFC and each BFC Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.
Except as set forth in Schedule 5.17, there is no: unfair labor practice complaint against BFC or any BFC Subsidiary pending before the National Labor Relations Board or any state or local agency; pending labor strike or other labor trouble affecting BFC or any BFC Subsidiary; labor grievance pending against BFC or any BFC Subsidiary; pending representation question respecting the employees of BFC or any BFC Subsidiary; pending arbitration proceedings arising out of or under any collective bargaining agreement to which BFC or any BFC Subsidiary is a party, or to the best knowledge of BFC, any basis for which a claim may be made under any collective bargaining agreement to which BFC or any BFC Subsidiary is a party.

                 5.18  Records and Documents.  The Records of BFSB are and will
                       ---------------------
be sufficient to enable BFSB to continue conducting its business as a Federal savings bank under similar standards as BFSB has heretofore conducted such business.

                 5.19  Capitalization of BFC.  The authorized capital stock
                       ---------------------
of BFC consists of 3,200,000 shares of common stock having a par value of $.01 per share (the "BFC Common Stock"), 400,000 shares of preferred stock having a par value of $.01 per share (the "BFC Preferred Stock") and no other class of equity security. As of the date of this Reorganization Agreement, a total of 1,784,193 shares of BFC Common Stock were issued and outstanding, no shares of BFC Common Stock were held by BFC as treasury stock and no shares of BFC Preferred Stock were issued and outstanding. All of the outstanding BFC Common Stock is validly issued, fully-paid and nonassessable and has not been issued in violation of any preemptive rights of any BFC Shareholder. Except as described in Section 2.7 of this Reorganization Agreement or as described on
Schedule 5.19 hereto, as of the date hereof, there are no outstanding securities or other obligations which are convertible into BFC Common Stock or into any other equity or debt security of BFC, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued BFC Common Stock or any other equity or debt security of BFC. Accordingly, immediately prior to the Effective Time of the Merger, there will be not more than 1,905,680 shares of BFC Common Stock issued and outstanding. Except as set forth in Schedule 5.19 hereto, BFC





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 40 owns and is the beneficial record holder of, and has good and freely transferable title to, all of the 1,000 shares of BFSB Common Stock outstanding, and recorded on the books and Records of BFSB as being held in its name, free and clear of all liens, charges or encumbrances, and such stock is not subject to any voting trusts, agreements or similar arrangements or other claims which could effect the ability of BFC to freely vote such stock in support of the transactions contemplated herein.

                 5.20  Sole Agreement.  Except as described in Schedule 5.20
                       --------------
hereto, with the exception of this Reorganization Agreement, neither BFC, nor BFSB, nor any Subsidiary of either has been or is a party to: any letter of intent or agreement to merge, to consolidate, to sell or purchase assets (other than in the normal course of its business) or to any other agreement which contemplates the involvement of BFC or BFSB or any Subsidiary of either (or any of their assets) in any business combination of any kind; or any agreement obligating BFC or BFSB to issue or sell or authorize the sale or transfer of BFC Common Stock or the capital stock of BFSB. Except as described in Schedule
5.20 hereto, there are no (nor will there be at the Effective Time of the Merger any) shares of capital stock or other equity securities of BFC outstanding, except for shares of BFC Common Stock presently issued and outstanding, and there are no (nor will there be at the Effective Time of the Merger any) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of BFC or BFSB, or contracts, commitments, understandings, or arrangements by which BFC or BFSB is or may be bound to issue additional shares of their capital stock or options, warrants, or rights to purchase or acquire any additional shares of their capital stock. There are no (nor will there be at the Effective Time of the Merger any) contracts, commitments, understandings, or arrangements by which BFC or any BFC Subsidiary is or may be bound to transfer or issue to any third party any shares of the capital stock of any BFC Subsidiary, and there are no (nor will there be at the Effective Time of the Merger any) contracts, agreements, understandings or commitments relating to the right of BFC to vote or to dispose of any such shares.

                 5.21  Disclosure.  The information concerning, and
                       ----------
representations and warranties made by, BFC and BFSB set forth in this Reorganization Agreement, or in the Schedules of Exceptions of BFC hereto, or in any document, statement, certificate or other writing furnished or to be furnished by BFC or BFSB to UPC and INTERIM pursuant hereto, does not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein necessary





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 41 to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to UPC or INTERIM by BFC or BFSB pursuant hereto were or will be complete and accurate copies of such documents.


                 5.22  Absence of Undisclosed Liabilities.  Except as described
                       ----------------------------------
in Schedule 5.22 hereto, to the best of the knowledge, information and belief of BFC and BFSB neither BFC nor any BFC Subsidiary has any obligation or liability (contingent or otherwise) that is material to the financial condition or operations of BFC or any BFC Subsidiary, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of BFC or any BFC Subsidiary (i) except as disclosed in the Audited Financial Statements of BFC delivered to UPC prior to the date of this Reorganization Agreement or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Reorganization Agreement. Since September 30, 1993, neither BFC nor any BFC Subsidiary has incurred or paid any obligation or liability which would be material to the financial condition or operations of BFC or such BFC Subsidiary, except for obligations paid by BFC or BFSB under the terms of this Reorganization Agreement (all such obligations or payments are fully described by BFC in Schedule 5.22 hereto) or in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to BFC or any BFC Subsidiary.

                 5.23  Allowance for Possible Loan or ORE Losses.  To the best
                       -----------------------------------------
of the knowledge, information and belief of BFC and BFSB, the allowance for possible loan losses shown on the Audited Financial Statements of BFC is (with respect to periods ended on or before September 30, 1993) or will be (with respect to periods ending subsequent to September 30, 1993) adequate in all respects to provide for anticipated losses inherent in Loans outstanding or for commitments to extend credit or similar off-balance-sheet items (including accrued interest receivable) as of the dates thereof. Except as disclosed in
Schedule 5.23 hereto, as of the date thereof, neither BFC nor BFSB has any Loan which has been criticized or classified by bank examiners representing any Regulatory Authority or by its independent auditors as "Other Assets Especially Mentioned," "Substandard," "Doubtful" or "Loss" or as a "Potential Problem Loan."

         The allowance for possible losses on other real estate ("ORE") shown on the Audited Financial Statements of BFC is (with





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 42 respect to periods ended on or before September 30, 1993) or will be (with respect to periods ending subsequent to September 30, 1993) adequate in all respects to provide for anticipated losses inherent in ORE owned or held by BFC or any BFC Subsidiary and the net book value of ORE on the Balance Sheet of the Audited Financial Statements of BFC is the fair value of the ORE in accordance with Statement of Position 92-3.

                 5.24  Compliance with Laws.  BFC and each BFC Subsidiary:
                       --------------------
                          (a)  To the best of the knowledge, information and
belief of the management of BFC and each BFC Subsidiary, is in compliance with all laws, rules, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of BFC or any BFC Subsidiary, or which would or could reasonably be expected to subject BFC or any BFC Subsidiary or any of its directors or officers to civil money penalties; and

                          (b)  Has received no notification or communication
from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that BFC or any BFC Subsidiary is not in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which, as a result of such noncompliance, would result in a material adverse impact on BFC or any BFC Subsidiary, (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of BFC or any BFC Subsidiary, or (iii) requiring BFC or any BFC Subsidiary to enter into a cease and desist order, consent, agreement, or memorandum of understanding.

                 5.25  Employee Benefit Plans.
                       ----------------------
                          (a)     BFC has previously provided to UPC true and
complete copies of each "employee pension benefit plan," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") which, to the best of its knowledge, is subject to any provision of ERISA and covers any employee, whether active or retired, of BFC or any BFC Subsidiary or any other entity which is a member of a controlled group or is under common control with BFC or its Subsidiaries in the manner defined and further described in Section 414(b), (c), or (m) of the Internal Revenue Code of 1986 (the "Code"). Such plans are





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 43 hereinafter referred to collectively as the "Employee Pension Benefit Plans", and each such Employee Pension Benefit Plan is listed in Schedule 5.25(a) hereto. BFC has also provided to UPC true and complete copies of all trust agreements, collective bargaining agreements, and insurance contracts related to such Employee Pension Benefit Plans.

                          To the best knowledge of BFC and its Subsidiaries,
each Employee Pension Benefit Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Copies of the latest determination letters concerning the qualified status of each Employee Pension Benefit Plan which is intended to be qualified under Section 401(a) of the Code have been provided to UPC. Requests for determination letters relating to amendments required to cause such Employee Pension Benefit Plans to be in compliance with the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984 were timely filed and have been received by BFC and its Subsidiaries. Requests for determination letters relating to any subsequent amendments to such plans which are currently pending have been provided to UPC. All such requests were timely and properly filed and appropriate notice of any such filing was timely and properly provided to affected plan participants and beneficiaries.

                          To the best of the knowledge, information and belief
of BFC and BFSB, each of the Employee Pension Benefit Plans has been operated in substantial conformity with the written provisions of the applicable plan documents which have been delivered to UPC and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations including, but not limited to, ERISA and the Code, which are applicable to such Employee Pension Benefit Plans. To the extent that the operation of an Employee Pension Benefit Plan has deviated from the written provisions of the plan, such operational deviations have been disclosed in Schedule 5.25(a) hereto. All such deviations have been made in conformity with applicable laws, including ERISA and the Code.

                          With respect to Employee Pension Benefit Plans which
are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of Code Section 6047, all required annual reports and annual returns, or such other documents as may have been required as alternative means of compliance with the annual report requirement, have been timely filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date have been delivered





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 44 to UPC. With respect to Employee Pension Benefit Plans which complied with the annual return requirement by satisfaction of an alternate compliance method, any documents required to be filed with the Department of Labor in satisfaction of such requirements have been provided to UPC.

                          With respect to all Employee Pension Benefit Plans
which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were required to be filed with the Department of Labor and distributed to participants and beneficiaries have been timely filed and distributed. Copies of all such summary plan descriptions have been delivered to UPC. No Employee Pension Benefit Plan constitutes a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                          No Employee Pension Benefit Plan subject to Part III
of Subtitle B of ERISA or Section 412 of the Code, or both, has incurred an "accumulated funding deficiency" within the meaning of Code Section 412, whether or not waived. All required contributions to all Employee Pension Benefit Plans have been timely made. Any penalties or taxes which have been incurred by BFC or its subsidiaries or by any Employee Pension Benefit Plan with respect to the timing or amount of payment of any contribution to an Employee Pension Benefit Plan have been timely paid. The limitations of Code
Section 415 have not been exceeded with respect to any Employee Pension Benefit Plan or combination of such plans to which such limitations apply.

                          No "reportable event" (as described in Section
4043(b) of ERISA) has occurred with respect to any Employee Pension Benefit Plan. No Employee Pension Benefit Plan or any trust created thereunder, nor any "disqualified person" with respect to the plan (as defined in Section 4975 of the Code), has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code, which could subject such Employee Pension Benefit Plan, any such trust or any such disqualified person (other than a person for whom neither BFC nor any BFC Subsidiary is directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Code.

                          No condition exists with regard to any Employee
Pension Benefit Plan which constitutes grounds for the termination of such plan pursuant to Section 4042 of ERISA.

                          The fair market value of the assets of any Employee
Pension Benefit Plan which is subject to Title IV of ERISA (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of all benefits accrued





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 45 under any such plan, determined on a termination basis using the assumptions established by the Pension Benefit Guaranty Corporation as in effect on such date. Neither BFC nor its Subsidiaries have incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. The termination of any Code Section 401(a) qualified Employee Pension Benefit Plan previously terminated by BFC or any BFC Subsidiary did not adversely affect the qualification of such Employee Pension Benefit Plan. The distribution of the assets of any such Employee Pension Benefit Plan was made or is currently being made in conformity with the requirements of that Employee Pension Benefit Plan and of applicable legal requirements and has not resulted in, will not result in, and is reasonably not anticipated to result in the assessment of any tax, penalty, or excise tax against such pension plan, its related trusts, the fiduciary and administrators of the Employee Pension Benefit Plan, BFC or its Subsidiaries, or any disqualified person (as defined in Code Section 4975) with respect to the Employee Pension Benefit Plan.

                          Except as disclosed in Schedule 5.25(a) hereto, all
Employee Pension Benefit Plans were in effect for substantially all of calendar year 1992. There has been no material amendment of any such plans (other than amendments required to comply with applicable law) or material increase in the cost of maintaining such plans or providing benefits thereunder on or after the last day of the plan year which ended in calendar year 1992 for each such Employee Pension Benefit Plan.

                          BFC has provided to UPC copies of the annual
actuarial valuation or allocation report for each Employee Pension Benefit Plan for the three (3) plan years for such plan immediately preceding the current date. With regard to Employee Pension Benefit Plans which are not intended to be qualified under Section 401(a) of the Code, copies of financial statements or reports containing information regarding the expense of maintaining any such Employee Pension Benefit Plan for the three (3) plan years preceding the current date have been delivered to UPC.

                 (b) BFC has furnished to UPC true and complete copies of each "Employee Welfare Benefit Plan" as defined in Section 3(1) of ERISA, which, to the best of its knowledge, is subject to any provision of ERISA and covers any employee, whether active or retired, of BFC or any BFC Subsidiary or members of a controlled group or entities under common control with BFC or its Subsidiaries in the manner defined and further described in Section 414(b),
(c), or (m) of the Code.  Such plans





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 46 are hereinafter referred to collectively as the "Employee Welfare Benefit Plans", and each such Employee Welfare Benefit Plan is listed in Schedule 5.25(b) hereto.

                          BFC has also provided to UPC true and complete copies
of documents establishing all funding instruments for such Employee Welfare Benefit Plans, including but not limited to, trust agreements, cafeteria plans (pursuant to Code Section 125), and voluntary employee beneficiary associations (pursuant to Code Section 501(c)(9)). Each of the Employee Welfare Benefit Plans has been operated in substantial conformity with the written provisions of the plan documents which have been delivered to UPC and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations including, but not limited to, ERISA and the Code, which are applicable to such Employee Welfare Benefit Plans. Any deviation in the operation of such plans from the requirements of the plan documents or of applicable laws have been listed in Schedule 5.25(b) hereto. BFC has provided any notification required by law to any participant covered under any Employee Welfare Benefit Plan which has failed to comply with the requirements of any Code section which results in the imposition of a tax on benefits provided to such participants under such plan.

                          With respect to all Employee Welfare Benefit Plans
which are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of Code Section 6039D, all annual reports and annual returns as were required to be filed pursuant to such sections have been timely filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date for all plans subject to such requirements have been delivered to UPC. With respect to all Employee Welfare Benefit Plans which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were required to be filed with the Department of Labor and distributed to participants and beneficiaries have been timely filed and distributed. Copies of all such summary plan descriptions have been delivered to UPC.

                          Except as disclosed in Schedule 5.25(b) hereto, all
Employee Welfare Benefit Plans which are in effect were in effect for substantially all of calendar year 1992. Except as disclosed in Schedule 5.25(b) hereto, there has been with respect to such Employee Welfare Benefit Plans no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after January 1, 1993.

                          To the best of the knowledge, information and belief
of BFC and BFSB, no Employee Welfare Benefit Plan or any





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 47 trust created thereunder, nor any "party in interest" with respect to the plan (as defined in Section 3(14) of ERISA), has engaged in a "prohibited transaction", as such term is defined in Section 406 of ERISA, which could subject such Employee Welfare Benefit Plan, any such trust, or any party in interest (other than a person for whom neither BFC nor any BFC Subsidiary is directly or indirectly responsible) to the imposition of a penalty for such prohibited transaction under Section 502(i) of ERISA. The Department of Labor has not assessed any such penalty or served notice to BFC or any of its Subsidiaries that such a penalty may be imposed upon any Employee Welfare Benefit Plan.

                          Neither BFC nor any BFC Subsidiary has failed to make
any contribution to, or pay any amount due and owing by BFC or an BFC Subsidiary under the terms of, an Employee Welfare Benefit Plan. Except as disclosed in Section 5.25(b) hereto, no claims have been incurred with respect to any Employee Welfare Benefit Plan which may, to the best knowledge, information and belief of BFC, constitute a liability for BFC or any BFC Subsidiary after the application of any insurance, trust or other funds which are applicable to the payment of such claims.

                          Except as disclosed in Schedule 5.25(b) hereto, to
the best knowledge, information and belief of BFC, no condition exists that could subject any Employee Welfare Benefit Plan or any person (other than a person for whom neither BFC or any BFC Subsidiary is directly or indirectly responsible) to liabilities, damages, losses, taxes, or sanctions that arise under Section 4980B of the Code or Sections 601 through 608 of ERISA for failure to comply with the continuation health care coverage requirements of ERISA Sections 601 through 608 and Code Section 4980B with respect to any current or former employee of BFC or any BFC Subsidiary, or the beneficiaries of such employee.

                 (c) BFC has furnished to UPC true and complete copies and/or descriptions of each plan or arrangement maintained or otherwise contributed to by BFC or any BFC Subsidiary which is not an Employee Pension Benefit Plan and is not an Employee Welfare Benefit Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, profit sharing, retirement, group health or insurance, welfare benefits, fringe benefits, or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, or independent contractors of BFC or any BFC subsidiary. Such plans and arrangements shall collectively be referred to herein as "Benefit Arrangements" and all such Benefit Arrangements of BFC and BFC's Subsidiaries are listed on Schedule 5.25(c) hereto. Except as disclosed in Schedule 5.25(c) hereto, there are no other benefit arrangements of the BFC companies and all Benefit Arrangements which are in





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 48 effect were in effect for substantially all of calendar year 1992. Except as disclosed in Schedule 5.25(c) hereto, there has been with respect to Benefit Arrangements no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after January 1, 1993. There has been no material increase in the base salary and wage levels of BFC or any BFC Subsidiary and, except in the ordinary course of business, no change in the terms or conditions of employment (including severance benefits) compared, in each case, to those prevailing for substantially all of calendar year 1992. Except as disclosed in Schedule 5.25(c) hereto, there has been no material increase in the compensation of, or benefits payable to, any senior executive employee of BFC or any BFC subsidiary on or after January 1, 1993, nor has any employment, severance, or similar contract been entered into with any such employee, nor has any amendment to any such contract been made on or after January 1, 1993.

                          With respect to all Benefit Arrangements which are
subject to the annual return requirement of Code Section 6039D, all annual returns as were required to be filed have been timely filed. Copies of all such annual returns for the three (3) plan years immediately preceding the current date have been delivered to UPC.

                 (d) Listed on Schedule 5.25(d) hereto are all Employee Pension Benefit Plans, Employee Welfare Benefit Plans, and Benefit Arrangements which provide compensation or benefits which become effective upon a change in control of BFC or any BFC Subsidiary, including, but not limited to, additional compensation or benefits, or acceleration in the amount or timing of payment of compensation or benefits which had become effective prior to the date of such acceleration. Except as disclosed in Schedule 5.25(d) hereto, there is no Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement covering any employee of BFC or any BFC Subsidiary which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment", as such term is defined in
Section 280G of the Code and Regulations proposed pursuant to that section.

                 (e) Except as described in Schedule 5.25(e) hereto, each Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee, or other person may be terminated by BFC (or by BFC as the Surviving Corporation) within a period of no more than thirty (30) days following the effective time of the merger, without payment of any amount as a penalty, bonus, premium, severance pay, or other





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 49 compensation for such termination. No limitation on the right to terminate any such plan has been communicated by BFC or its Subsidiaries to employees, former employees, or retirees who are or may be participants in or beneficiaries of such plans or arrangements. Each Employee Pension Benefit Plan which is qualified under Section 401(a) of the Code as a qualified defined benefit pension plan permits the reversion of excess assets to the employer maintaining the plan or its successors or assigns upon a plan termination and such provision has been included in the Employee Pension Benefit Plan for the period required under ERISA Section 4044(d).

                 (f) Except as disclosed in Schedule 5.25(f) hereto, neither BFC nor any BFC Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws or of any prospective audit or other investigation for the purpose of reviewing compliance with applicable laws with respect to any Employee Pension Benefit Plan, Employee Welfare Benefit Plan or Benefit Arrangement.

                          Except as disclosed in Schedule 5.25(f) hereto, no
suits, actions, or claims have been filed in any court of law or with any governmental agency regarding the operation of any Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and no such additional suits, actions, or claims are, to the best information, knowledge and belief of BFC, anticipated to be filed.

                 5.26  Material Contracts.  Except as reflected in the Audited
                       ------------------
Financial Statements of BFC, or as described in Schedule 5.26 hereto, neither BFC nor any BFC Subsidiary, nor any of their respective assets, businesses, or operations, is as of the date of this Reorganization Agreement a party to, or is bound or obligated by, or receives benefits under any contract or agreement or amendment thereto that in each case would (assuming that each were a reporting company under the 1934 Act, whether or not it is so registered) be required to be filed as an exhibit to an Annual Report on Form 10-K filed by BFC as of the date of this Reorganization Agreement that has not already been filed as an exhibit to BFC's Form 10-K filed for the fiscal year ended September 30, 1993, or in any other SEC Document filed prior to the date of this Reorganization Agreement.

                 5.27  Material Contract Defaults.  To the best of the
                       --------------------------
knowledge, information and belief of BFC and BFSB, neither BFC nor any BFC Subsidiary is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 50 operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a material adverse effect on BFC or any BFC Subsidiary on a consolidated basis, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                 5.28  Reports.  Since September 30, 1989, or in the case of
                       -------
BFC the date of the organization of BFC as a savings and loan holding company, BFC and BFSB have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the ASBD; (ii) the OTS; (iii) the Federal Reserve, (iv) the FDIC,
(v) the SEC, including, but not limited to, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Reports on Forms 2900 and FFIEC 034 and proxy statements; and (vi) any other applicable federal or state securities or banking authorities (except, in the case of federal or state securities authorities, filings that are not material). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the requirements of their respective forms and all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were filed. All such reports were true and complete in all material respects and did not contain any untrue statement as stated including any amendments thereto of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. BFC has previously provided to UPC true and correct copies of all such reports filed by BFC or BFSB after September 30, 1989.

                 5.29 Exchange Act and Listing Filings.
                      --------------------------------
         (a) The outstanding shares of BFC Common Stock are registered with the SEC pursuant to the 1934 Act and BFC has filed with the SEC all material forms and reports required by law to be filed by BFC with the SEC, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (b) The outstanding shares of BFC Common Stock are listed for trading on the AMEX (under the symbol "BNF") pursuant to the listing rules of the AMEX and BFC has filed with the AMEX all material forms and reports required by law to be filed by BFC with the AMEX, which forms and reports, taken as a whole, are





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 51 true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                 5.30  Statements True and Correct.  None of the information
                       ---------------------------
prepared by, or on behalf of, BFC or any BFC Subsidiary regarding BFC, BFSB or any other BFC Subsidiary included or to be included in the Proxy Statement to be mailed to BFC's shareholders in connection with the Shareholders Meeting, and any other documents to be filed with the SEC, or any other Regulatory Authority in connection with the transaction contemplated herein, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of BFC, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders Meeting. All documents which BFC or any BFC Subsidiary is responsible for filing with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws and the rules and regulations issued thereunder.


                                   ARTICLE 6

                                COVENANTS OF UPC

                 6.1      Regulatory Approvals.  Within sixty (60) days after
                          --------------------
execution of this Reorganization Agreement, UPC shall file any and all applications with the appropriate government Regulatory Authorities in order to obtain the Government Approvals and shall take such other actions as may be reasonably required to consummate the transactions contemplated in this Reorganization Agreement and the Plan of Merger with reasonable promptness.
UPC shall pay all fees and expenses arising in connection with such applications for regulatory approval. UPC agrees to provide the appropriate Regulatory Authorities with the information required by such authorities in connection with UPC's applications for regulatory approval and UPC agrees to use its best efforts to obtain such regulatory approvals, and any other





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 52
approvals and consents as may be required for the Closing, as promptly as practicable; provided, however, that nothing in this Section 6.1 shall be
             --------  -------
construed to obligate UPC to take any action to meet any condition required to obtain prior regulatory approval if UPC shall, in UPC's reasonable judgement, deem such condition to be unreasonable or inconsistent with previous regulatory approvals received by UPC in transactions of this type and to constitute a significant impediment upon UPC's ability to carry on its business or acquisition programs or to require UPC to increase UPC's capital ratios to amounts in excess of the Federal Reserve's minimum capital ratio guidelines which may be in effect from time to time. UPC shall not knowingly take any action, or omit to take any action during the term of this Reorganization Agreement which would adversely affect the receipt by UPC of the Government Approvals or adversely affect the ability of UPC to perform its obligations under this Reorganization Agreement. Subject to the terms and conditions of this Reorganization Agreement, UPC and INTERIM agree to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Reorganization Agreement, the transaction contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Reorganization Agreement. UPC shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.

                 6.2  Reservation, Listing and Registration of UPC Common Stock
                      ----------------------------------------------------------
under the Securities Laws.  UPC shall reserve for issuance that number of
- -------------------------
shares of UPC Common Stock necessary to satisfy the Consideration to be paid to the BFC Record Holders at the Effective Time of the Merger. UPC shall cooperate with BFC in the preparation of the BFC Proxy Statement to be used at the Shareholders Meeting (and which shall serve also as UPC's prospectus with respect to UPC's issuance of shares of the UPC Common Stock) and shall cause a registration statement on the appropriate form of the SEC to be prepared and filed so as to cause any shares of UPC Common Stock which may be delivered to the BFC Record Holders in payment of the Consideration to be registered under the 1933 Act and to be duly qualified under appropriate state securities laws. UPC shall also list for trading on the NYSE the shares of UPC Common Stock so delivered. Such reservation, registration, qualification and listing shall be effected prior to the Closing.










                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 53

                 6.3  Employee Benefits.  Following the consummation of the
                      -----------------
transactions contemplated herein, UPC shall not be obligated to make further contributions to any of the Employee Plans or Benefit Arrangements of BFC or the BFC Subsidiaries and all employees of BFC and the BFC Subsidiaries immediately prior to the Effective Time of the Merger who shall continue as employees of BFC as the Surviving Corporation or as employees of any other UPC Subsidiary will be afforded the opportunity to participate in any employee benefit plans maintained by UPC or UPC's Subsidiaries, including but not limited to any "employee benefit plan," as that term is defined in ERISA, on an equal basis with employees of UPC or any UPC Subsidiaries with comparable positions, compensation, and tenure. Service with BFC or with any BFC Subsidiary prior to the Effective Time of the Merger by such former BFC Company employees will be deemed service with UPC for purposes of determining eligibility for participation and vesting in such employee benefit plans of UPC and UPC's Subsidiaries. In its sole discretion, UPC may elect to postpone until the first day of January next following the Effective Time of the Merger the participation of the employees of BFC and BFC's Subsidiaries in the employee benefit plans maintained by UPC or UPC's Subsidiaries; provided,
                                                                --------
however, during any such postponement period, the BFC Employee Plans and all
- -------
related employee benefit plans shall continue in full force and effect, (including the continued receipt of all customary corporate contributions in accordance with the past practice of BFC and BFSB for the period prior to the termination of the plans), except as expressly modified or amended by the terms of this Reorganization Agreement, or until such time as the plans are replaced by benefit plans maintained by UPC.

                 6.4  Conduct of Business; Notice of Adverse Change.  UPC shall
                      ---------------------------------------------
not knowingly engage in any activity which in the opinion of the management of UPC would prohibit UPC or INTERIM from delivering the Consideration to the Exchange Agent at Closing or consummating the transactions contemplated in this Reorganization Agreement. UPC shall notify BFC in writing immediately upon becoming aware of any material adverse change in the financial condition or prospects of UPC or any event which would prohibit UPC's performance under the terms of this Reorganization Agreement.


                                   ARTICLE 7

                           COVENANTS OF BFC AND BFSB

                 7.1  Proxy Statement; BFC Shareholder Approval.  BFC shall
                      -----------------------------------------
call the Shareholders Meeting to be held as soon as reasonably practicable after the date of this Reorganization





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 54

Agreement and shall use its best efforts to ensure that such meeting is held not later than April 30, 1994, for the purpose of (i) approving this Reorganization Agreement and the Plan of Merger, and (ii) such other related matters as it deems appropriate. In connection with the Shareholders Meeting,
(i) BFC shall, with UPC's assistance, prepare a Proxy Statement to be filed with the SEC as part of UPC's registration statement and with any other appropriate Regulatory Authority; shall mail or cause to be mailed such Proxy Statement to the BFC Shareholders and shall provide UPC the opportunity to review and comment on the Proxy Statement at least five (5) business days prior to the filing of the Proxy Statement with the Regulatory Authorities for prior review and at least five (5) business days prior to the mailing of the Proxy Statement to the BFC Shareholders; (ii) the Parties shall furnish to each other all information concerning them that the other Party may reasonably request in connection with the preparation of such Proxy Statement; (iii) the Board of Directors of BFC shall recommend (subject to compliance with their legal and fiduciary duties as advised by counsel) to BFC Shareholders the approval of this Reorganization Agreement and the Plan of Merger; and (iv) BFC shall use its best efforts, subject to compliance with its legal and fiduciary duty as advised by counsel, to obtain such BFC Shareholders' approvals.

                 7.2  Conduct of Business -- Affirmative Covenants.  Unless the
                      --------------------------------------------
prior written consent of UPC shall have been obtained, which consent will not be unreasonably withheld by UPC and shall be forthcoming by UPC within five (5) Business Days from the submission of a written request by BFC therefor and, except as otherwise contemplated herein:

                          (a)  Except as may be required by statute, rule or
regulation, BFC and BFSB shall, and shall cause each BFC Subsidiary to:

                                  (i)  Operate its business only in the usual,
         regular, and ordinary course;

                                  (ii)  Preserve intact its business
         organizations and assets and to maintain its rights and franchises;

                                  (iii)  Take no action, unless otherwise
         required by law, rules or regulation, that would (A) adversely affect the ability of any of them or UPC to obtain any necessary approvals of Regulatory Authorities required to consummate the transactions contemplated by this Reorganization Agreement, or (B) adversely affect the ability of such Party to perform its covenants and agreements under this Reorganization Agreement;





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 55

                                  (iv)  Except as they may terminate in
         accordance with their terms, keep in full force and effect, and not default in any of their obligations under, all material contracts;

                                  (v)  Keep in full force and effect insurance
         coverage with responsible insurance carriers which is reasonably adequate in coverage and amount for companies the size of BFC or such BFC Subsidiary and for the businesses and properties owned by each and in which each is engaged, to the extent that such insurance is reasonably available;

                                  (vi)  Use its best efforts to retain BFSB's
         present customer base and to facilitate the retention of such customers by BFSB and its branches after the Effective Time of the Merger; and

                                  (vii)  Maintain, renew, keep in full force
         and effect, and preserve its business organization and material rights and franchises, permits and licenses, and to use its best efforts to maintain positive relations with its present employees so that such employees will continue to perform effectively and will be available to BFC, BFSB or UPC and UPC's Subsidiaries at and after the Effective Time of the Merger, and to use its best efforts to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and to assure the continuance of BFSB's customer relationships;

                                  (viii)  Prior to the Effective Time of the
         Merger, BFC or BFSB shall make payment to William D. Powell and C. Raymond Duncan of $389,774 and $230,765, respectively, in full satisfaction of the rights of Mr. Powell and Mr. Duncan under their respective Employment Agreements with BFSB dated February 15, 1991.

                          (b)  BFC and BFSB agree to use their best efforts to
assist UPC in obtaining the Government Approvals necessary to complete the transactions contemplated hereby and do not know of any reason that such Government Approvals can not be obtained, and BFC and BFSB shall provide to UPC or to the appropriate governmental authorities all information reasonably required to be submitted in connection with obtaining such approvals;

                          (c) BFC and BFSB, at their own cost and expense,
shall use their best efforts to secure all necessary consents and all consents and releases, if any, required of BFC, BFSB or third parties and shall comply with all applicable laws, regulations and rulings in connection with this Reorganization Agreement and the consummation of the transactions contemplated hereby;


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 56

                          (d)  At all times to and including, and as of, the
Closing, BFC and BFSB shall inform UPC in writing of any and all facts necessary to amend or supplement the representations and warranties made herein and the Schedules attached hereto as necessary so that the information contained herein and therein will accurately reflect the current status of BFC and BFSB; provided, however, that any such updates to Schedules shall be
          --------  -------
required prior to the Closing only with respect to matters which represent material changes to the Schedules and the information contained therein; and provided further, that before such amendment, supplement or update may be
- -------- -------
deemed to be a part of this Reorganization Agreement, UPC shall have agreed in writing to each amendment, supplement or update to the Schedules made subsequent to the date of this Reorganization Agreement as an amendment to this Reorganization Agreement;

                          (e)  On and after the Closing Date, BFC and BFSB
shall give such further assistance to UPC and shall execute, acknowledge and deliver all such documents and instruments as UPC may reasonably request and take such further action as may be necessary or appropriate effectively to consummate the transactions contemplated by this Reorganization Agreement;

                          (f)  Between the date of this Reorganization
Agreement and the Closing Date, BFC and BFSB shall afford UPC and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of, or relating to BFC and BFSB. BFC and BFSB shall provide reasonable assistance to UPC in its investigation of matters relating to BFC and BFSB; and

                          (g) Subject to the terms and conditions of this
Reorganization Agreement, BFC and BFSB agree to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Reorganization Agreement, the transactions contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Reorganization Agreement. BFC shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 57

                 7.3  Conduct of Business -- Negative Covenants.  From the date
                      -----------------------------------------
of this Reorganization Agreement until the earlier of the Effective Time of the Merger or the termination of this Reorganization Agreement, BFC and BFSB covenant and agree that they will neither do, nor agree or commit to do, nor permit any BFC Subsidiary to do or commit or agree to do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of UPC, which consent will not be unreasonably withheld, or as expressly permitted by this Reorganization Agreement:

                          (a)  Except as expressly contemplated by this
Reorganization Agreement or the Plan of Merger, amend its Certificate of Incorporation or Bylaws; or

                          (b)  Impose, or suffer the imposition, on any share
of capital stock held by it or by any of its Subsidiaries of any lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist; or

                          (c)  (i) Repurchase, redeem, or otherwise acquire or
exchange, directly or indirectly, any shares of its capital stock or other equity securities or any securities or instruments convertible into any shares of its capital stock, or any rights or options to acquire any shares of its capital stock or other equity securities, except in satisfaction of any exercised BFC Stock Options or as expressly permitted by this Reorganization Agreement or the Plan of Merger; or (ii) split or otherwise subdivide its capital stock; or (iii) recapitalize in any way; or (iv) declare a stock dividend on the BFC Common Stock; or (v) pay or declare a cash dividend or make or declare any other type of distribution on the BFC Common Stock except as expressly permitted by Section 8.2(i)(vi) of this Reorganization Agreement or the Plan of Merger; or

                          (d)  Except as expressly permitted by this
Reorganization Agreement, acquire direct or indirect control over any corporation, association, firm, organization or other entity, other than in connection with (i) mergers, acquisitions, or other transactions approved in writing by UPC, (ii) internal reorganizations or consolidations involving existing Subsidiaries, (iii) foreclosures in the ordinary course of business and not knowingly exposing it to liability by reason of Hazardous Substances,
(iv) acquisitions of control in its fiduciary capacity, or (v) the creation of new subsidiaries organized to conduct or continue activities otherwise permitted by this Reorganization Agreement; or

                          (e)  Except as expressly permitted by this
Reorganization Agreement or the Plan of Merger, to (i) issue,





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 58 sell, agree to sell, or otherwise dispose of or otherwise permit to become outstanding any additional shares of BFC Common Stock (except in satisfaction of any exercised BFC Stock Options), or any other capital stock of BFC or of any BFC Subsidiary, or any stock appreciation rights, or any option, warrant, conversion, call, scrip, or other right to acquire any such stock, or any security convertible into any such stock, unless any such shares of such stock are directly sold or otherwise directly transferred to BFC or any BFC Subsidiary, or are issued in connection with any of the above-described securities encompassed in the BFC Option Plans, or (ii) sell, agree to sell, or otherwise dispose of any substantial part of the assets or earning power of BFC or of any BFC Subsidiary; or (iii) sell, agree to sell, or otherwise dispose of any asset of BFC or any BFC Subsidiary other than in the ordinary course of business for reasonable and adequate consideration; or (iv) buy, agree to buy or otherwise acquire a substantial part of the assets or earning power of any other Person or entity; or

                          (f)  Incur, or permit any BFC Subsidiary to incur,
any additional debt obligation or other obligation for borrowed money [other than (i) in replacement of existing short-term debt with other short-term debt of an equal or lesser amount, (ii) financing of banking related activities consistent with past practices, or (iii) indebtedness of BFC or any BFC Subsidiary to BFSB or another BFC Subsidiary] in excess of an aggregate of $50,000 (for BFC and its Subsidiaries on a consolidated basis) except in the ordinary course of the business of BFC or such BFC Subsidiary consistent with past practices (and such ordinary course of business shall include, but shall not be limited to, creation of deposit liabilities, entry into repurchase agreements or reverse repurchase agreements, purchases or sales of federal funds, Federal Reserve advances, FHLB advances, and sales of certificates of deposit); or

                          (g)  Except as expressly required by the terms of
this Reorganization Agreement, grant any increase in compensation or benefits to any of its employees or officers, except in accordance with past practices or as required by law; pay any bonus except in accordance with past practices; enter into any severance agreements with any of its officers or employees; grant any material increase in fees or other increases in compensation or other benefits to any director of BFC or of any BFC Subsidiary; or effect any change in retirement benefits for any class of its employees or officers, unless such change is required by applicable law; or

                          (h)  Except as expressly required by the terms of
this Reorganization Agreement, amend any existing employment contract between it and any person having a salary thereunder in





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 59 excess of $30,000 per year (unless such amendment is required by law) to increase the compensation or benefits payable thereunder; or to enter into any new employment contract with any person having an annual salary thereunder in excess of $30,000 that BFC or BFSB (or their respective successors) do not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time of the Merger; or

                          (i)  Except as expressly required by the terms of
this Reorganization Agreement, adopt any new employee benefit plan or terminate or make any material change in or to any existing employee benefit plan other than any change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax-qualified status of any such plan; or

                          (j)  Enter into any new service contracts, purchase
or sale agreements or lease agreements having a value in excess of One Hundred Thousand Dollars ($100,000) to BFC or any BFC Subsidiary; or

                          (k)  Make any capital expenditure except for ordinary
purchases, repairs, renewals or replacements; or

                          (l)  Enter into any transactions other than in the
ordinary course of business; or

                          (m)  Grant or commit to grant any new extension of
credit to any officer, director or known holder of 2% or more of the outstanding BFC Common Stock, or to any corporation, partnership, trust or other entity controlled by any such person, if such extension of credit, together with all other credits then outstanding to the same borrower and all affiliated persons of such borrower, would exceed two percent (2%) of the capital of BFC or amend the terms of any such credit outstanding on the date hereof.

                 7.4  Conduct of Business -- Certain Actions.
                      --------------------------------------
                          (a)  Except to the extent necessary to consummate the
transactions specifically contemplated by this Reorganization Agreement, BFC and BFSB shall not, and shall use their respective best efforts to ensure that their respective directors, officers, employees, and advisors do not, directly or indirectly, institute, solicit, or knowingly encourage (including by way of furnishing any information not legally required to be furnished) any inquiry, discussion, or proposal, or participate in any discussions or negotiations with, or provide any confidential or non-public information to, any corporate, partnership, person or





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 60 other entity or group (other than to UPC or any UPC Subsidiary) concerning any "Acquisition Proposal" (as defined below), except for actions reasonably considered by the Board of Directors of BFC, based upon the advice of outside legal counsel, to be required in order to fulfill its fiduciary obligations. BFC shall notify UPC immediately if any Acquisition Proposal has been or should hereafter be received by BFC or BFSB, such notice to contain, at a minimum, the identity of such persons, and, subject to disclosure being consistent with the fiduciary obligations of BFC's Board of Directors, a copy of any written inquiry, the terms of any proposal or inquiry, any information requested or discussions sought to be initiated, and the status of any reports, negotiations or expressions of interest. For purposes of this Section, "Acquisition Proposal" means any tender offer, agreement, understanding or other proposal pursuant to which any corporation, partnership, person or other entity or group, other than UPC or any UPC Subsidiary, would directly or indirectly (i) acquire or participate in a merger, share exchange, consolidation or any other business combination involving BFC or BFSB; (ii) acquire the right to vote ten percent (10%) or more of the BFC Common Stock or BFSB Common Stock; (iii) acquire a significant portion of the assets or earning power of BFC or of BFSB; or (iv) acquire in excess of ten percent (10%) of the outstanding BFC Common Stock or BFSB Common Stock.

                          (b)  As a condition of and as an inducement to UPC's
entering into this Reorganization Agreement, BFC and BFSB covenant, acknowledge, and agree that it shall be a specific, absolute, and unconditionally binding condition precedent to either BFC's or BFSB's entering into a letter of intent, agreement in principle, or definitive agreement (whether or not considered binding, non-binding, conditional or unconditional) with any third-party with respect to an Acquisition Proposal, or supporting or indicating an intent to support an Acquisition Proposal, other than this Reorganization Agreement and the transactions contemplated in this Reorganization Agreement, regardless of whether BFC or BFSB has otherwise complied with the provisions of Section 7.4(a) hereof, that BFC or such third-party which is a party to any Acquisition Proposal shall have paid UPC the sum of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000), which sum represents the (i) direct costs and expenses (including, but not limited to, fees and expenses incurred by UPC's financial or other consultants, printing costs, investment bankers, accountants, and counsel) incurred by or on behalf of UPC in negotiating and undertaking to carry out the transactions contemplated by this





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 61

Reorganization Agreement; (ii) indirect costs and expenses of UPC in connection with the transactions contemplated by this Reorganization Agreement, including UPC's management time devoted to negotiation and preparation for the transactions contemplated by this Reorganization Agreement; and (iii) UPC's loss as a result of the transactions contemplated by this Reorganization Agreement not being consummated. Accordingly, BFC and BFSB hereby jointly and severally stipulate and covenant that prior to BFC's or BFSB's entering into a letter of intent, agreement in principle, or definitive agreement, (whether binding or non-binding, conditional or unconditional) with any third-party with respect to an Acquisition Proposal or supporting or indicating an intent to support an Acquisition Proposal, either BFC or such third-party shall have paid to UPC the amount set forth above in immediately available funds to satisfy the specific, absolute, and unconditionally binding condition precedent imposed by this Section 7.4. Notwithstanding anything in this Section 7.4(b) to the contrary, in the event such Acquisition Proposal should be the result of an unsolicited offer or takeover of BFC or BFSB, any sums due UPC by BFC pursuant to the terms of this Section 7.4 shall be paid by BFC to UPC at the closing of the transactions set forth in such Acquisition Proposal and all obligations of UPC to hold the Closing by the Target Date shall be tolled until such time as the transactions set forth in any such Acquisition Proposal shall have been consummated or until such time as the Acquisition Proposal shall have expired plus such reasonable time as UPC shall require. UPC and INTERIM each acknowledges that under no circumstances shall any officer or director of BFC or BFSB (unless such officer or director shall have an interest in a potential acquiring party in any Acquisition Proposal) be held personally liable to UPC or INTERIM for any amount of the foregoing payment. On payment of such amount to UPC, UPC and INTERIM shall have no cause of action or claim (either in law or equity) whatsoever against BFC or BFSB, or any officer or director of BFC or BFSB, with respect to or in connection with such Acquisition Proposal, this Reorganization Agreement or the Plan of Merger.

                          (c)  The requirements, conditions, and obligations
imposed by this Section 7.4 shall continue in full force and effect from the date of this Reorganization Agreement until October 1, 1994, unless and until the earlier of any of the following events shall occur, in which event, thereafter neither BFC nor BFSB shall be obligated to pay the amount required by this Section 7.4 as a condition precedent to such transaction:

         (1) This Reorganization Agreement shall have been terminated (i) mutually by the Parties pursuant to Section 9.1(a) of this Reorganization Agreement; (ii) by UPC and INTERIM pursuant to
                 Section 9.1(b) of this Reorganization Agreement; (iii) by UPC and INTERIM or BFC and BFSB pursuant to Section 9.1(c) of this





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 62

                 Reorganization Agreement; (iv) by UPC and INTERIM or BFC and BFSB pursuant to Section 9.1(d) of this Reorganization Agreement; (v) by UPC and INTERIM or BFC and BFSB pursuant to
                 Section 9.1(e) of this Reorganization Agreement, and in the case of termination pursuant to Section 9.1(e), only on the basis of the failure to satisfy the conditions enumerated in subparagraph (2) below; (vi) by UPC and INTERIM pursuant to
                 Section 9.1(f) of this Reorganization Agreement; (vii) by UPC and INTERIM or BFC and BFSB pursuant to Section 9.1(g) of this Reorganization Agreement; (viii) by UPC and INTERIM pursuant to Section 9.1(h) of this Reorganization Agreement; (ix) by UPC and INTERIM pursuant to Section 9.1(i) of this Reorganization Agreement; and (x) by UPC and INTERIM or BFC and BFSB pursuant to Section 9.1(j) of this Reorganization Agreement; or

         (2) In the event the Merger should not be consummated as a result of the failure to satisfy any of the following conditions:

                          (i) Material inaccuracy (without waiver thereof) of representations and warranties of UPC as contemplated by the provisions of Section 8.1(b) of this Reorganization Agreement;

                          (ii) Noncompliance by UPC or INTERIM with their respective obligations as required by the provisions of Section 8.1(a) of this Reorganization Agreement;

                          (iii) The failure by UPC or INTERIM to effect all corporate action necessary on their respective parts as required by the provisions of Section 8.1 of this Reorganization Agreement or to satisfy the conditions set forth in Sections 8.1(d) or 8.1(g) of this Reorganization Agreement;

                          (iv) The failure to receive the requisite approvals as required by the provisions of Section 8.3(b) of this Reorganization Agreement other than any such failure arising out of any action or inaction on the part of BFC or BFSB;

                          (v) The occurrence of material legal proceedings as contemplated by the provisions of Section 8.3(a) of this Reorganization Agreement;

                          (vi) The failure on the part of the appropriate officers of UPC to deliver the certificates set forth in Section 8.1(c) of this Reorganization





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 63

                          Agreement, or the failure on the part of counsel to UPC to deliver the requisite opinion required by the provisions of Section 8.1(e) of this Reorganization Agreement; or

                          (vii) UPC shall have determined not to consummate the Merger pursuant to Sections 8.2(d), 8.2(f), 8.2(i), 8.2(k) or 8.2(l).


                                   ARTICLE 8

                             CONDITIONS TO CLOSING

                 8.1      Conditions to the Obligations of BFC.  Unless waived
                          ------------------------------------
in writing by BFC, the obligation of BFC to consummate the transaction contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                          (a)     Performance.  Each of the material acts and
                                  -----------
undertakings of UPC and INTERIM to be performed at or prior to the Closing Date pursuant to this Reorganization Agreement shall have been duly performed, except for breaches of acts and undertakings which would not have, or would not reasonably be expected to have, any material adverse effect on the business or operations of UPC and the UPC Subsidiaries taken as a whole;

                          (b)     Representations and Warranties.  The
                                  ------------------------------
representations and warranties of UPC and INTERIM contained in Article 4 of this Reorganization Agreement shall be true and complete, in all material respects, on and as of the Effective Time of the Merger with the same effect as though made on and as of the Effective Time of the Merger, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date and (ii) for breaches or representations and warranties which would not have, or would not reasonably be expected to have, a material adverse effect on the business or operations of UPC and the UPC Subsidiaries taken as a whole;

                          (c)     Documents. In addition to the other
                                  ---------
deliveries of UPC or INTERIM described elsewhere in this Reorganization Agreement, BFC shall have received the following documents and instruments:

                                  (i)      a certificate signed by the
         Secretary or an assistant secretary of UPC and INTERIM dated as of the Closing Date certifying that:





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 64

                                        (A)     UPC's and INTERIM's respective
                 Boards of Directors have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                        (B)     each person executing this
                 Reorganization Agreement on behalf of UPC or INTERIM is an officer of UPC or INTERIM, as the case may be, holding the office or offices specified therein, with full power and authority to execute this Reorganization Agreement and any and all other documents in connection with the Merger, and that the signature of each person set forth on such certificate is his or her genuine signature;

                                        (C)     the charter documents of UPC
                 and INTERIM attached to such certificate remain in full force and effect; and

                                        (D)     UPC and INTERIM are in good
                 standing under their respective corporate charters; and

                                  (ii)  a certificate signed respectively by
         duly authorized officers of UPC and INTERIM stating that the conditions set forth in Section 8.1(a) and Section 8.1(b) of this Reorganization Agreement have been fulfilled;

                          (d)     Consideration.  BFC shall have received a
                                  -------------
certificate executed by an authorized officer of the Exchange Agent to the effect that the Exchange Agent has received and holds in its possession proper authorization to issue certificates evidencing shares of UPC Common Stock and cash or other good funds sufficient to meet the obligations of UPC to the BFC Record Holders to deliver the Consideration under this Reorganization Agreement and the Plan of Merger;

                          (e)     Opinion of UPC's and INTERIM's Counsel.  BFC
                                  --------------------------------------
shall have been furnished with an opinion of counsel to UPC and INTERIM, dated as of the Closing Date, addressed to and in form and substance satisfactory to BFC, to the effect that:

                                  (i)      UPC is a Tennessee corporation duly
         organized, validly existing, and in good standing under the laws of the State of Tennessee; and INTERIM is a Delaware





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 65 corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;

                                  (ii)     this Reorganization Agreement has
         been duly and validly authorized, executed and delivered by UPC, and INTERIM and (assuming this Reorganization Agreement is a binding obligation of BFC and BFSB) constitutes a valid and binding obligation of UPC and INTERIM enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion;

                                  (iii)    neither the execution and delivery by
         UPC or INTERIM of this Reorganization Agreement nor any of the documents to be executed and delivered by UPC or INTERIM in connection herewith violates or conflicts with UPC's, or INTERIM's corporate charters or bylaws or, to the best of the knowledge, information and belief (without making special inquiry) of such counsel, any material contracts, agreements or other commitments of UPC or INTERIM;

                                  (iv)     to the knowledge of such counsel
         after due inquiry, no consent or approval by any Governmental Authority which has not already been obtained is required for execution and delivery by UPC and INTERIM of this Reorganization Agreement or any of the documents to be executed and delivered by UPC or INTERIM in connection herewith; and

                                  (v)      the shares of UPC Common Stock to be
         issued in the names of the BFC Record Holders and delivered in exchange for their BFC Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of UPC or INTERIM or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the State of Tennessee; and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991);

                          (f)     Fairness Opinion.  BFC shall have received a
                                  ----------------
"fairness opinion" letter from its independent financial adviser to the effect that, in the opinion of such adviser the Consideration to be received by the BFC Record Holders is fair to





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 66 the shareholders of BFC from a financial point of view, and such "fairness opinion" shall not have been withdrawn prior to the Closing Date, and BFC shall have received an updated "fairness opinion" letter from such advisers within five (5) days prior to the Closing Date reinforcing the opinions provided in the initial "fairness opinion" letter; and

                          (g)     Tax Opinion.  BFC shall have received a
                                  -----------
written opinion from counsel to the effect that the transactions contemplated by this Reorganization Agreement and the Plan of Merger will constitute one or more tax-free reorganizations under Section 368 of the Internal Revenue Code and that the BFC Record Holders will not recognize any gain or loss to the extent that such BFC Record Holders exchange shares of BFC Common Stock for shares of UPC Common Stock as contemplated by this Reorganization Agreement and the Plan of Merger assuming that the shares of BFC Common Stock so exchanged by such BFC Record Holders are held by them as capital assets at the time of such exchange.

                 8.2      Conditions to the Obligations of UPC and INTERIM.
                          ------------------------------------------------
Unless waived in writing by UPC and INTERIM, the obligation of UPC and INTERIM to consummate the transactions contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                          (a)     Performance.  Each of the material acts and
                                  -----------
undertakings of BFC and BFSB to be performed at or before the Closing Date pursuant to this Reorganization Agreement shall have been duly performed, except for breaches of acts and undertakings which would not have, or would not reasonably be expected to have, any material adverse effect on the business or operations of BFC and the BFC Subsidiaries taken as a whole;

                          (b)     Representations and Warranties.  The
                                  ------------------------------
representations and warranties of BFC and BFSB contained in Article 5 of this Reorganization Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date and (ii) for breaches or representations and warranties which would not have, or would not reasonably be expected to have, a material adverse effect on the business or operations of BFC and the BFC Subsidiaries taken as a whole;

                          (c)     Documents. In addition to the documents
                                  ---------
described elsewhere in this Reorganization Agreement, UPC shall have received the following documents and instruments:





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 67

                                  (i)      a certificate signed by the
         Secretary or an assistant secretary of BFC and BFSB dated as of the Closing Date certifying that:

                                        (A)     BFC's and BFSB'S respective
                 Boards of Directors and shareholders have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                        (B)     each person executing this
                 Reorganization Agreement on behalf of BFC or BFSB, is an officer of BFC or BFSB, as the case may be, holding the office or offices specified therein, with full power and authority to execute this Reorganization Agreement and any and all other documents in connection with the Merger, and that the signature of each person set forth on such certificate is his or her genuine signature;

                                        (C)     the charter documents of BFC
                 and BFSB attached to such certificate remain in full force and effect; and

                                        (D)     BFC and BFSB are in good
                 standing under their respective corporate charters; and

                                  (ii)     a certificate signed by the
         respective President, Chief Executive Officer or an Executive Vice President of each of BFC and BFSB stating that the conditions set forth in Section 8.2(a), Section 8.2(b) and 8.2(f) this Reorganization Agreement have been satisfied;

                          (d)     Destruction of Property.  Between the date of
                                  -----------------------
this Reorganization Agreement and the Closing Date, there shall have been no damage to or destruction of real property, improvements or personal property of BFC or BFSB which materially reduces the market value of such property, and no zoning or other order, limitation or restriction imposed against the same that might have a material adverse impact upon the operations, business or prospects of BFC or BFSB; provided, however, that the availability of insurance coverage
                --------  -------
shall be taken into account in determining whether there has been such a material adverse impact or material reduction in market value. In the event of such damage, destruction, order, limitation or restriction, UPC and INTERIM may elect either (i) to close the contemplated





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 68 transactions in accordance with the terms of this Reorganization Agreement or
(ii) to terminate this Reorganization Agreement without penalty;

                          (e)     Inspections Permitted.  Between the date of
                                  ---------------------
this Reorganization Agreement and the Closing Date, BFC and BFSB shall have afforded UPC and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to BFC and BFSB. BFC and BFSB shall have caused all BFC or BFSB personnel to provide reasonable assistance to UPC in its investigation of matters relating to BFC and BFSB;

                          (f)     No Material Adverse Change.  No material
                                  --------------------------
adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), prospects, operations, liquidity, income, or condition (financial or otherwise) of BFC and BFSB taken as a whole shall have occurred since the date of this Reorganization Agreement. In the event of such a material adverse change with respect to BFC or BFSB, UPC may elect either (i) to close the contemplated transactions in accordance with the terms of this Reorganization Agreement or (ii) to terminate this Reorganization Agreement without penalty;

                          (g)     Opinion of BFC's Counsel.  UPC shall have
                                  ------------------------
been furnished with an opinion of legal counsel to BFC and BFSB, dated the Closing Date, addressed to and in form and substance satisfactory to UPC, to the effect that:

                                  (i)       BFC is a corporation duly
         organized, validly existing and in good standing under the laws of the State of Delaware;

                                  (ii)      BFSB is a federal stock savings
         bank, duly organized, validly existing, and in good standing under the laws of the United States of America;

                                  (iii)     this Reorganization Agreement has
         been duly and validly authorized, executed and delivered by BFC and BFSB and (assuming that this Reorganization Agreement is a binding obligation of UPC and INTERIM and the Plan of Merger is a binding obligation of UPC and INTERIM) constitutes a valid and binding obligation of BFC and BFSB enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 69 application of equitable principles and judicial discretion; and

                                  (iv) to the knowledge of such counsel after
         due inquiry, no consent or approval, which has not already been obtained, by any governmental authority is required for execution and delivery by BFC or BFSB of this Reorganization Agreement or any of the documents to be executed and delivered by BFC and BFSB in connection herewith.

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of BFC or BFSB or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the State of Delaware and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991);

                          (h)  Other Business Combinations, Etc.  Neither BFC
                               --------------------------------
nor BFSB shall have entered into any agreement, letter of intent, understanding or other arrangement pursuant to which BFC or BFSB would merge; consolidate with; effect a business combination with; sell any substantial part of BFC's or BFSB's assets; acquire a significant part of the shares or assets of any other Person or entity (financial or otherwise); adopt any "poison pill" or other type of anti-takeover arrangement, any shareholder rights provision, any "golden parachute" or similar program which would have the effect of materially decreasing the value of BFC or BFSB or the benefits of acquiring the BFC Common Stock;

                          (i)     Maintenance of Certain Covenants, Etc.  At
                                  -------------------------------------
the time of Closing (i) the total assets of BFC shall be not less than $250,000,000; (ii) the consolidated tangible equity capital of BFC shall have been not less than $29,000,000 as of September 30, 1993, and shall have increased since that time through normal earnings growth; (iii) the tangible equity capital of BFSB shall have been not less than $24,500,000 as of September 30, 1993, and shall have increased since that time through normal earnings growth; (iv) neither BFC nor BFSB shall have issued or repurchased from the date hereof any additional equity or debt securities, or any rights to purchase or repurchase such securities, except as set forth in this Agreement (therefore, there shall be not more than 1,905,680 shares of BFC Common Stock validly issued and outstanding at the Effective Time of the Merger); (iv) from September 30, 1993, there shall have been no extraordinary sale of assets, nor any investment portfolio restructuring by either BFC or BFSB; (v) neither BFC nor BFSB





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 70
shall have issued or granted since September 30, 1993, through the Closing Date any additional BFC Stock Options, and all validly issued and outstanding BFC Stock Options shall have been fully exercised prior to the Closing or tendered to BFC for conversion into options to purchase shares of UPC Common Stock as contemplated in Section 2.7 of this Reorganization Agreement and none shall have been repurchased by BFC or BFSB prior to the Closing; (vi) from the date hereof, BFC shall not have declared or paid any cash dividends except its customary and historical quarterly cash dividend (which may be increased by One Cent ($.01) per share) prior to Closing; provided, however, in the event the
                                         --------  -------
Closing shall not have occurred by October 1, 1994 (the "Target Date"), BFC may increase its quarterly cash dividend for any quarter subsequent to the Target Date and prior to Closing to an amount not to exceed the cash dividend ratio paid by UPC on shares of UPC Common Stock adjusted by the Exchange Ratio; and
(vii) the Merger can be accounted for as a "pooling of interests" on the financial statements of UPC. The criteria and calculations set forth above shall be determined in accordance with GAAP assuming that BFC and BFSB shall have been operated consistently in the normal course of their business; provided, however, that the effects of any balance sheet expansion through abnormal, unusual, nonrecurring or out of the ordinary borrowings or by the realization of extraordinary or nonrecurring gains or other income from the disposition of assets or liabilities or through similar transactions shall be eliminated from the calculations;

                          (j)     Non-Compete Agreements.  Each member of the
                                  ----------------------
Board of Directors of BFC shall have entered into a non-compete agreement with UPC and BFC substantially in the form of UPC's standard form of non-compete agreement, a copy which is annexed hereto as Exhibit 8.2(j), providing for a term of not less than two (2) years and covering the general geographic region(s) in which BFC and BFSB currently operate and do business in or have a present intention to do business in;

                          (k)     Tax Opinion.  UPC shall have received a
                                  -----------
written opinion from counsel to the effect that the transactions contemplated by this Reorganization Agreement and the Plan of Merger will constitute one or more tax-free reorganizations under Section 368 of the Internal Revenue Code and that the BFC Record Holders will not recognize any gain or loss to the extent that such BFC Record Holders exchange shares of BFC Common Stock for shares of UPC Common Stock as contemplated by this Reorganization Agreement and the Plan of Merger assuming that the shares of BFC Common Stock so exchanged by such BFC Record Holders are held by them as capital assets at the time of such exchange;





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 71

                          (l)     Pooling of Interests Accounting Treatment.
                                  -----------------------------------------
UPC shall have received (i) from Price Waterhouse, or other independent accountants acceptable to UPC, a letter dated within five (5) days prior to the Closing Date, in form and substance acceptable to UPC, stating the accountants' opinion that, based upon the information furnished to them, the Reorganization and Merger should be accounted for by UPC as a "pooling of interests" for financial statement purposes and that such accounting treatment is in accordance with generally accepted accounting principles and (ii) from BFC's regularly retained independent accountants or other independent accountants acceptable to UPC, a letter dated within five (5) days prior to the Closing Date stating that, upon a review of BFC's books and records, the accountants are aware of no reason why a business combination, such as the one contemplated in this Reorganization Agreement, to which BFC is a party should not be accounted for as a "pooling of interests" under generally accepted accounting principles;

                          (m)     Receipt of Affiliate Letters.  Pursuant to
                                  ----------------------------
the provisions of Section 6.2 of this Reorganization Agreement, UPC shall have received a written commitment in form and substance satisfactory to UPC and its counsel (an "Affiliate Letter") from each BFC Record Holder who would be deemed an Affiliate of BFC at the time of Closing under the Securities Laws and who accepts shares of UPC Common Stock as Consideration for the cancellation, exchange and conversion of his shares of BFC Common Stock pursuant to the terms and conditions of this Reorganization Agreement, committing to UPC that such BFC Record Holder shall not pledge, assign, sell, transfer, devise, otherwise alienate or take any action which would eliminate or diminish the risk of owning or holding the shares of UPC Common Stock to be received by such BFC Record Holder upon consummation of the Merger, nor enter into any formal or informal agreement to pledge, assign, sell or transfer, devise, or otherwise alienate his right, title and interests in any of the shares of UPC Common Stock to be delivered by UPC to such BFC Record Holder pursuant to the terms and conditions of this Reorganization Agreement until such time as UPC shall have publicly released a statement of UPC's consolidated earnings reflecting the combined financial results of operations of UPC and BFC for a period of not less than thirty (30) days subsequent to the Effective Time of the Merger;

                          (n)     Employment Agreements.  Mr. William D.
                                  ---------------------
Powell, President and Chief Executive Officer of BFC, and Mr. C. Raymond Duncan, Senior Vice-President and Treasurer of BFC, shall each have entered into an Employment Agreement with UPC or BFC substantially in the form of the Employment Agreement annexed hereto as Exhibit 8.2(n), and in consideration for entering into such Employment Agreements each shall have waived all rights





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 72 under any existing employment agreements with BFC or BFSB except as provided in Certain Post Merger Agreements; and

                          (o)     Fairness Opinion.  UPC shall have received a
                                  ----------------
"fairness opinion" letter from its independent financial adviser to the effect that, in the opinion of such adviser the Consideration to be received by the BFC Record Holders is fair to the shareholders of UPC from a financial point of view, and such "fairness opinion" shall not have been withdrawn prior to the Closing Date, and UPC shall have received an updated "fairness opinion" letter from such advisers within five (5) days prior to the Closing Date reinforcing the opinions provided in the initial "fairness opinion" letter.

                 8.3      Conditions to Obligations of All Parties.  The
                          ----------------------------------------
obligation of each party to effect the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

                          (a)  No Pending or Threatened Claims.  That no claim,
                               -------------------------------
action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Reorganization Agreement or the obtaining of material damages or other relief in connection therewith;

                          (b)     Governmental Approvals and Acquiescence
                                  ---------------------------------------
Obtained.  The Parties hereto shall have received all applicable Governmental
- --------
Approvals for the consummation of the transactions contemplated herein and all waiting periods incidental to such approvals or notices given shall have expired;

                          (c)     Registration Statement.  The registration
                                  ----------------------
statement shall have been declared effective and shall not be subject to a stop order of the SEC and, if the offer and sale of UPC Common Stock in the Merger pursuant to this Reorganization Agreement is subject to the Blue Sky laws of any state, shall not be subject to a stop order of any state securities commission; and

                          (d)     Shareholder Approval.  This Reorganization
                                  --------------------
Agreement and the Plan of Merger shall have been approved by the BFC Shareholders by vote of at least the number of BFC Shareholders as required by applicable law and the Certificate of Incorporation of BFC.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 73

                                   ARTICLE 9

                                  TERMINATION

                 9.1      Termination.  This Reorganization Agreement and the
                          -----------
Plan of Merger may be terminated at any time prior to the Closing, as follows:

                          (a)     By mutual consent in writing of the Parties;

                          (b)     By UPC or INTERIM, should BFC or any BFC
Subsidiary fail to conduct its business pursuant to BFC's and BFSB's Covenants made in Article 7;

                          (c)  By UPC, INTERIM or BFC in the event the Closing
shall not have occurred by October 1, 1994 (the "Target Date"), unless the failure of the Closing to occur shall be due to the failure of the Party seeking to terminate this Agreement to perform its obligations hereunder in a timely manner. If UPC shall have filed any and all applications to obtain the requisite Government Approvals within sixty (60) days of the date hereof, and if the Closing shall not have occurred solely because of a delay caused by a government regulatory agency or authority in its review of the application before it, then BFC and BFSB shall, upon UPC's written request, extend the Closing Date until such time as all Government Approvals have been obtained and any stipulated waiting periods have expired;

                          (d)     By either UPC, INTERIM or BFC, upon written
notice to the other Party, upon denial of any Governmental Approval necessary for the consummation of the Merger (or should such approval be conditioned upon a substantial deviation from the transactions contemplated); provided, however,
                                                             --------  -------
that either UPC or BFC may, upon written notice to the other, extend the term of this Reorganization Agreement for only one sixty (60) day period to prosecute diligently and overturn such denial, provided that such denial has
                                               --------
been appealed within ten (10) business days of the receipt thereof;

                          (e)     By UPC or INTERIM in the event the conditions
set forth in Sections 8.2 or 8.3 are not satisfied in all material respects as of the Closing Date, or by BFC if the conditions set forth in Section 8.1 or
8.3 are not satisfied in all material respects as of the Closing Date, and such failure has not been waived prior to the Closing;

                          (f)     By UPC or INTERIM in the event that there
shall have been, in UPC's good faith opinion, a material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 74 or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of BFC or BFSB taken as a whole, or upon the occurrence of any event or circumstance which may have the effect of limiting or restricting UPC's voting power or other rights normally enjoyed by the registered holders of the BFC Common Stock which are the subject of the instant transaction;

                          (g)  By UPC, INTERIM or BFC in the event that
there shall have been a material breach of any obligation of the other Party hereunder and such breach shall not have been remedied within thirty (30) days after receipt by the breaching Party of written notice from the other Party specifying the nature of such breach and requesting that it be remedied;

                          (h)  By UPC or INTERIM should BFC or any BFC
Subsidiary enter into any letter of intent or agreement with a view to being acquired by or effecting a business combination with any other Person; or any agreement to merge, to consolidate, to combine or to sell a material portion of its assets or to be acquired in any other manner by any other Person or to acquire a material amount of assets or a material equity position in any other Person, whether financial or otherwise;

                          (i)  By UPC or INTERIM should BFC or BFSB or any BFC
Subsidiary enter into any formal agreement, letter of understanding, memorandum or other similar arrangement with any bank regulatory authority establishing a formal capital plan requiring BFC or BFSB to raise additional capital or to sell a substantial portion of its assets; or

                          (j)  By BFC or BFSB in the event the Current Market
Price Per Share of the UPC Common Stock should be less than $24.00 per share of UPC Common Stock.

If a Party should elect to terminate this Reorganization Agreement pursuant to subsections (b), (c), (d), (e), (f), (g), (h), (i) or (j) of this Section 9.1, it shall give notice to the other Party, in writing, of its election in the manner prescribed in Section 10.1 ("Notices") of this Reorganization Agreement.

                 9.2      Effect of Termination.  In the event that this
                          ---------------------
Reorganization Agreement should be terminated pursuant to Section 9.1 hereof, all further obligations of the Parties under this Reorganization Agreement shall terminate without further liability of any Party to another; provided,
                                                                   --------
however, that a termination under Section 9.1 hereof shall not relieve any
- -------
Party of any liability for a breach of this Reorganization Agreement or for any misstatement or misrepresentation made hereunder prior to such termination, or be deemed to constitute a waiver of any





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 75 available remedy for any such breach, misstatement or misrepresentation.


                                   ARTICLE 10

                               GENERAL PROVISIONS

                 10.1       Notices.  Any notice, request, demand and other
                            -------
communication which either Party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission, addressed or transmitted to such other Party as follows:

If to BFC or BFSB:
                                  BANCFIRST Corporation.
                                  255 Grant Street, S.E.
                                  Post Office Box 1429
                                  Decatur, Alabama 35062
                                  Fax:  (205) 351-4307
                                  Attn: William D. Powell,  President and
                                              Chief Executive Officer

With a copy to:                   Breyer & Aguggia
                                  601 13th Street, N.W.
                                  Washington, D.C. 20005
                                  Fax:  (202) 737-7979
                                  Attn: John F. Breyer, Jr., Esq.

If to UPC or INTERIM:

                                  Union Planters Corporation
                                  P.O. Box 387 (mailing address)
                                  Memphis, Tennessee 38147


or                                7130 Goodlett Farms Parkway (deliveries)
                                  Memphis, Tennessee  38018
                                  Fax:  (901) 383-2877
                                  Attn: Jackson W. Moore, President
                                    Gary A. Simanson, Associate General Counsel

or to such other address as any Party hereto may hereafter designate to the other Parties in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 76

                 10.2       Assignability and Parties in Interest.  This
                            -------------------------------------
Reorganization Agreement shall not be assignable by any of the Parties hereto; provided, however, that UPC may assign, set over and transfer all, or any part
- --------  -------
of its rights and obligations under this Reorganization Agreement to any one or more of its present or future Affiliates. This Reorganization Agreement shall inure to the benefit of, and be binding only upon the Parties hereto and their respective successors and permitted assigns and no other Persons.

                 10.3       Governing Law.  This Reorganization Agreement shall
                            -------------
be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Tennessee, unless and to the extent that federal law controls. Any dispute arising between the Parties in connection with the transactions which are the subject of this Reorganization Agreement shall be heard in a court of competent jurisdiction located in Shelby County, Tennessee.

                 10.4       Counterparts.  This Reorganization Agreement may be
                            ------------
executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

                 10.5       Best Efforts.  BFC, BFSB, UPC and INTERIM each
                            ------------
agrees to use its best efforts to complete the transactions contemplated by this Reorganization Agreement in accordance with the terms and provisions of this Reorganization Agreement.

                 10.6       Publicity.  The Parties agree that press releases
                            ---------
and other public announcements to be made by any of them with respect to the transactions contemplated hereby shall be subject to mutual agreement. Notwithstanding the foregoing, each of the Parties hereto may respond to inquiries relating to this Reorganization Agreement and the transactions contemplated hereby by the press, employees or customers without any notice or further consent of the other Parties. Nothing in this Reorganization Agreement shall be construed to prohibit BFC or the Board of Directors of BFC from making any disclosure to the shareholders of BFC which in the judgement of the Board of Directors of BFC (as advised by counsel) may be required in connection with this Reorganization Agreement. BFC shall promptly notify UPC in writing of any such disclosure is made.

                 10.7       Entire Agreement.  This Reorganization Agreement,
                            ----------------
together with the Plan of Merger which is Exhibit A hereto, Certain Post Merger Agreements, the Schedules, Annexes, Exhibits and certificates required to be delivered hereunder and any amendments or addenda hereafter executed and delivered in





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 77 accordance with Section 10.9 hereof constitute the entire agreement of the Parties hereto pertaining to the transaction contemplated hereby and supersede all prior written and oral (and all contemporaneous oral) agreements and understandings of the Parties hereto concerning the subject matter hereof. The Schedules, Annexes, Exhibits and certificates attached hereto or furnished pursuant to this Reorganization Agreement are hereby incorporated as integral parts of this Reorganization Agreement. Except as provided herein, by specific language and not by mere implication, this Reorganization Agreement is not intended to confer upon any other person not a Party to this Reorganization Agreement any rights or remedies hereunder.

                 10.8       Severability.  If any portion or provision of this
                            ------------
Reorganization Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions hereof in such jurisdiction or rendering that or any other portions or provisions of this Reorganization Agreement invalid, illegal or unenforceable in any other jurisdiction.

                 10.9       Modifications, Amendments and Waivers.  At any time
                            -------------------------------------
prior to the Closing or termination of this Reorganization Agreement, the Parties may, solely by written agreement executed by their duly authorized officers:

                          (a)     extend the time for the performance of any of
the obligations or other acts of the other Party hereto;

                          (b)     waive any inaccuracies in the representations
and warranties made by the other Party contained in this Reorganization Agreement or in the Annexes, Schedules or Exhibits hereto or any other document delivered pursuant to this Reorganization Agreement;

                          (c)     waive compliance with any of the covenants or
agreements of the other Party contained in this Reorganization Agreement; and

                          (d)     amend or add to any provision of this
Reorganization Agreement or the Plan of Merger; provided, however, that no
                                                --------  -------
provision of this Reorganization Agreement may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest and expressly stating that it is an amendment to this Reorganization Agreement.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 78

                 10.10  Interpretation.  The headings contained in this
                        --------------
Reorganization Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Reorganization Agreement.

                 10.11  Payment of Expenses.  Except as set forth herein, UPC
                        -------------------
and BFC shall each pay its own fees and expenses (including, without limitation, legal fees and expenses) incurred by it in connection with the transactions contemplated hereunder.

                 10.12  Finders and Brokers.  UPC, INTERIM, BFC and BFSB
                        -------------------
represent and warrant to each other that they have employed no broker or finder in connection with the transactions described in this Reorganization Agreement under an arrangement pursuant to which a fee is, or may be due to such broker or finder as a result of the execution of this Reorganization Agreement or the closing of the transactions contemplated herein. This section shall survive the termination of this Reorganization Agreement.

                 10.13  Equitable Remedies.  The Parties hereto agree that, in
                        ------------------
the event of a breach of this Reorganization Agreement by BFC or BFSB, UPC and INTERIM will be without an adequate remedy at law by reason of the unique nature of BFC and BFSB. In recognition thereof, in addition to (and not in lieu of) any remedies at law which may be available to UPC and INTERIM, UPC, and INTERIM shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Reorganization Agreement by BFC or BFSB, and no attempt on the part of UPC or INTERIM to obtain such equitable relief shall be deemed to constitute an election of remedies by UPC or INTERIM which would preclude UPC or INTERIM from obtaining any remedies at law to which it would otherwise be entitled. BFC and BFSB covenant that they shall not contend in any such proceeding that UPC or INTERIM is not entitled to a decree of specific performance by reason of having an adequate remedy at law.

                 10.14  Attorneys' Fees.  If any Party hereto shall bring an
                        ---------------
action at law or in equity to enforce its rights under this Reorganization Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

                 10.15  Survival of Representations and Warranties.  All
                        ------------------------------------------
representations and warranties made by the Parties hereto or in any instrument or document furnished in connection herewith,





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 79 shall survive the Closing and any investigation at any time made by or on behalf of the Parties hereto and shall expire at the Effective Time of the Merger except as to any matter which is based upon willful fraud with respect to which the representations and warranties set forth in this Reorganization Agreement shall expire on the earlier of six months from the Effective Time of the Merger or the expiration of the applicable statutes of limitation. Nothing in this Section 10.15 shall limit BFC's, BFSB's, UPC's or INTERIM's rights or remedies for misrepresentations, breaches of this Reorganization Agreement or any other improper action or inaction by the other Party hereto prior to the its termination. All obligations, agreements, covenants and undertakings of the Parties hereto or to the Certain Post Merger Agreements to be performed either in whole or in part after the Effective Time of the Merger shall survive the Closing and shall not expire at the Effective Time of the Merger.

                 10.16  No Waiver.  No failure, delay or omission of or by any
                        ---------
Party in exercising any right, power or remedy upon any breach or default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Reorganization Agreement must be in writing and must be executed by the Parties to this Reorganization Agreement and shall be effective only to the extent specifically set forth in such writing.

                 10.17  Remedies Cumulative.  All remedies provided in this
                        -------------------
Reorganization Agreement, by law or otherwise, shall be cumulative and not alternative.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 80

          IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Reorganization Agreement or has caused this Reorganization Agreement to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, all as of the date first written above.



                                                   BANCFIRST CORPORATION



                                                   By:
                                                       -------------------------------
                                                         William D. Powell
                                                   Its:  President and Chief
                                                         Executive Officer

ATTEST:



- ------------------------------
Miles A. Wright, Secretary

                                                   BANKFIRST, a federal savings bank



                                                   By:
                                                       -------------------------------
                                                         William D. Powell
                                                   Its:  President and Chief
                                                         Executive Officer

ATTEST:



- ------------------------------
Miles A. Wright, Secretary





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 81

                                                   UNION PLANTERS CORPORATION



                                                   By:
                                                       -------------------------------
                                                          Jackson W. Moore
                                                   Its:   President

ATTEST:



- ------------------------------
J. F. Springfield, Secretary




                                                   BFC ACQUISITION COMPANY, INC.



                                                   By:
                                                       -------------------------------
                                                          Jackson W. Moore
                                                   Its:   President

ATTEST:



- ------------------------------
J. F. Springfield, Secretary





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 82

                                 PLAN OF MERGER                      EXHIBIT A

                        SETTING FORTH THE PLAN OF MERGER

                                       OF

                         BFC ACQUISITION COMPANY, INC.
                            (A DELAWARE CORPORATION)

                                 WITH AND INTO

                             BANCFIRST CORPORATION
                            (A DELAWARE CORPORATION)


         THIS PLAN OF MERGER ("Plan of Merger") is made and entered into as of the 27th day of January, 1994, by and between BANCFIRST CORPORATION ("BFC"), a corporation chartered and existing under the laws of the State of Delaware which is a registered savings and loan holding company and whose principal offices are located at 255 Grant Street, S.E. (Post Office Box 1429), Decatur, Morgan County, Alabama 35602; UNION PLANTERS CORPORATION ("UPC"), a corporation organized and existing under the laws of the State of Tennessee having its principal office at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018 and which is registered as a bank holding company under the Bank Holding Company Act; and BFC ACQUISITION COMPANY, INC. ("INTERIM"), a corporation chartered and existing under the laws of the State of Delaware, whose principal place of business is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, and which is a wholly-owned subsidiary of UPC. All of the authorized, issued and outstanding shares of capital stock of INTERIM are owned and held of record by UPC.

                                    PREAMBLE

         WHEREAS, UPC, INTERIM and BFC have entered into an Agreement and Plan of Reorganization dated as of the 27th day of January, 1994 ("Reorganization Agreement") to which this Plan of Merger is Exhibit A and is incorporated by reference as an integral part thereof providing for the merger of INTERIM with and into BFC (which would be the Surviving Corporation) and the acquisition of all of the BFC Common Stock outstanding immediately prior to the Effective Time of the Merger by UPC for the Consideration set forth in the Reorganization Agreement and this Plan of Merger; and




      PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

         WHEREAS, As provided in the Reorganization Agreement, UPC has caused INTERIM to join in this Plan of Merger by executing and delivering same; and

         WHEREAS, The Boards of Directors of UPC, INTERIM and BFC are each of the opinion that the interests of their respective corporations and their corporations' respective shareholders would best be served if INTERIM were to be merged with and into BFC, which would survive the Merger, on the terms and conditions provided in the Reorganization Agreement and in this Plan of Merger, and as a result of such Merger becoming effective, the Surviving Corporation would become a wholly-owned subsidiary of UPC.

         NOW, THEREFORE, in consideration of the covenants and agreements of the Parties contained herein, BFC, UPC and INTERIM hereby make, adopt and approve this Plan of Merger in order to set forth the terms and conditions for the merger of INTERIM with and into BFC (the "Merger").


                                   ARTICLE I.
                                  DEFINITIONS

         1.1 As used in this Plan of Merger and in any amendments hereto, all capitalized terms herein shall have the meanings assigned to such terms in the Reorganization Agreement unless otherwise defined herein.


                                   ARTICLE 2
                                 CAPITALIZATION

         2.1     BFC ACQUISITION COMPANY, INC..  The authorized capital stock
                 ------------------------------
of INTERIM consists of 1,000 shares of common stock having a par value of $.01 per share (the "INTERIM Common Stock") and no shares of preferred stock. As of the date of this Plan of Merger, 1,000 shares of INTERIM Common Stock are issued and outstanding, and no shares of INTERIM Common Stock are held by it as treasury stock. All such issued and outstanding shares of INTERIM Common Stock are owned beneficially and of record by UPC.

         2.2     BANCFIRST CORPORATION  The authorized capital stock of BFC
                 ---------------------
consists of 3,200,000 shares of common stock having a par value of $.01 per share (the "BFC Common Stock") and 400,000 shares of preferred stock having a par value of $.01 per share (the "BFC Preferred Stock). As of the date hereof, 1,784,193 shares of BFC Common Stock were issued and outstanding, no shares of BFC Common Stock were held by BFC as BFC Treasury Stock and no shares of BFC Preferred Stock were issued and outstanding.




       PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN REORGANIZATION

                                   ARTICLE 3
                                 PLAN OF MERGER

         3.1     Constituent Corporations.  The name of each constituent
                 ------------------------
corporation to the Merger is:

                         BFC ACQUISITION COMPANY, INC.
                                      and
                             BANCFIRST CORPORATION

         3.2     Surviving Corporation.  The Surviving Corporation shall be:
                 ----------------------
                             BANCFIRST CORPORATION

which as of the Effective Time of the Merger shall continue to be named:

                             BANCFIRST CORPORATION


         3.3     Terms and Conditions of Merger.  The Merger shall be
                 ------------------------------
consummated only pursuant to, and in accordance with this Plan of Merger and the Reorganization Agreement. Conditioned upon the satisfaction or waiver
(by the Party or Parties entitled to the benefit thereof) of all conditions precedent to consummation of the Merger, the Merger will become effective on the date and at the time (the "Effective Time of the Merger") of the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time and/or date as may be agreed upon by the parties and set forth in the Certificate of Merger. At the Effective Time of the Merger, INTERIM shall be merged with and into BFC which will survive the Merger, and the separate existence of INTERIM shall cease thereupon, and without further action, BFC shall thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of both BFC and INTERIM, whether of a public or private nature, and shall be subject to all of the liabilities, restrictions, disabilities, and duties of both BFC and INTERIM.

         3.4     Certificate of Incorporation.  At the Effective Time of the
                 ----------------------------
Merger, the Certificate of Incorporation of BFC, as in effect immediately prior to the Effective Time of the Merger, shall constitute the Certificate of Incorporation of BFC as the Surviving Corporation, unless and until the same shall be amended as provided by law and the terms of such Certificate of Incorporation.

         3.5     Bylaws.  At the Effective Time of the Merger, the Bylaws of
                 ------
BFC, as in effect immediately prior to the Effective Time of the Merger, shall continue to be its Bylaws as the Surviving Corporation, unless and until amended or repealed as




     PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION provided by law, its Certificate of Incorporation and such Bylaws.

         3.6     Directors and Officers.  The directors and officers of BFC in
                 ----------------------
office immediately prior to the Effective Time of the Merger shall continue to be the directors and officers of the Surviving Corporation, to hold office as provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or they shall be removed as provided therein.

         3.7     Name.  The name of BFC as the Surviving Corporation following
                 ----
the Merger, shall remain:

                             BANCFIRST CORPORATION

or such other name as BFC shall adopt.


                                   ARTICLE 4
                         DESCRIPTION OF THE TRANSACTION

         4.1     Conversion of the INTERIM Common Stock.  At the Effective Time
                 --------------------------------------
of the Merger, each share of $.01 par value common stock of INTERIM (the "INTERIM Common Stock") issued and outstanding immediately prior to the Effective Time of The Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted into and become one share of the issued and outstanding common stock of the Surviving Corporation.

         4.2     Conversion and Cancellation of Shares of BFC.  At the
                 --------------------------------------------
Effective Time of the Merger, each share of $.01 par value common stock of BFC issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted, exchanged and cancelled as provided in Section 4.3 hereof.

         4.3     Exchange of BFC Shares; Exchange Ratio.  At the Effective Time
                 --------------------------------------
of the Merger, the outstanding shares of BFC Common Stock held by the BFC Record Holders immediately prior to the Effective Time of the Merger shall, without any further action on the part of anyone, cease to represent any interest (equity, shareholder or otherwise) in BFC and shall automatically be converted exclusively into, and constitute only the right of the BFC Record Holders to receive in exchange for their shares of BFC Common Stock, whole shares of UPC Common Stock and a cash payment in settlement of any remaining fractional share of UPC





      PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

Common Stock in accordance with the terms and conditions of this Section 4.3. The shares of UPC Common Stock and the cash settlement of any remaining fractional share of UPC Common Stock deliverable by UPC to the BFC Record Holders pursuant to the terms of this Reorganization Agreement are sometimes collectively referred to herein as the "Consideration."

The number of shares of UPC Common Stock to be exchanged for each share of BFC Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be based on an exchange ratio (the "Exchange Ratio") as determined and set forth in this Section 4.3. The Exchange Ratio shall be determined as follows:

                                  (A)  In the event the Current Market Price
         Per Share of UPC Common Stock should be greater than or equal to $24.00 per share of UPC Common Stock, the Exchange Ratio shall be based on a fixed Exchange Ratio of 1.078 shares of UPC Common Stock for each share of BFC Common validly issued and outstanding immediately prior to the Effective Time of the Merger; and

                                  (B)  In the event the Current Market Price
         Per Share of UPC Common Stock should be less than $24.00 per share of UPC Common Stock, the Exchange Ratio shall be fixed at 1.078 shares of UPC Common Stock for each share or BFC Common Stock; provided, however,
                                                              --------  -------
         BFC shall have the right to either accept the fixed Exchange Ratio of
         1.078 or terminate the transaction in accordance with the terms and provisions of the Reorganization Agreement and this Plan of Merger, provided, further, in the event BFC should elect to terminate the
         --------  -------
         Reorganization Agreement and this Plan of Merger in accordance with this Section 4.3, UPC may, in its sole discretion, reinstate the Reorganization Agreement and this Plan of Merger and the transactions contemplated herein by increasing the number of shares of UPC Common Stock to be delivered by UPC to the BFC Record Holders hereunder (i.e. the Exchange Ratio) based on a fixed price of $25.87 per share of BFC Common Stock divided by the Current Market Price Per Share of UPC
                      ------- --
         Common Stock.

The Exchange Ratio as determined in this Section 4.3 shall be based on an aggregate of no more than 1,905,680 shares of BFC Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger and, for purposes of this paragraph, counting all unexercised BFC Stock Options issued and outstanding immediately prior to the Effective Time of the Merger as shares of BFC Common Stock so converted and exchanged; provided, however, that no
                                                --------  -------
fractional shares of UPC Common Stock shall be issued and if, after aggregating all of the shares of





       PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

UPC Common Stock to which a BFC Record Holder is entitled based upon the Exchange Ratio, there shall be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to the Mechanics of Payment of the Consideration set forth in Section
4.4 hereof, which shall be calculated based upon the Current Market Price Per Share of one (1) full share of UPC Common Stock.

                                  (i)      DEFINITION OF "CURRENT MARKET PRICE
         PER SHARE." The "Current Market Price Per Share" shall be the average closing price per share of the "last" real time trades (i.e., closing price) of the UPC Common Stock on the NYSE (as published in The Wall
                                                                     ---------
         Street Journal) for each of the ten (10) NYSE general market trading
         --------------
         days next preceding the Closing Date on which the NYSE was open for business (the "Pricing Period"). In the event the UPC Common Stock does not trade on one or more of the trading days during the Pricing Period (a "No Trade Date"), any such No Trade Date shall be disregarded in computing the average closing price per share of UPC Common Stock and the average shall be based upon the "last" real time trades and number of days on which the UPC Common Stock actually traded during the Pricing Period.

                                  (ii) EFFECTS OF APPRAISAL RIGHTS ON THE
         EXCHANGE RATIO. The Exchange Ratio shall be unaffected by Appraisal Rights as granted under Delaware law because the BFC Common Stock is listed for trading on the AMEX, which is a "national securities exchange" as defined in rules promulgated by the SEC pursuant to the 1934 Act, and therefore, pursuant to Delaware Code Section 8-503-262, no BFC Record Holder may assert Appraisal Rights in connection with the Merger or the transactions contemplated in this Reorganization Agreement.

                                  (iii) EFFECT OF STOCK SPLITS, REVERSE STOCK
         SPLITS, STOCK DIVIDENDS AND SIMILAR CHANGES IN THE CAPITAL OF BFC. Should BFC effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Reorganization Agreement but prior to the Effective Time of the Merger, the Exchange Ratio shall be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes subject to BFC Board of Directors approval.

         4.4     Mechanics of Payment of the Consideration.  As soon as
                 ------------------------------------------
reasonably practicable, but in any event no more than five (5) Business Days after the Effective Time of the Merger, the Corporate Trust Department of Union Planters National Bank,





      PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REOGRANIZATION

Memphis, Tennessee (the "Exchange Agent") shall deliver to each of the BFC Record Holders such materials and information as may be deemed necessary by the Exchange Agent to advise the BFC Record Holders of the procedures required for proper surrender of their certificates evidencing and representing shares of the BFC Common Stock in order for the BFC Record Holders to receive the Consideration. Such materials shall include, without limitation, a Letter of Transmittal, an Instruction Sheet, and a return mailing envelope addressed to the Exchange Agent (collectively the "Shareholder Materials"). All Shareholder Materials shall be sent by United States mail to the BFC Record Holders at the addresses set forth on a certified shareholder list to be delivered by BFC to UPC at the Closing (the "Shareholder List") and shall also be made available at the Corporate Trust Department offices of the Exchange Agent. As soon as reasonably practicable thereafter, the BFC Record Holders of all of the outstanding shares of BFC Common Stock, shall deliver, or cause to be delivered, by United States Postal Service, hand delivery or any other means of delivery selected by such BFC Record Holders, to the Exchange Agent, pursuant to the Shareholder Materials, the certificates evidencing and representing all of the shares of BFC Common Stock which were validly issued and outstanding immediately prior to the Effective Time of the Merger, and the Exchange Agent shall take prompt action to process such certificates formerly evidencing and representing shares of BFC Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which may be necessary to remedy any defects). Upon receipt of the proper submission of the certificate(s) formerly representing and evidencing ownership of the shares of BFC Common Stock, the Exchange Agent shall, on or prior to the 30th day after the Effective Time of the Merger, mail to the former BFC Shareholders in exchange for the certificate(s) surrendered by them, the Consideration to be paid for each such BFC Shareholder's shares of BFC Common Stock evidenced by the certificate or certificates which were cancelled and converted exclusively into the right to receive the Consideration upon the Merger becoming effective. After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the shares of BFC Common Stock of a BFC Record Holder, subject to the provisions of this Section 4.4, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Consideration into which such BFC Record Holder's shares of BFC Common Stock were converted and aggregated at the Effective Time of the Merger. Unless and until the outstanding certificate or certificates, which immediately prior to the Effective Time of the Merger evidenced and represented the BFC Record Holder's BFC Common Stock shall have been surrendered as provided above, the Consideration payable to the BFC Record







     PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANINZATION

Holder(s) of the cancelled shares as of any time after the Effective Date shall not be paid to the BFC Record Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. Each BFC Shareholder will be responsible for all federal, state and local taxes which may be incurred by him on account of his receipt of the Consideration to be paid in the Merger. The BFC Record Holder(s) of any certificate(s) which shall have been lost or destroyed may nevertheless, subject to the provisions of this Section, receive the Consideration to which each such BFC Record Holder is entitled, provided that each such BFC Record Holder shall deliver to UPC and to the Exchange Agent: (i) a sworn statement certifying such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to UPC and the Exchange Agent which has been duly executed by a corporate surety satisfactory to UPC and the Exchange Agent, indemnifying the Surviving Corporation, UPC, the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be for the account of the BFC Shareholder.

         4.5     Stock Transfer Books.  At the Effective Time of the Merger,
                 --------------------
the stock transfer books of BFC shall be closed and no transfer of shares of BFC Common Stock shall be made thereafter.

         4.6     Effects of the Merger.  At the Effective Time of the Merger,
                 ---------------------
the separate existence of INTERIM shall cease, and INTERIM shall be merged with and into BFC which, as the Surviving Corporation, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of both BFC and INTERIM.

         4.7     Transfer of Assets.  At the Effective Time of the Merger, all
                 ------------------
rights, assets, licenses, permits, franchises and interests of BFC and INTERIM in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, and to choses in action shall be deemed to be vested in BFC as the Surviving Corporation by virtue of the Merger and without any deed or other instrument or act of transfer whatsoever.

         4.8     Assumption of Liabilities.  At the Effective Time of the
                 -------------------------
Merger, the Surviving Corporation shall become and be liable for all debts, liabilities, obligations and contracts of INTERIM as well as those of the Surviving Corporation, whether the same




      PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of INTERIM or the Surviving Corporation.

         4.9     Appraisal Rights of BFC Shareholders.  Pursuant to the
                 ------------------------------------
provisions of Section 8-503-262 of the Delaware Code, BFC Shareholders shall not be entitled to assert Appraisal Rights in connection with the Merger or to seek those appraisal remedies afforded by the Delaware Code because the BFC Common Stock is listed for trading on the AMEX, which is a "national securities exchange" as defined in rules promulgated by the SEC pursuant to the 1934 Act, and therefore, pursuant to Delaware Code Section 8- 503-262, no BFC Record Holder may assert Appraisal Rights in connection with the Merger or the transactions contemplated in this Reorganization Agreement.

         4.10    Approvals of Shareholders of BFC and INTERIM.  In order to
                 --------------------------------------------
become effective, the Merger must be approved by the respective shareholders of BFC and of INTERIM at meetings to be called for that purpose by their respective Boards of Directors, or by their unanimous action by written consent complying fully with the laws of Delaware.

         4.11    BFC Stock Options.  In the event and to the extent that there
                 -----------------
are any BFC Stock Options validly issued and outstanding at the time of Closing, such BFC Stock Options shall at the Effective Time of the Merger automatically and without further action on the part of anyone be converted into options to purchase shares of UPC Common Stock on the same terms and conditions attributable to the BFC Stock Options to purchase shares of BFC Common Stock adjusted by and in accordance with the Exchange Ratio.


                                   ARTICLE 5

                             AMENDMENTS AND WAIVERS

                 5.1 AMENDMENTS. To the extent permitted by law, this Plan of Merger may be amended unilaterally by UPC and INTERIM as set forth in Section 10.9(d) of the Reorganization Agreement; provided, however, that the provisions
                                         --------  -------
of Section 4.3 of this Plan of Merger relating to the manner or basis upon which shares of BFC Common Stock will be converted into the exclusive right to receive the Consideration from UPC shall not be amended in such a manner as to reduce the amount of the Consideration payable to the BFC Record Holders determined as provided in Section 4.3 of this Plan of Merger nor shall this Plan of Merger be amended to permit UPC to utilize assets other than cash or good funds to





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                                   PAGE 91
make payment of the Consideration as provided in Section 3.1(e) of the Reorganization Agreement at any time after the Shareholders' Meeting without the requisite approval (except as provided for in the Reorganization Agreement) of the BFC Record Holders of the shares of BFC Common Stock outstanding, and that no amendment to this Plan of Merger shall modify the requirements of regulatory approval as set forth in Section 8.3(b) of the Reorganization Agreement.

                 5.2 AUTHORITY FOR AMENDMENTS AND WAIVERS. Prior to the Effective Time of the Merger, UPC and INTERIM, acting through their respective Boards of Directors or chief executive officers or presidents or other authorized officers, shall have the right to amend this Plan of Merger to postpone the Effective Time of the Merger to a date and time subsequent to the time of filing of the Plan of Merger with the Delaware Secretary of State, to waive any default in the performance of any term of this Plan of Merger by BFC, to waive or extend the time for the compliance or fulfillment by BFC of any and all of its obligations under this Plan of Merger, and to waive any or all of the conditions precedent to the obligations of UPC and INTERIM under this Plan of Merger, except any condition that, if not satisfied, would result in the violation of any law or applicable governmental regulation. Prior to the Effective Time of the Merger, BFC, acting through its Board of Directors or chief executive officer or president or other authorized officer, shall have the right to amend this Plan of Merger to postpone the Effective Time of the Merger to a date and time subsequent to the time of filing of the Plan of Merger with the Delaware Secretary of State, to waive any default in the performance of any term of this Plan of Merger by UPC or INTERIM, to waive or extend the time for the compliance or fulfillment by UPC or INTERIM of any and all of their obligations under this Plan of Merger, and to waive any or all of the conditions precedent to the obligations of BFC under this Plan of Merger except any condition that, if not satisfied, would result in the violation of any law or applicable governmental regulation.


                                   ARTICLE 6
                                 MISCELLANEOUS

                 6.1 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by registered or certified mail, postage pre-paid to the persons at the addresses set forth below (or at such other addresses or facsimile numbers as may hereafter be designated as provided below), and shall be deemed to have been delivered as of the date received by the Party to which, or to whom it is addressed:





      PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

If to UPC or INTERIM:

                                  Union Planters Corporation
                                  P.O. Box 387 (mailing)
                                  Memphis, Tennessee  38147

                                  7130 Goodlett Farms Parkway (deliveries)
                                  Memphis, Tennessee  38018
                                  Fax:  (901) 383-2877
                                  Attn: Mr. Jackson W. Moore, President
                                        Gary A. Simanson,
                                        Associate General Counsel

If to BFC:                        BANCFIRST Corporation
                                  255 Grant Street, S.E.
                                  (P.O. Box 1429)
                                  Decatur, Alabama 35602
                                  Fax:  (205) 351-4307
                                  Attn: Mr. William D. Powell
                                        President and Chief Executive Officer

With a copy to:                   Breyer & Aguggia
                                  601 13th Street, N.W.
                                  Washington, D.C. 20005
                                  Fax:  (202) 737-7979
                                  Attn: John F. Breyer, Jr., Esq.

or at such other address as shall be furnished in writing by any of the Parties to the others by notice given as provided in this section 6.1.

                 6.2 GOVERNING LAW. Except to the extent federal law shall be controlling, this Plan of Merger shall be governed by and construed and enforced in accordance with the laws of the State of Delaware with respect to those provisions of this Plan of Merger expressly required by Delaware law to be included in this Plan of Merger, disregarding, however, the Delaware conflicts of laws rules. In all other instances, this Plan of Merger shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee disregarding, however, the Tennessee conflicts of laws rules.

                 6.3 CAPTIONS. The Captions heading the Sections in this Plan of Merger are for convenience only and shall not affect the construction or interpretation of this Plan of Merger.

                 6.4 COUNTERPARTS. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.




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                                   PAGE 93

         IN WITNESS WHEREOF, each of the Parties has caused this Plan of Merger to be duly executed and delivered by its duly authorized officers as of the date first above written.


ATTEST:                                            UNION PLANTERS CORPORATION


- -------------------                                By: --------------------------
J. F. Springfield                                           Jackson W. Moore
Its:  Secretary                                    Its:     President




ATTEST:                                            BFC ACQUISITION COMPANY, INC.


- --------------------                               By:
                                                       ----------------------------
J. F. Springfield                                           Jackson W. Moore
Its:  Secretary                                    Its:     President





ATTEST:                                            BANCFIRST CORPORATION


- --------------------                               By:
                                                       ----------------------------
Miles A. Wright                                             William D. Powell
Its:  Secretary                                    Its:     President and
                                                            Chief Executive Officer





      PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

January 27, 1994


BANCFIRST Corporation
255 Grant Street, S.E.
Decatur, Alabama  35602

Gentlemen:

         We have today entered into an Agreement and Plan of Reorganization (the "Agreement") between Union Planters Corporation ("UPC"); BFC Acquisition Company, Inc., a wholly owned acquisition subsidiary of UPC; BANCFIRST Corporation ("BFC"); and BANKFIRST, a federal savings bank ("BFSB"). This letter is intended to set forth certain additional agreements and undertakings of each of the above parties and each of such parties agrees that this letter is an integral part of the Agreement (as referred to in Section 10.7 thereof) and is being entered into separately solely as an accommodation to UPC. All terms used herein without definition shall have the same meaning as ascribed in the Agreement.

         Accordingly, in consideration of the parties having entered into the Agreement and for other good and valuable considerations, the receipt of which is hereby acknowledged, it is hereby further agreed that:

         A. Employees.
            ---------

         1. Following the effective date of eligibility of BFC and BFSB employees to participate in all employee benefit plans of UPC, including all qualified pension, profit sharing, and stock bonus, and employee stock ownership plans and all employee welfare benefit plans, BFC and BFSB shall take such steps as are necessary to terminate the BFSB pension plan, provide for the merger of the BFSB 401(k) profit sharing plan with and into the UPC 401(k) profit sharing plan, and terminate its existing employee welfare benefit plans. Upon the termination of the BFSB pension plan, employees of BFC and BFSB who are participants in such pension plan will, to the extent provided by under the plan and by applicable law, become fully vested in and eligible to receive benefits under the plan and such plan will be fully funded by BFC or BFSB prior to termination to the extent required by applicable law. To the extent permitted by the plan and applicable law, BFC shall distribute all vested accrued benefits to plan participants as soon as reasonably practicable following the termination of the BFSB pension plan in the manner required by applicable law. BFC and BFSB shall obtain such regulatory determinations regarding the termination or merger of any

BANCFIRST Corporation
January 27, 1994
Page 2

tax-qualified plan as may be appropriate to insure the qualified status of such plans (and related trusts) under the Internal Revenue Code. Upon the election of any participant, any vested accrued benefit under any retirement plan sponsored by BFC may be transferred to UPC's 401(k) profit sharing plan or, at the election of the participant, to any other plan of UPC that is permitted to accept a transfer from another qualified retirement plan.

                 Following the Merger and, in any event, no later than January 1, 1995, employees of BFC or BFSB shall be eligible to receive group hospitalization, medical, life, disability, and other employee welfare benefits no less than those provided to other employees of UPC holding comparable positions.

                 Following the Merger and, in any event, no later than January 1, 1995, employees of BFC and BFSB shall be entitled to participate, to the same extent and on the same terms as the employees of UPC, in any qualified pension, profit sharing, stock bonus plans, and employee stock ownership plans in effect at such time for employees of UPC. Employees of BFC and BFSB shall receive service credit from their hire date of employment at BFC and BFSB for purposes of eligibility and vesting requirements under UPC's employee benefit plans. UPC shall provide full coverage under its group medical, disability, and life insurance plans for pre-existing medical conditions (to the extent such condition is currently covered under the BFC or BFSB plan, and such condition would be covered under UPC's plan if it were not preexisting).

                 Following the Merger, all previously accrued vacation, holiday, sick, personal or other leave of BFC or BFSB employees shall be credited to such employees and be available for use upon such terms as local management may provide.

                 Notwithstanding anything in this paragraph A(1) to the contrary, no rights or vesting in any stock plan of BFC or BFSB, including any stock option plan, shall be accelerated or modified in contravention of the accounting rules necessary to account for the Merger under the "pooling of interests" method of accounting.

         2. Any changes in personnel within one year of the Merger will be subject to the approval of BFSB's current Chief Executive Officer, Mr. William
D. Powell. Subject to the provisions of paragraph A(3), all employees who are continued in the employ of BFC or BFSB shall retain their current titles and position with BFC or BFSB during any period of service with BFC or BFSB following the Merger, except as otherwise provided for herein. Following the Merger, the salary and bonus of all employees, other than Mr. Powell, shall be determined annually or as otherwise determined by the local management or board of directors of BFC or BFSB, as appropriate, without prior approval by UPC.
Mr. Powell's initial salary shall be determined in accordance with the terms of his employment agreement with UPC. Thereafter, Mr. Powell's salary and bonus shall be determined no less frequently than annually by the management of UPC. Following the Merger, all perquisites or similar

BANCFIRST Corporation
January 27, 1994
Page 3

benefits currently provided to Mr. Powell and other employees of BFC or BFSB, including, but not limited to, the use of employer-owned automobiles (as assigned to employees by the Chief Executive Officer of BFSB), expense accounts, free checking, professional or club memberships or dues, vacation leave, sick leave, incentive bonuses and personal leave, shall continue to be provided at the discretion of, and to the extent authorized by the Board of Directors of BFC and BFSB, respectively, without prior approval by UPC. Following the Merger, all matters relating to personnel, including the hiring of, assignment of positions and titles to, and retention of, employees in the normal course of business, shall be determined by the local management of BFC or BFSB, as appropriate, without prior approval by UPC.

         3. UPC will provide severance payments to employees of BFC and BFSB (other than employees whose severance benefits are provided for in written employment agreements) whose employment is terminated within two years (2) years after the Effective Date due to job reductions initiated at the request of UPC and not in the ordinary course of business by BFC or BFSB consistent with the severance policies of UPC as set forth in Exhibit I attached hereto. All years of service of a terminated employee with BFC or BFSB prior to the Merger shall be counted for purposes of computing "Service" under the UPC severance schedule. Any employee terminated pursuant to this paragraph shall also be paid for all accrued but unused vacation days.

         B. Existing Employment Agreement.  UPC will cause BFC and BFSB to
            -----------------------------
honor its existing employment contracts with Mr. Powell and Mr. C. Raymond Duncan, Senior Vice President/Treasurer of BFC and BFSB, and UPC acknowledges and agrees that the Merger constitutes a Change of Control under the existing Employment Agreements. The payments due to Mr. Powell and Mr. Duncan upon the Closing Date are $389,774 and $230,765, respectively. In addition, following the Merger, Messrs. Powell and Duncan will continue to serve in their present capacities with BFC and BFSB and will be provided with new employment contracts in the form attached as Exhibit II. BFC, BFSB, and UPC will enter into separate agreements to provide for the payment of supplemental retirement benefits to Messrs. Powell and Duncan in the form attached hereto as Exhibit III.

         C.      Stock Options.
                 -------------

                 1. In connection with the Merger, Messrs. Powell and Mr. Duncan shall receive 10,000 and 5,000 options, respectively, to purchase shares of UPC's common stock upon the terms set forth in their respective employment agreements with UPC and the UPC 1992 Nonqualified Stock Plan. Senior Vice Presidents Wallace Terry, Miles Wright, and Richard Gowan will each receive stock options to purchase 1,500 shares of UPC's common stock, subject to the terms and conditions of the UPC 1992 Nonqualified Stock Plan.

BANCFIRST Corporation
January 27, 1994
Page 4

                 2. Following the merger, management personnel of BFC and BFSB shall be reviewed for possible grants of options to purchase UPC stock at such times and to the same extent and on the same conditions as management personnel at other affiliates of UPC, as determined by the Stock Option Committee of the Board of Directors of UPC.

         D.      Indemnification
                 ---------------

                 1. From and after the Effective Time of the Merger, UPC (including its successors) shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time of the Merger, an officer, director or employee of BFC or BFSB (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation (each a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole of in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of BFC or BFSB or any BFC subsidiary if such Claim pertains to any matter or fact arising, existing or occurring prior to the Effective Time of the Merger (including, without limitation, the Merger and other transactions contemplated by the Agreement), regardless of whether such Claim is asserted or claimed prior to, or at or after, the Effective Time of the Merger (the "Indemnified Liabilities") to the full extent permitted under applicable state or federal law in effect as of the date hereof or as amended applicable to a time prior to the Effective Time of the Merger and under BFC's Certificate of Incorporation and Bylaws and the BFSB's Federal Stock Charter and Bylaws (and UPC shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable state or federal law in effect as of the date hereof or as amended applicable to a time prior to the Effective Time of the Merger upon receipt of any undertaking required by applicable law). Any Indemnified Party wishing to claim indemnification hereunder upon learning of any Claim shall notify UPC (but the failure to notify UPC shall not relieve UPC from any liability which they may have hereunder except to the extent such failure prejudices UPC) and shall deliver to UPC the undertaking, if any, required by applicable law. The obligations of UPC hereunder shall continue in full force and effect, without any amendment thereto, for a period of not less than six years from the Effective Time of the Merger; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim.

                 2. From and after the Effective Time of the Merger, the directors, officers and employees of BFC or the BFSB who become directors, officers or employees of UPC or any of subsidiaries, (i) except for the indemnification rights set forth in paragraph (1) hereunder, shall have indemnification rights having prospective application only and (ii) shall be covered on a prospective basis by UPC's directors and officers liability insurance policy on a basis at least equal to the coverage provided to persons in similar positions at UPC and

BANCFIRST Corporation
January 27, 1994
Page 5

its subsidiaries. The prospective indemnification rights shall consist of such rights to which directors, officers and employees of UPC or its subsidiaries are entitled under the provisions of the Articles of Incorporation, or similar governing documents, of UPC and its subsidiaries, as in effect from time to time after the Effective Time of the Merger, as applicable, and provisions of applicable state and federal law as in effect from time to time after the Effective Time of the Merger.

                 3. The obligation of UPC provided under paragraphs (1) and (2) hereunder are intended to benefit, and be enforceable against UPC directly by, the Indemnified Parties, and shall be binding on all respective successors and assigns of UPC.

         E.      Continuation of Business.  UPC agrees to continue the separate
                 ------------------------
corporate existence and corporate name of BFC (or such corporate name as BFC may assume prior to, or upon, the Effective Time of the Merger) and BFSB as subsidiaries of UPC for a period of three (3) years and provide the operation of BFC and BFSB as community banks within UPC's corporate structure. Further, UPC agrees to continue all existing branches of BFSB for a period of at least one (1) year.

         F.      Boards of Directors of BFC and BFSB.
                 -----------------------------------

                 1. The Boards of Directors of BFC and BFSB following the Effective Time of the Merger shall consist of those persons serving as directors immediately prior to such effective time and each such person shall continue to serve as a director for the remainder of the term for which he was elected in accordance with law and the BFC's and BFSB's Charter and Bylaws. Thereafter, UPC agrees that each such person shall be reelected director for at least one (1) additional three (3) year term regardless of any otherwise applicable age-related requirement; provided, however, each director shall be eligible for reelection only if (i) he continues to qualify to serve as a director, (ii) he is not permanently incapacitated and unable to serve as a director, (iii) he continues to adequately perform his services as a director and (iv) UPC has not determined that the BFSB has failed to meet the general performance standards of other UPC banking subsidiaries. The fees paid to the directors of the BFSB following the Effective Time of the Merger shall be at least the same amount paid to the directors immediately prior to such time and such fees may be increased from time to time by action of the Board. All of the Saving Bank's directors shall be eligible to receive such fees other than persons who serve in day to day management positions with the BFSB.

                 2. To further the development of business opportunities for BFC and BFSB, the Board of BFC or BFSB may, from time to time, authorize the creation of advisory boards thereto, provide for the appointment of advisory directors, and establish an incentive compensation program for such advisory directors.

BANCFIRST Corporation
January 27, 1994
Page 6

         G.      Management of BFC and BFSB.  As of the effective date of the
                 --------------------------
Merger and subject to the authority of local management as provided under paragraph A(2), and without implying a contractual right of employment on the part of any employees of BFSB other than Messrs. Powell and Duncan, Exhibit IV sets forth the positions that key management employees of BFC and BFSB will have following the Merger and the location of their employment.

         H.      Officer and Director Loans.  Subject to restrictions of
                 --------------------------
applicable regulations and law, the loans from BFSB currently held by officers and directors and employees of BFSB will not be affected by the Merger.

         I.      Post Merger Securities Filings.  UPC shall use its best
                 ------------------------------
efforts to ensure that not later than twenty (20) days following the end of the first calendar quarter in which UPC and BFC have completed thirty (30) days of combined post acquisition operations, UPC will publish financial results containing the combined UPC and BFC results of operations.

BANCFIRST Corporation
January 27, 1994
Page 7

         Upon execution of this letter (or counterparts thereof) by the parties hereto, this letter shall constitute an agreement between the parties to be enforceable following the Effective Time of the Merger by either party hereto or any other party who is intended to be benefitted hereunder.


                                           UNION PLANTERS CORPORATION



                                           By:
                                              -----------------------------

                                           BFC ACQUISITION COMPANY, INC.



                                           By:
                                              -----------------------------

                                           BANCFIRST CORPORATION



                                           By:
                                              -----------------------------

                                           BANKFIRST, A FEDERAL
                                           SAVINGS BANK



                                           By:
                                              -----------------------------

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, made effective as of                    1994, by and
                                             --------------------
between BANCFIRST CORPORATION ("BFC"), BANKFIRST, A FEDERAL SAVINGS BANK (the "Bank"), UNION PLANTERS CORPORATION ("UPC"), and WILLIAM D. POWELL (the "Executive"). (All references herein to the Bank include BFC, unless otherwise indicated).

         WHEREAS, the Executive has heretofore served as President and Chief Executive Officer of BFC and the Bank and is experienced in all phases of the business of the Bank;

         WHEREAS, BFC, the Bank, and UPC wish to be assured of the continued services of the Executive following the acquisition of BFC by UPC on the date first written above and the Executive is willing to serve in the employ of the Bank and BFC on a full-time basis; and

                 NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

         1.      Employment.  The Bank agrees to continue the Executive in its
                 ----------
employ, and the Executive agrees to remain in the employ of the Bank, for the period stated in paragraph 3 hereof and upon the other terms and conditions herein provided.

         2.      Position and Responsibilities.  The Bank shall employ the
                 -----------------------------
Executive and the Executive agrees to serve as President and Chief Executive Officer for the term and on the conditions hereinafter set forth. The Executive agrees to perform such services not inconsistent with his position as shall from time to time be assigned to him by the Board of Directors of the Bank.

         3.      Term and Duties
                 ---------------
                 (a)  Term of Employment.  The initial term of employment under
this Agreement shall be for the period commencing            1994 and ending
                                                 ------------
           1999.  Upon the expiration of the initial term of employment
- -----------
hereunder, the Executive's period of employment shall be extended for one (1) year unless 120 days prior to the expiration of the initial term of employment, the Bank gives notice to the Executive that the term will not be so extended. Thereafter, upon the expiration of any one-year extension, the term shall be extended for one (1) year unless 120 days prior to the expiration of such one year term, the Bank gives notice to Executive that the term will not be so extended.

                 (b)  Duties.  During the period of his employment
                      ------
hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Executive shall devote his business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, the Executive may, from time to time, serve, or continue to serve, on the boards of directors, of, and hold any other offices or positions in, companies or organizations, which do not present any material conflict of interest with the Employers, or unfavorably affect the performance of the Executive's duties pursuant to this Agreement, or will not violate any applicable statute or regulation.

         4.      Compensation and Reimbursement of Expenses.
                 ------------------------------------------
                 (a)  Compensation.  The Bank agrees to pay the Executive
                      ------------
during the term of this Agreement a salary at the rate of $150,000 per annum; provided, that the rate of such salary shall be reviewed by the management of UPC not less often than annually. Such rate of salary, or increased rate of salary, if any, as the case may be, may be further increased (but not decreased) from time to time in such amounts as the management of UPC in its discretion may decide. Such salary shall be payable in accordance with the customary payroll practices of the Bank, but in no event less frequently than monthly.

                 (b)  Bonuses.  The Executive shall be entitled to
                      -------
participate in an equitable manner in any incentive bonus plan or program maintained by UPC for senior executives of its subsidiaries. No other compensation provided for in this Agreement shall be deemed a substitute for the Executive's right to participate in such incentive bonus plan or program.

                 (c)  Reimbursement of Expenses.  The Bank shall pay or
                      -------------------------
reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in the performance of his obligations under this Agreement. The Bank further agrees to provide the Executive with the full-time use of an automobile of a make and model selected by the Executive, not more than two years' old and commensurate with his position during his period of employment and to reimburse the Executive for all initiation fees and dues associated with membership in professional, social, civic and service clubs which the Executive joins or has joined and which membership, in whole or part, furthers the interests of or promotes the interest of the Bank or assists the Executive in business relationships on behalf of the Bank.

         5.      Participation in Benefit Plans.
                 ------------------------------
                 (a) Except as otherwise provided in this Agreement, the payments provided in paragraphs 4, 7, and 9 hereof are in addition to any benefits to which the Executive may be, or may become, entitled under any general group hospitalization, health, dental care, or sick leave plan, life or other insurance or death benefit plan, or workmen's compensation, disability or social security, travel or accident insurance, or executive contingent compensation plan, including, without limitation, capital accumulation and termination pay programs, restricted stock or stock purchase plan, stock option plan, retirement income, tax-qualified retirement plan, supplemental pension plan (excess benefit plan), or other present or future group employee benefit plan or program of the Bank or UPC for which general employees of the Bank or UPC are or shall become eligible, and the Executive shall be eligible to receive during the period of his employment under this Agreement, and during any subsequent period for which he shall be entitled to receive payments from the Bank under paragraph 7 or paragraph 10, all fringe benefits and emoluments for which executive employees of the Bank and general employees of UPC are eligible under every such plan or program to the extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof.

                 (b) Following his termination of employment (for any reason) with the Bank and BFC at any time after attaining age 62, the Executive shall be entitled to receive all benefits generally provided to retirees by the Bank or UPC, including, but not limited to, retiree medical coverage for the Executive and his spouse under the UPC Group Medical Plan on the same terms as other UPC retirees but without regard to any "length of service" requirement to establish eligibility for such retiree medical coverage.

         6.      Vacation and Sick Leave.  At such reasonable times as the
                 -----------------------
Board of Directors of the Bank shall in its discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

                 (a) The Executive shall be entitled to annual vacation in accordance with the policies as periodically established by the Board of Directors of the Bank for senior management of the Bank, which shall in no event be less than three weeks per annum.

                 (b) The Executive shall not be entitled to receive any additional compensation from the Bank on account of his failure to take a vacation; nor shall he be entitled to accumulate unused vacation from one fiscal year to the next except to the extent authorized by the Board of Directors of the Bank.

                 (c) In addition to the aforesaid paid vacations, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Board of Directors of the Bank in its discretion may determine. Further, the Board may grant to the Executive a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board in its discretion may determine.

                 (d) In addition, the Executive shall be entitled to an annual sick leave as established by the Board of Directors of the Bank but in no event in an amount less than that provided for pursuant to the policy currently in effect as of the date of this Agreement. In the event any sick leave time shall not have been used during any year, such leave shall accrue to subsequent years only to the extent authorized by the Board.

                 (e) Upon termination of employment, the Executive shall be entitled to receive additional compensation from the Bank for unused sick leave or vacation time only to the extent provided under the general policies of the Bank.

         7.      Benefits Payable Upon Disability.
                 --------------------------------
                 (a)      Primary Disability Benefits.  In the event of the
                          ---------------------------
Disability (as hereinafter defined) of the Executive, the Bank shall continue to pay the Executive the monthly compensation provided in paragraph 4 hereof during the period of his disability provided, however, that in the event the Executive is disabled for a continuous period exceeding eighteen (18) calendar months, the Bank may, at its election, terminate the Agreement, in which event the Executive shall be entitled to receive the benefits described in paragraph 7(b).

                          As used in this Agreement, the term "disability"
shall mean the complete inability of the Executive to perform his duties under this Agreement as determined by an independent physician selected with the approval of the Bank and the Executive.

                 (b)      Secondary Disability Benefits.  In the event that the
                          -----------------------------
Bank elects to terminate this Agreement pursuant to Section 7(a), then in lieu of any other benefits the Executive would have been entitled to hereunder, the Bank shall pay to the Executive a monthly disability benefit equal to seventy
(70) percent of his monthly salary at the time he became disabled. Payment of such disability benefit shall commence on the last day of the month following the month for which the final payment under paragraph 7(a) was made and cease with the earlier of (i) the payment for the month in which the Executive dies or (ii) the payment for the month preceding the month in which the Executive attains age 65.

                 (c)      Disability Benefit Offset.  Any amounts payable under
                          -------------------------
paragraph 7(a) or 7(b) shall be reduced by any amounts paid to the Executive under any other disability program maintained by UPC in which the Executive participates; however, such payments shall not be reduced by the amount of any payments pursuant to social security and workmen's compensation.

                 (d)      Service During Disability.  During the period the
                          -------------------------
Executive is entitled to receive payments under paragraphs 7(a) and

(b), the Executive shall, to the extent that he is physically and mentally able to do so, furnish information and assistance to the Bank and UPC.

         8.      Grant of Stock Options.  Upon the effective date of this
                 ----------------------
Agreement, the Executive shall be granted 10,000 options to purchase UPC Stock (at the fair market value on such date) under the 1992 UPC Nonqualified Stock Plan ("Stock Plan") or any similar plan then maintained by UPC. Such options shall be issued in accordance with the terms of the Stock Plan and shall be exercisable over a five-year period as provided under the Stock Plan, but in any event, such options shall be fully exercisable no later than the date of the Executive's retirement. Following the Executive's retirement, such options shall remain exercisable for a period equal to the greater of (a) ninety (90) days from the date of the Executive's retirement or (b) the period specified by the Stock Option Committee of the Board of Directors of UPC.

         9.      Payments to the Executive Upon Termination of Employment.
                 --------------------------------------------------------
                 (a)      Event of Termination.  Upon the occurrence of an
                          --------------------
Event of Termination (as hereinafter defined) during the period of the Executive's employment under this Agreement, the provisions of this paragraph 9 shall apply. As used in this Agreement, an "Event of Termination" shall mean the termination of the Executive's employment hereunder for any reason other than "cause" or retirement at or after the normal retirement age under any qualified retirement plan(s) maintained by UPC or termination pursuant to Paragraph 7. A termination for "cause" shall include termination because of the Executive's personal dishonesty, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach or any provision of this Agreement. In the event of termination for cause the Executive shall have no right to receive compensation or other benefits for any period after such termination; provided, however, that, the Executive shall be entitled to receive all vested benefits as of the date of such termination.

                 (b)      Event of Termination Without Change of Control.  Upon
                          ----------------------------------------------
the occurrence of an Event of Termination other than after a Change of Control (as hereinafter defined), the Bank shall pay to the Executive monthly, or in the event of his subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as severance pay or liquidated damages, or both, during the period below described a sum equal to the highest monthly rate of salary paid to the Executive at any time under this Agreement. Such payments shall commence on the last day of the month following the date of said Event of Termination and shall continue until the date this Agreement would have expired but for said occurrence, with such occurrence being viewed as a determination by the Bank not to extend the Agreement as provided for in paragraph 3.

                 (c)      Event of Termination After Change of Control.  If,
                          --------------------------------------------
after a "Change of Control" (as hereinafter defined) of UPC, BFC, or the Bank, any of the parties hereto, or their successors or assigns, shall terminate the employment of the Executive during the period of employment under this Agreement for any reason other than "cause," as defined in paragraph 9(a), retirement at or after the normal retirement age under any tax-qualified retirement plan(s) maintained by UPC, termination pursuant to paragraph 7, or nonrenewal, or otherwise change the present capacity or circumstances in which the Executive is employed as set forth in paragraph 2 of this Agreement or cause a reduction in the Executive's responsibilities or authority or compensation or other benefits provided under this Agreement without the Executive's written consent, then the Executive, or his beneficiaries, dependents and estate, as the case may be, shall be entitled to the following:

                          (i)    The Executive shall receive a sum equal to
the total amount of the present value of 2.99 times the average annual compensation payable under this Agreement and includible by the Executive in gross income for the most recent five taxable years ending before the date on which the ownership or control of UPC, BFC, or the Bank changed. Such amount shall be payable to the Executive in a lump sum within ten (10) days of the occurrence of an Event of Termination under this paragraph 9(c).

                          (ii)   During a period of thirty-six (36)
calendar months beginning with the Event of Termination, the Executive, his dependents, beneficiaries and estate shall continue to be covered under all employee benefit plans of the Bank, BFC, or UPC, including, without limitation, any UPC tax-qualified retirement plans, as if the Executive was still employed during such period under this Agreement.

                          (iii)  If and to the extent that benefits or service
credit for benefits provided by paragraph 9(c)(ii) shall not be payable or provided under any such plans to the Executive, his dependents, beneficiaries and estate, by reason of his no longer being an employee of the Bank, as a result of termination of employment, UPC shall itself pay or provide for payment of such benefits and service credit for benefits to the Executive, his dependents, beneficiaries and estate. Any such payment relating to retirement shall commence on a date selected by the Executive which must be a date on which payments under any UPC tax-qualified retirement plan(s) may commence.

                          (iv)  The Executive shall not be required to mitigate
the amount of any payment provided for in this Agreement by seeking other employment or otherwise nor shall any amounts received from other employment or otherwise by the Executive offset in any manner the obligations of UPC hereunder.

                 (d)      Change of Control.  Paragraph 9(c) shall become
                          -----------------
operative upon the occurrence of a Change of Control of UPC, BFC, or the Bank. For purposes of this Agreement, "Change of Control" means the sale of substantially all of the assets of UPC, BFC, or the Bank, or the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Act")), or of record, of securities of UPC, BFC, or the Bank representing twenty-five percent (25%) or more in the aggregate voting power of UPC's, BFC's, or the Bank's then-outstanding Common Stock by any "person" (within the meaning of Sections 13(d) and 14(d) of the Act), including any corporation or group of associated persons acting in concert, other than (i) UPC or its subsidiaries and/or (ii) any tax-qualified employee stock ownership plan of UPC or its subsidiaries, including a trust established pursuant to any such plan; provided, that a Change of Control will not result from (A) a transfer of voting securities of UPC, BFC, or the Bank by a person who is the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the voting securities of the UPC, BFC, or the Bank (a "25 Percent Owner") to (i) a member of such 25 Percent Owner's lifetime or by will or the laws of descent and distribution;
(ii) any trust as to which the 25 Percent Owner or a member (or members) of his immediate family (within the meaning of Rule 16a-1(e) of the Act) is the beneficiary; (iii) any trust as to which the 25 Percent Owner is the settlor with sole power to revoke; (iv) any entity over which such 25 Percent Owner has the power, directly or in directly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; or (v) any charitable trust, foundation or corporation under Section 501(c)(3) of the Code which is funded by the 25 Percent Owner; or (B) the acquisition of voting securities of UPC, BFC, or the Bank, by either (i) a person who was a 25 Percent Owner on the effective date of the Agreement or (ii) a person, trust or other entity described in the foregoing clauses (A)(i)-(v) of this subsection; or (C) the spin-off or other distribution by UPC to its shareholders of the capital stock or assets of BFC or the Bank.

                 (e)      Suspension and Special Regulatory Rules.
                          ---------------------------------------

                          (i)  If the Executive is suspended and/or temporarily
prohibited from participating in the conduct of the Bank's affairs by a notice served under section 8(e)(3) or section (g)(1) of the Federal Deposit Insurance Act ("FDI Act"), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank shall (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

                          (ii)  If the Executive is removed and/or permanently
prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or section (g)(1) of the FDI Act, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order; however, no vested rights of the Executive shall be affected by such termination.

                          (iii)  If the Bank is in default (as defined in
section 3(x)(1) of the FDI Act), all obligations under this Agreement shall terminate as of the date of default; however, no vested rights of the Executive shall be affected by such termination.

                          (iv)  All obligations under this Agreement shall be
terminated, except to the extent that it may be determined that continuation of this Agreement is necessary for the continued operation of the Bank, (1) by the Director of the Office of Thrift Supervision ("OTS") or his or her designee at the time the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDI Act; or (2) the Director of OTS or his or her designee at any time the Director of OTS or his or her designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by the OTS to be in an unsafe or unsound condition. No vested rights of the Executive shall be affected by such action.

                 (f)      Termination of Employment of, or by, the Executive.
                          --------------------------------------------------
The Board of Directors of the Bank may terminate the employment of the Executive at any time; in the event of such termination, the provisions of this paragraph 9 shall fully apply. The Executive may terminate his service under this Agreement at any time upon three (3) months written notice to the Bank.
In the event of the Executive's voluntary termination of employment under this paragraph 9(f), the provisions of paragraph 9(a)-(e) shall not apply and the Executive shall be entitled to receive his salary, bonus, and other employee benefits through his date of termination and such termination shall be without prejudice to any other benefits as to which the Executive is vested.

         10.     Source of Payments; UPC Guarantee.  Except as to any payments
                 ---------------------------------
made pursuant to paragraph 9(c), all payments to the Executive under the terms of any provision of this Agreement shall be paid in cash from the general funds of the Bank, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. The Executive shall have no right, title, or interest whatever in or to any investments which the Bank may make to aid the Bank in meeting its obligations hereunder. The obligation of the Bank to make any payments or provide any benefits under this Agreement shall, in all events and without limitation, be guaranteed by UPC and its successors and assigns and such guarantee shall inure to the benefit of the Executive and his successors and assigns.

         11.     Confidential Information.  The Executive shall not, to the
                 ------------------------
detriment of the Bank, knowingly disclose or reveal to any authorized person any confidential information relating to the Bank, its subsidiaries or affiliates, or to any of the businesses operated by them, and the Executive confirms that such information constitutes the exclusive property of the Employers. The Executive shall not otherwise knowingly act or conduct himself
(i) to the material detriment of the Bank, or (ii) in a manner which is inimical or contrary to the interests thereof.

         12.     Federal Income Tax Withholding.  The Bank or UPC may withhold
                 ------------------------------
from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         13.     Effect of Prior Agreements.  This Agreement contains the
                 --------------------------
entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and the Executive; provided, however, that the Executive's right to payment under section 8(c) of that certain agreement between the Executive, the Bank, and BFC dated February 15, 1991 following the effective date of the merger of UPC and BFC is hereby acknowledged by UPC and shall not be affected by any provision of this Agreement.

         14.     Payment of Legal Expenses.  The Bank shall pay all legal fees
                 -------------------------
and expenses (as such fees and expenses are incurred) which the Executive may incur as a result of any action ultimately found in favor of the Executive contesting the validity or enforceability of this Agreement and the Executive shall be entitled to receive interest thereon for the period of any delay in payment from the date such payment was due at the rate determined by adding two hundred basis points to the six month Treasury Bill rate.

         15.     Consolidation, Merger, or Sale of Assets.  Nothing in this
                 ----------------------------------------
Agreement shall preclude UPC from (i) consolidating or merging into or with, or causing BFC or the Bank from consolidating or merging into or with or (ii) transferring all or substantially all of its assets or the assets of BFC or the Bank to, another corporation which assumes this Agreement and all obligations and undertakings of the UPC, BFC, and the Bank hereunder.

         16.     General Provisions.
                 ------------------

                 (a)      Nonassignability.  Neither this Agreement nor any
                          ----------------
right or interest hereunder shall be assignable by the Executive, his beneficiaries, or legal representatives without the Employers' prior written consent; provided, however, that nothing in this paragraph 16(a) shall preclude
(i) the Executive from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the Executors, administrators, or other legal representatives of the Executive or his estate from assigning any rights hereunder to the person or persons entitled thereto.

                 (b)      No Attachment.  Except as required by law, no right
                          -------------
to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

                 (c)      Binding Agreement.  This Agreement shall be binding
                          -----------------
upon, and inure to the benefit of, the Executive, BFC, the Bank, and UPC, and their respective permitted successors and assigns.

         17.     Modification and Waiver.
                 -----------------------

                 (a)      Amendment of Agreement.  This Agreement may not be
                          ----------------------
modified or amended except by an instrument in writing signed by the parties hereto.

                 (b)      Waiver.  No term or condition of this Agreement shall
                          ------
be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the specifically waived.

         18.     Severability.  If, for any reason, any provision of this
                 ------------
Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

         19.     Headings.  The headings of paragraph herein are included
                 --------
solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         20.     Applicable Law.  This Agreement has been executed and
                 --------------
delivered in the State of Alabama, and its validity, interpretation, performance, and enforcement shall be governed the laws of said State, except to the extent Federal law is governing. Any payment to the Executive hereunder shall be subject to and conditioned upon compliance with 12 U.S.C. #1828(k) and any regulations promulgated thereunder.

         IN WITNESS WHEREOF, BFC, the Bank, and UPC have caused this Agreement to be executed and their seals to be affixed hereunto by its officers thereunto duly authorized, and the Executive has signed this Agreement, all as of the day and year first above written.



ATTEST:                              BANCFIRST CORPORATION



- -------------                        BY:
                                        ----------------------------


ATTEST:                              BANKFIRST, A FEDERAL SAVINGS BANK



- -------------                        BY:
                                        ----------------------------------


ATTEST:                              UNION PLANTERS CORPORATION



- -------------                        BY:
                                        ---------------------------------






- -------------                         ------------------------------------
Witness                               William D. Powell


                       SUPPLEMENTAL RETIREMENT AGREEMENT


         THIS AGREEMENT entered into as of this      day of            , 1994,
                                                ----        -----------
by and between BANCFIRST CORPORATION ("BFC"); BANKFIRST, A FEDERAL SAVINGS BANK ("BFSB"); UNION PLANTERS CORPORATION ("UPC"); and WILLIAM D. POWELL (the "Executive"). (All references to BFSB shall include BFC, unless otherwise indicated.)

         WHEREAS, effective as of the date of this Agreement, BFC, and its subsidiaries, including BFSB, will be acquired by UPC pursuant to the terms of the Agreement and Plan of Reorganization between UPC and BFC dated
               , 1994 (the "Merger") and continue as subsidiaries of UPC; and
- ---------------
         WHEREAS, the Executive has been employed in the capacity of President and Chief Executive Officer, and serves as a member of the Board of Directors, of BFC and BFSB and is expected to continue to serve in these capacities following the Merger; and

         WHEREAS, the Executive's extensive knowledge and experience in the savings and loan industry is such that BFC, BFSB, and UPC wish to seek assurance of his continued service; and

         WHEREAS, the Merger will result in the termination of the Plan and the Executive's accrual of benefits thereunder will cease as of the date of such termination; and

         WHEREAS, BFC, BFSB, and UPC wish to establish this Agreement to provide the Executive with certain benefits upon his retirement or other termination of employment in recognition of the Executive's loss of retirement income as a result of the premature termination of the Plan;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree to this Agreement as follows:

                                   SECTION I

                                  DEFINITIONS
                                  -----------
         "Agreement" shall mean this agreement between the Executive, BFC, BFSB and UPC.

         "Disability" shall have the meaning set forth in, and be determined in accordance with, Paragraph 7 of the Employment Agreement.

         "Early Termination Benefit" shall mean the sum of (i) the vested accrued lump-sum benefit distributable to the Executive in the event of the termination of the Plan at any time prior to the Executive's normal retirement age (65) and (ii) the cumulative earnings attributable to the Executive's investment of the amount determined under clause (i) (assuming the transfer of such amount to an Individual Retirement Account and a six percent annual rate of return) during the period beginning on the date of distribution of such amount to the Executive following termination of the Plan and ending on the date the Executive attains age 65.

         "Employment Agreement" shall mean the Executive's employment agreement
dated                   , 1994, by and between, the Executive, UPC, BANCFIRST,
      ------------------
and BANKFIRST.

         "Lump Sum Amount" shall mean a sum equal to the Executive's estimated lump-sum benefit at normal retirement age under the Plan determined as of the date of Plan termination. Such sum shall be calculated by assuming that the Plan had not terminated prior to the Executive's normal retirement age under the Plan (age 65) and using (i) the assumptions stated in the Plan regarding the calculation of actuarially equivalent benefit forms and

(ii) the salary scale assumption used in connection with the preparation of the Plan actuarial report prepared for the plan year beginning prior to the date of termination.

             "Plan" shall mean the BANKFIRST Pension Plan and Trust

         "Surviving Spouse" shall mean the Executive's spouse on the date of his death, but shall not include a spouse from whom he is legally separated or divorced at the time of his death.

                                   SECTION II

                                    BENEFITS
                                    --------

         (a) In the event of the termination of the Plan prior to the date the Executive attains age 65, then (i) in the event of the Executive's termination of employment with BFSB on or after the date the Executive attains age 65 or
(ii) in the event of the Executive's death or disability while actively employed by BFSB, BFSB shall pay the Executive the following sum at the time specified in Section 2(c):

                 (1) The Executive's Lump Sum Amount less the Executive's Early Termination Benefit;

                          and

                 (2)      an amount determined as follows:

                                  $D times (R/(1-R)) = amount of payment

                                  For purposes of this formula, "D" shall equal the amount determined under Section 2(a)(1), and "R" shall equal the sum of the highest marginal federal, state, local, and withholding tax rates applicable to the Executive during the calendar year in which benefits are paid to the Executive under this Agreement.

         Any determination regarding the calculation of the Executive's Lump Sum or Early Termination Benefits shall be made by the Plan's actuary (as retained by BFSB or the Plan for the year in which such determination is made). Such determination shall be binding upon the parties to this Agreement.

         (b) In the event of the Executive's termination of employment with BFSB prior to age 65, other than by reason of death or disability, the amount determined under Section 2(a)(1) shall be reduced by 6.7 percent for each full year that the Executive's age at termination of employment is less than age 65.

         (c) The amount determined under Section 2(a) or 2(b) shall be payable within thirty (30) days after the date of the Executive's termination of employment with BFSB. In the event of the Executive's death prior to the date any payment is due under this Agreement, such amount shall be payable to the Executive's Surviving Spouse or, if none, his estate.

                                  SECTION III

                               SOURCE OF BENEFITS
                               ------------------

         All payments hereunder shall constitute an unfunded, unsecured promise by BFSB to provide such payments in the future, as and to the extent such benefits become payable. Benefits shall be paid from the general assets of BFSB, and no person shall, by virtue of this Agreement, have any interest in such assets (other than an unsecured creditor of BFSB). The obligation of BFSB to make any payments or provide any benefits under this Agreement shall, in all events and without limitation, be guaranteed by UPC and its successors and assigns and such guarantee shall inure to the benefit of the Executive and his successors and assigns. In the event BFC or UPC elect in their sole option to purchase life insurance on Executive payable to BFC or UPC to assist BFC and UPC in funding their obligations hereunder, Executive agrees to cooperate with BFC and UPC in obtaining life insurance payable to BFC and UPC to cover any or all of the benefits to be provided hereunder.


                                   SECTION IV

                                   ASSIGNMENT
                                   ----------
         Except as otherwise provided by this Agreement, it is agreed that neither the Executive nor his Surviving Spouse (if any) shall have any right to commute, sell, assign, transfer, encumber and pledge or otherwise convey the right to receive any benefits hereunder, which benefits and the rights thereto are expressly declared to be nonassignable and nontransferable.

                                   SECTION V

                            NO RETENTION OF SERVICES
                            ------------------------

         The benefits payable under this Agreement shall be independent of, and in addition to, any other employment agreement that may exist from time to time between the parties hereto, or any other compensation payable by BFSB to the Executive, whether salary, bonus, retirement income under employee benefit plans sponsored or maintained by UPC or BFSB, or otherwise. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto.

                                   SECTION VI

                                 REORGANIZATION
                                 --------------

         BFSB and UPC further agree that neither party will cease its business activities or terminate its existence without having made adequate provision for the fulfillment of its obligation hereunder.

                                  SECTION VII

                                   AMENDMENTS
                                   ----------
         This Agreement may be revoked or be amended in whole or in part only by a writing signed by all the parties hereto.

                                  SECTION VIII

                                 GOVERNING LAW
                                 -------------

         This Agreement shall be construed and governed in all respects under and by the laws of the State of Alabama. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                                   SECTION IX

                                    HEADINGS
                                    --------

         Headings and subheadings in this Agreement are inserted for convenience and reference only and constitute no part of this Agreement.

                                   SECTION X

                                  COUNTERPARTS
                                  ------------

         This Agreement may be executed in an original and any number of counterparts, each of which shall constitute an original of one and the same instrument.

                                   SECTION XI

                                     GENDER
                                     ------

         This Agreement shall be construed, where required, so that the masculine gender includes the feminine.

                                  SECTION XII

                                 EFFECTIVE DATE
                                 --------------

         This Agreement shall be effective as of the date first written above. The Agreement shall remain in effect until all amounts payable hereunder have been paid to the Executive, his Surviving Spouse, or his estate, as appropriate.

                                  SECTION XIII

                                 LEGAL EXPENSES
                                 --------------

         BFSB shall promptly reimburse all legal fees and expenses which the Executive may incur (as such fees and expenses are incurred) as a result of an action ultimately found in favor of the Executive brought by BFSB, UPC, or the Executive in which the validity or enforceability of this Agreement is at issue.

                                  SECTION XIV

                             SUCCESSORS AND ASSIGNS
                             ----------------------

         This Agreement shall be binding upon and inure to the benefit of BFC, BFSB, UPC, the Executive, and their successors and assigns.

         IN WITNESS WHEREOF, BFC, BFSB, and UPC have caused this Agreement to be signed in corporate name by a duly authorized officer, impressed with their corporate seal, and properly attested to, and the Executive has hereto set his hand, all on the day and year first above written.


ATTEST:                                    BANCFIRST CORPORATION



- --------------                             BY:
                                              -----------------------------------------

ATTEST:                                    BANKFIRST, A FEDERAL SAVINGS BANK


- --------------                             BY:
                                              -----------------------------------------


ATTEST:                                    UNION PLANTERS CORPORATION



- --------------                             BY:
                                              -----------------------------------------








- --------------                             -----------------------------------------
Witness                                     William D. Powell


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made effective as of                 , 1994, by and
                                             -----------------
between BANCFIRST CORPORATION ("BFC"), BANKFIRST, A FEDERAL SAVINGS BANK (the "Bank"), UNION PLANTERS CORPORATION ("UPC"), and C. RAYMOND DUNCAN (the "Executive"). (All references herein to the Bank include BFC, unless otherwise indicated).

         WHEREAS, the Executive has heretofore served as Senior Vice President/Treasurer of BFC and the Bank and is experienced in all phases of the business of the Bank;

         WHEREAS, BFC, the Bank, and UPC wish to be assured of the continued services of the Executive following the acquisition of BFC by UPC on the date first written above and the Executive is willing to serve in the employ of the Bank and BFC on a full-time basis; and

                 NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

         1.      Employment.  The Bank and BFC agree to continue the Executive
                 ----------
in its employ, and the Executive agrees to remain in the employ of the Bank, for the period stated in paragraph 3 hereof and upon the other terms and conditions herein provided.

         2.      Position and Responsibilities.  The Bank shall employ the
                 -----------------------------
Executive and the Executive agrees to serve as Senior Vice President/Treasurer of the Bank for the term and on the conditions hereinafter set forth. The Executive agrees to perform such services not inconsistent with his position as shall from time to time be assigned to him by the Board of Directors of the Bank.

         3.      Term and Duties
                 ---------------
                 (a)  Term of Employment.  The initial term of employment under
                      ------------------
this Agreement shall be for the period commencing            1994 and ending
                                                  ----------
           1997.  The said 36-month period of employment may be extended for an
- -----------
additional 12 full calendar months by action of the Board of Directors of the
Bank on         , 1995, and on each succeeding           thereafter
        --------                               ----------
respectively.

                 (b)      Duties.  During the period of his employment
                          ------
hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Executive shall devote his business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, the Executive may, from time to time, serve, or continue to serve, on the boards of directors, of, and hold any other offices or positions in, companies or organizations, which do not present any material conflict of interest with the Employers, or unfavorably affect the performance of the Executive's duties pursuant to this Agreement, or will not violate any applicable statute or regulation.

         4.      Compensation and Reimbursement of Expenses.
                 ------------------------------------------
                 (a)  Compensation.  The Bank agrees to pay the Executive
                      ------------
during the term of this Agreement a salary at the rate of $80,000 per annum; provided, that the rate of such salary shall be reviewed by the Board of Directors of the Bank not less often than annually. Such rate of salary, or increased rate of salary, if any, as the case may be, may be further increased (but not decreased) from time to time in such amounts as the Board in its discretion may decide. Such salary shall be payable in accordance with the customary payroll practices of the Bank, but in no event less frequently than monthly.

                 (b)  Bonuses.  The Executive shall be entitled to
                      -------
participate in an equitable manner in any incentive bonus plan or program maintained by the Bank for senior executives of the Bank and its subsidiaries. No other compensation provided for in this Agreement shall be deemed a substitute for the Executive's right to participate in such incentive bonus plan or program.

                 (c)  Reimbursement of Expenses.  The Bank shall pay or
                      -------------------------
reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in the performance of his obligations under this Agreement. The Bank further agrees to provide the Executive with the use of an automobile, and any other benefits which are commensurate with his position during his period of employment.

         5.      Participation in Benefit Plans.  The Executive shall be
                 ------------------------------
eligible to participate in any fringe benefits which may become applicable to the Bank's executive employees and any benefit plans or programs which are generally offered to employees of the Bank or subsidiaries of UPC, including any tax-qualified retirement programs and any group employee welfare benefit plans.

         6.      Vacation and Sick Leave.  At such reasonable times as the
                 -----------------------
Chief Executive Officer of the Bank shall in his discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

                 (a) The Executive shall be entitled to annual vacation in accordance with the policies as periodically established by the Board of Directors for senior management officials of the Bank, which shall in no event be less than three weeks per annum. The timing of vacations shall be scheduled in a reasonable manner by the Chief Executive Officer of the Bank.

                 (b) The Executive shall not be entitled to receive any additional compensation from the Bank on account of his failure to take a vacation; nor shall he be entitled to accumulate unused vacation from one fiscal year to the next except to the extent authorized by the Chief Executive Officer of the Bank.

                 (c) In addition to the aforesaid paid vacations, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Chief Executive Officer of the Bank in his discretion may determine. Further, the Chief Executive Officer of the Bank may grant to the Executive a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board of Directors of the Bank in its discretion may determine after consultation with the Chief Executive Officer.

                 (d) In addition, the Executive shall be entitled to an annual sick leave as established by the Board of Directors of the Bank for senior management officials of the Bank but in no event in an amount less than that provided for pursuant to the policy currently in effect as of the date of this Agreement. In the event any sick leave time shall not have been used during any year, such leave shall accrue to subsequent years only to the extent authorized by the Board of Directors.

                 (e) Upon termination of employment, the Executive shall be entitled to receive additional compensation from the Bank for unused sick leave or vacation time only to the extent provided under the general policies of the Bank.

         7.      Grant of Stock Options.  Upon the effective date of this
                 ----------------------
Agreement, the Executive shall receive a grant of 5,000 options to purchase UPC Stock (at the fair market value on such date) under the 1992 UPC Nonqualified Stock Plan ("Stock Plan") or any similar plan then maintained by UPC. Such options shall be issued in accordance with the terms of the Stock Plan and shall be exercisable over a five-year period as provided under the Stock Plan, but in any event, such options shall be fully exercisable no later than the date of the Executive's retirement. Following the Executive's retirement, such options shall remain exercisable for a period equal to the greater of (a) ninety (90) days from the date of the Executive's retirement or (b) the period specified by the Stock Option Committee of the Board of Directors of UPC.

         8.      Payments to the Executive Upon Termination of Employment.
                 --------------------------------------------------------
                 (a)      Event of Termination.  Upon the occurrence of an
                          --------------------
Event of Termination (as hereinafter defined) during the period of the Executive's employment under this Agreement, the provisions of this paragraph 8 shall apply. As used in this Agreement, an "Event of Termination" shall mean the termination of the Executive's employment hereunder for any reason other than "cause" or retirement at or after the normal retirement age under any tax-retirement plan maintained by UPC, or termination pursuant to paragraph 9. A termination for "cause" shall include termination because of the Executive's personal dishonesty, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach or any provision of this Agreement. In the event of termination for cause the Executive shall have no right to receive compensation or other benefits for any period after such termination; provided, however, that, the Executive shall be entitled to receive all vested benefits as of the date of such termination.

                 (b)      Event of Termination Without Change of Control.  Upon
                          ----------------------------------------------
the occurrence of an Event of Termination other than after a Change of Control (as hereinafter defined), the Bank shall pay to the Executive monthly, or in the event of his subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as severance pay or liquidated damages, or both, during the period below described a sum equal to the highest monthly rate of salary paid to the Executive at any time under this Agreement. Such payments shall commence on the last day of the month following the date of said Event of Termination and shall continue until the date this Agreement would have expired but for said occurrence, with such occurrence being viewed as a determination by the Bank not to extend the Agreement as provided for in paragraph 3.

                 (c)      Event of Termination After Change of Control.  If,
                          --------------------------------------------
after a "Change of Control" (as hereinafter defined) of UPC, BFC, or the Bank, any of the parties hereto, or their successors or assigns, shall terminate the employment of the Executive during the period of employment under this Agreement for any reason other than "cause," as defined in paragraph 8(a), retirement at or after the normal retirement age under any tax-qualified retirement plan(s) maintained by UPC, termination pursuant to paragraph 9, or otherwise change the present capacity or circumstances in which the Executive is employed as set forth in paragraph 2 of this Agreement or cause a reduction in the Executive's responsibilities or authority or compensation or other benefits provided under this Agreement without the Executive's written consent, then the Executive, or his beneficiaries, dependents and estate, as the case may be, shall be entitled to the following:

                          (i)        The Executive shall receive a sum equal to
the total amount of the present value of 2.99 times the average annual compensation payable under this Agreement and includible by the Executive in gross income for the most recent five taxable years ending before the date on which the ownership or control of UPC, BFC, or the Bank changed. Such amount shall be payable to the

Executive in a lump sum within ten (10) days of the occurrence of an Event of Termination under this paragraph 9(c).

                          (ii)       During a period of thirty-six (36)
calendar months beginning with the Event of Termination, the Executive, his dependents, beneficiaries and estate shall continue to be covered under all employee benefit plans of the Bank, BFC, or UPC, including without limitation, any UPC tax-qualified retirement plans, as if the Executive was still employed during such period under this Agreement.

                          (iii)      If and to the extent that benefits or
service credit for benefits provided by paragraph 8(c)(ii) shall not be payable or provided under any such plans to the Executive, his dependents, beneficiaries and estate, by reason of his no longer being an employee of the Bank as a result of termination of employment, UPC shall itself pay or provide for payment of such benefits and service credit for benefits to the Executive, his dependents, beneficiaries and estate. Any such payment relating to retirement shall commence on a date selected by the Executive which must be a date on which payments under any UPC tax-qualified retirement plan may commence.

                          (iv)       The Executive shall not be required to
mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise nor shall any amounts received from other employment or otherwise by the Executive offset in any manner the obligations of the Bank hereunder.

(d)      Change of Control.  Paragraph 8(c) shall become
         -----------------
operative upon the occurrence of a Change of Control of UPC, BFC, or the Bank. For purposes of this Agreement, "Change of Control" means the sale of substantially all of the assets of UPC, BFC, or the Bank, or the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Act")), or of record, of securities of UPC, BFC, or the Bank representing twenty- five percent (25%) or more in the aggregate voting power of UPC's, BFC's, or the Bank's then-outstanding Common Stock by any "person" (within the meaning of Sections 13(d) and 14(d) of the Act), including any corporation or group of associated persons acting in concert, other than (i) the UPC or its subsidiaries and/or
(ii) any tax-qualified employee stock ownership plan of UPC or of its subsidiaries, including a trust established pursuant to any such plan; provided, that a Change of Control will not result from (A) a transfer of voting securities of UPC, BFC, or the Bank by a person who is the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the voting securities of the UPC, BFC, or the Bank (a "25 Percent Owner") to (i) a member of such 25 Percent Owner's lifetime or by will or the laws of descent and distribution; (ii) any trust as to which the 25 Percent Owner or a member (or members) of his immediate family (within the meaning of Rule 16a-1(e) of the Act) is the beneficiary; (iii) any trust as to which the 25 Percent Owner is the settlor with sole power to revoke; (iv) any entity over which such 25 Percent Owner has the power, directly or in directly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; or (v) any charitable trust, foundation or corporation under Section 501(c)(3) of the Code which is funded by the 25 Percent Owner; or (B) the acquisition of voting securities of UPC, BFC, or the Bank, by either (i) a person who was a 25 Percent Owner on the effective date of the Agreement or (ii) a person, trust or other entity described in the foregoing clauses (A)(i)-(v) of this subsection; or (C) the spin-off or other distribution by UPC to its shareholders of the capital stock or assets of BFC or the Bank.

                 (e)      Suspension and Special Regulatory Rules.
                          ---------------------------------------
                          (i)  If the Executive is suspended and/or temporarily
prohibited from participating in the conduct of the Bank's affairs by a notice served under section 8(e)(3) or section (g)(1) of the Federal Deposit Insurance Act ("FDI Act"), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank shall (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

                          (ii)  If the Executive is removed and/or permanently
prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or section (g)(1) of the FDI Act, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order; however, no vested rights of the Executive shall be affected by such termination.

                          (iii) If the Bank is in default (as defined in
section 3(x)(1) of the FDI Act), all obligations under this Agreement shall terminate as of the date of default; however, no vested rights of the Executive shall be affected by such termination.

                          (iv)  All obligations under this Agreement shall be
terminated, except to the extent that it may be determined that continuation of this Agreement is necessary for the continued operation of the Bank, (1) by the Director of the Office of Thrift Supervision ("OTS") or his or her designee at the time the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDI Act; or (2) the Director of OTS or his or her designee at any time the Director of OTS or his or her designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by the OTS to be in an unsafe or unsound condition. No vested rights of the Executive shall be affected by such action.

                 (f)      Termination of Employment of, or by, the Executive.
                          --------------------------------------------------
The Board of Directors of the Bank may terminate the employment of the Executive at any time; in the event of such termination, the provisions of this paragraph 8 shall fully apply. The Executive may terminate his service under this Agreement at any time upon three (3) months written notice to the Bank.
In the event of the Executive's voluntary termination of employment under this paragraph 8(f), the provisions of this paragraph 8(a)-(e) shall not apply, and the Executive shall be entitled to receive his salary, bonus, and other employee benefits through his date of termination and such termination shall be without prejudice to any other benefits as to which the Executive is vested.

         9.      Disability.  If the Executive shall become disabled or
                 ----------
incapacitated to the extent that he is unable to perform the duties of Senior Vice President/Treasurer, he shall nevertheless continue to receive the following percentages of his compensation under Paragraph 2 of this Amended Agreement for the following periods of his disability: 100% for up to eighteen
(18) months, less any amount paid to the Executive under any other disability program maintained by the Bank. Upon returning to active full-time employment, the Executive's full compensation as set forth in this Agreement shall be reinstated. In the event that said Executive returns to active employment on other than a full-time basis, then his compensation (as set forth in Paragraph 2 of this Agreement) shall be reduced in proportion to the time spent in said employment. However, if the Executive is again unable to perform the duties of his position hereunder due to illness or other incapacity, he must have been engaged in active full-time employment for at least twelve (12) consecutive months immediately prior to such later absence or inability in order to qualify for the full or partial continuance of his salary under this Paragraph 10. If the Executive is disabled for a continuous period exceeding eighteen (18) calendar months, the Bank may, at its election, terminate the Agreement.

         10.     Confidential Information.  The Executive shall not, to the
                 ------------------------
detriment of the Employers, knowingly disclose or reveal to any authorized person any confidential information relating to the Bank, its subsidiaries or affiliates, or to any of the businesses operated by them, and the Executive confirms that such information constitutes the exclusive property of the Employers. The Executive shall not otherwise knowingly act or conduct himself
(i) to the material detriment of the Employers, their subsidiaries, or affiliates, or (ii) in a manner which is inimical or contrary to the interests thereof.

         11.     Federal Income Tax Withholding.  The Bank may withhold from
                 ------------------------------
any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         12.     Effect of Prior Agreements.  This Agreement contains the
                 --------------------------
entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and the Executive; provided, however, that the Executive's right to payment under section 8(c) of that certain agreement between the Executive and the Bank dated February 15, 1991 following the effective date of the merger of UPC and BFC is hereby acknowledged by UPC and shall not be affected by any provision of this Agreement.

         13.     Payment of Legal Expenses.  The Bank shall pay all legal fees
                 -------------------------
and expenses which the Executive may incur (as such fees and expenses are incurred) as a result of any action ultimately found in favor of the Executive contesting the validity or enforceability of this Agreement and the Executive shall be entitled to receive interest thereon for the period of any delay in payment from the date such payment was due at the rate determined by adding two hundred basis points to the six month Treasury Bill rate.

         14.     Consolidation, Merger, or Sale of Assets.  Nothing in this
                 ----------------------------------------
Agreement shall preclude UPC from consolidating or merging into or with, or transferring all or substantially all of its assets or the assets of BFC or the Bank to another corporation which assumes this Agreement and all obligations and undertakings of the UPC, BFC, and the Bank hereunder.

         15.     General Provisions.
                 ------------------
                 (a)      Nonassignability.  Neither this Agreement nor any
                          ----------------
right or interest hereunder shall be assignable by the Executive, his beneficiaries, or legal representatives without the Employers' prior written consent; provided, however, that nothing in this paragraph 15(a) shall preclude
(i) the Executive from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the Executors, administrators, or other legal representatives of the Executive or his estate from assigning any rights hereunder to the person or persons entitled thereto.

                 (b)      No Attachment.  Except as required by law, no right
                          -------------
to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

                 (c)      Binding Agreement.  This Agreement shall be binding
                          -----------------
upon, and inure to the benefit of, the Executive and the Bank and their respective permitted successors and assigns.

         16.     Modification and Waiver.
                 -----------------------
                 (a)      Amendment of Agreement.  This Agreement may not be
                          ----------------------
modified or amended except by an instrument in writing signed by the parties hereto.

                 (b)      Waiver.  No term or condition of this Agreement shall
                          ------
be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the specifically waived.

         17.     Severability.  If, for any reason, any provision of this
                 ------------
Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

         18.     Headings.  The headings of paragraph herein are included
                 --------
solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         19.     Applicable Law.  This Agreement has been executed and
                 --------------
delivered in the State of Alabama, and its validity, interpretation, performance, and enforcement shall be governed the laws of said State, except to the extent Federal law is governing. Any payment to the Executive hereunder shall be subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

         IN WITNESS WHEREOF, BFC, the Bank, and UPC have caused this Agreement to be executed and their seals to be affixed hereunto by its officers thereunto duly authorized, and the Executive has signed this Agreement, all as of the day and year first above written.



ATTEST:                              BANCFIRST CORPORATION



                                     BY:
- ---------------                         ----------------------------



ATTEST:                              BANKFIRST, A FEDERAL SAVINGS BANK



                                     BY:
- ---------------                         ----------------------------------


ATTEST:                              UNION PLANTERS CORPORATION



                                     BY:
- ---------------                         ---------------------------------






- -------------                           ------------------------------------
Witness                                 C. Raymond Duncan


                       SUPPLEMENTAL RETIREMENT AGREEMENT
                       ---------------------------------
         THIS AGREEMENT entered into as of this      day of            , 1994,
                                                ----       ------------
by and between BANCFIRST CORPORATION ("BFC"); BANKFIRST, A FEDERAL SAVINGS BANK ("BFSB"); UNION PLANTERS CORPORATION ("UPC"); and C. RAYMOND DUNCAN (the "Executive"). (All references to BFSB shall include BFC, unless otherwise indicated.)

         WHEREAS, effective as of the date of this Agreement, BFC, and its subsidiaries, including BFSB, will be acquired by UPC pursuant to the terms of the Agreement and Plan of Reorganization between UPC and BFC dated
               , 1994 (the "Merger") and continue as subsidiaries of UPC; and
- ---------------

         WHEREAS, the Executive has been employed in the capacity of Senior Vice President/Treasurer of BFC and BFSB and is expected to continue to serve in these capacities following the Merger; and

         WHEREAS, the Executive's extensive knowledge and experience in the savings and loan industry is such that BFC, BFSB, and UPC wish to seek assurance of his continued service; and

         WHEREAS, the Merger will result in the termination of the Plan and the Executive's accrual of benefits thereunder will cease as of the date of such termination; and

         WHEREAS, BFC, BFSB, and UPC wish to establish this Agreement to provide the Executive with certain benefits upon his retirement or other termination of employment in recognition of the Executive's loss of retirement income as a result of the premature termination of the Plan;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree to this Agreement as follows:

                                   SECTION I

                                  DEFINITIONS

         "Agreement" shall mean this agreement between the Executive, BFC, BFSB and UPC.

         "Early Termination Benefit" shall mean the sum of (i) the vested accrued lump-sum benefit distributable to the Executive in the event of the termination of the Plan at any time prior to the Executive's normal retirement age (65) and (ii) the cumulative earnings attributable to the Executive's investment of the amount determined under clause (i) (assuming the transfer of such amount to an Individual Retirement Account and a six percent annual rate of return) during the period beginning on the date of distribution of such amount to the Executive following termination of the Plan and ending on the date the Executive attains age 65.

         "Employment Agreement" shall mean the Executive's employment agreement
dated                   , 1994, by and between, the Executive, UPC, BANCFIRST,
      ------------------
and BANKFIRST.

         "Lump Sum Amount" shall mean a sum equal to the Executive's estimated lump-sum benefit at normal retirement age under the Plan determined as of the date of Plan termination. Such sum shall be calculated by assuming that the Plan had not terminated prior to the Executive's normal retirement age under the Plan (age 65) and using (i) the assumptions stated in the Plan regarding the calculation of actuarially equivalent benefit forms and (ii) the salary scale assumption used in connection with the preparation of the Plan actuarial report prepared for the plan year beginning prior to the date of termination.

         "Plan" shall mean the BANKFIRST Pension Plan and Trust.

         "Surviving Spouse" shall mean the Executive's spouse on the date of his death, but shall not include a spouse from whom he is legally separated or divorced at the time of his death.

         "UPC Plan Benefits" shall mean the lump-sum amount distributable to the Executive upon termination of employment with BFSB under all tax-qualified retirement plans of UPC ("UPC Plans") in which the Executive is a participant following the Merger.

                                   SECTION II

                                    BENEFITS
                                    --------
         (a) In the event of the termination of the Plan prior to the date the Executive attains age 65, then (i) in the event of the Executive's termination of employment with BFSB on or after the date the Executive attains age 65, BFSB shall pay the Executive the following sum at the time specified in Section 2(c):

                 (1) The Executive's Lump Sum Amount less the sum of the Executive's Early Termination Benefit and the Executive's UPC Plan Benefits;

                          and

                 (2)      an amount determined as follows:

                                     $D times (R/(1-R)) = amount of payment

                                     For purposes of this formula, "D" shall
                                     equal the amount determined under Section
                                     2(a)(1), and "R" shall equal the sum of
                                     the highest marginal federal, state,
                                     local, and withholding tax rates
                                     applicable to the Executive during the
                                     calendar year in which benefits are paid to the Executive under this Agreement.

         Any determination regarding the calculation of the Executive's Lump Sum or Early Termination Benefits shall be made by the Plan's actuary (as retained by BFSB or the Plan for the year in which such determination is made). Such determination shall be binding upon the parties to this Agreement.

         (b) In the event of the Executive's termination of employment with BFSB prior to age 65, the amount determined under Section 2(a)(1) shall be reduced by 6.7 percent for each full year that the Executive's age at termination of employment is less than age 65 for the first five such years and 3.3% for each year thereafter.

         (c) The amount determined under Section 2(a) shall be payable within thirty (30) days after the date of the Executive's termination of employment with BFSB. In the event of the Executive's death prior to the date any payment is due under this Agreement, such amount shall be payable to the Executive's Surviving Spouse or, if none, his estate.


                                  SECTION III

                               SOURCE OF BENEFITS
                               ------------------
         All payments hereunder shall constitute an unfunded, unsecured promise by BFSB to provide such payments in the future, as and to the extent such benefits become payable. Benefits shall be paid from the general assets of BFSB, and no person shall, by virtue of this Agreement, have any interest in such assets (other than an unsecured creditor of BFSB). The obligation of BFSB to make any payments or provide any benefits under this Agreement shall, in all events and without limitation, be guaranteed by UPC and its successors and assigns and such guarantee shall inure to the benefit of the Executive and his successors and assigns. In the event BFC or UPC elect in their sole option to purchase life insurance on Executive payable to UPC to assist UPC in funding its obligations hereunder, Executive agrees to cooperate with UPC in obtaining life insurance payable to UPC to cover any or all of the benefits to be provided hereunder.


                                   SECTION IV

                                   ASSIGNMENT
                                   ----------
         Except as otherwise provided by this Agreement, it is agreed that neither the Executive nor his Surviving Spouse (if any) shall have any right to commute, sell, assign, transfer, encumber and pledge or otherwise convey the right to receive any benefits hereunder, which benefits and the rights thereto are expressly declared to be nonassignable and nontransferable.

                                   SECTION V

                            NO RETENTION OF SERVICES
                            ------------------------
         The benefits payable under this Agreement shall be independent of, and in addition to, any other employment agreement that may exist from time to time between the parties hereto, or any other compensation payable by BFSB to the Executive, whether salary, bonus, retirement income under employee benefit plans sponsored or maintained by UPC or BFSB, or otherwise, except for those benefits received by Executive under the UPC Plan Benefits. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto.

                                   SECTION VI

                                 REORGANIZATION
                                 --------------
         BFSB and UPC further agree that neither party will cease its business activities or terminate its existence without having made adequate provision for the fulfillment of its obligation hereunder.

                                  SECTION VII

                                  AMENDMENTS
                                  ----------
         This Agreement may be revoked or be amended in whole or in part only by a writing signed by all the parties hereto.

                                  SECTION VIII

                                 GOVERNING LAW
                                 -------------
         This Agreement shall be construed and governed in all respects under and by the laws of the State of Alabama. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                                   SECTION IX

                                    HEADINGS
                                    --------
         Headings and subheadings in this Agreement are inserted for convenience and reference only and constitute no part of this Agreement.

                                   SECTION X

                                  COUNTERPARTS
                                  ------------
         This Agreement may be executed in an original and any number of counterparts, each of which shall constitute an original of one and the same instrument.

                                   SECTION XI

                                     GENDER
                                     ------
         This Agreement shall be construed, where required, so that the masculine gender includes the feminine.

                                  SECTION XII

                                 EFFECTIVE DATE
                                 --------------
         This Agreement shall be effective as of the date first written above. The Agreement shall remain in effect until all amounts payable hereunder have been paid to the Executive, his Surviving Spouse, or his estate, as appropriate.

                                  SECTION XIII

                                 LEGAL EXPENSES
                                 --------------
         BFSB shall promptly reimburse all legal fees and expenses which the Executive may incur (as such fees and expenses are incurred) as a result of an action ultimately found in favor of the Executive brought by BFSB, UPC, or the Executive in which the validity or enforceability of this Agreement is at issue.

                                  SECTION XIV

                             SUCCESSORS AND ASSIGNS
                             ----------------------
         This Agreement shall be binding upon and inure to the benefit of BFC, BFSB, UPC, the Executive, and their successors and assigns.

         IN WITNESS WHEREOF, BFC, BFSB, and UPC have caused this Agreement to be signed in corporate name by a duly authorized officer, impressed with their corporate seal, and properly attested to, and the Executive has hereto set his hand, all on the day and year first above written.


ATTEST:                                            BANCFIRST CORPORATION



- ----------------                                   BY:
                                                   -----------------------------------------

ATTEST:                                            BANKFIRST, A FEDERAL SAVINGS BANK



- ----------------                                   BY:
                                                   -----------------------------------------

ATTEST:                                            UNION PLANTERS CORPORATION



- ----------------                                   BY:
                                                   -----------------------------------------




- ----------------                                   -----------------------------------------
Witness                                            C. Raymond Duncan
